Exhibit 10.107
                       Lease Agreement for Store - Detroit

                                 INDEX TO LEASE
                                       (I)

                                                                                                                    Page
ARTICLE I - GRANT AND TERM
      Section 1.1           Leased Premises                                                                            1
      Section 1.2           Term                                                                                       2
      Section 1.3           Opening                                                                                    2
      Section 1.4           Late Opening                                                                               2

ARTICLE II - RENT AND DEPOSIT
      Section 2.1           Minimum Rent                                                                               3
      Section 2.2           Percentage Rent                                                                            3
      Section 2.3           Payments By Tenant                                                                         4
      Section 2.4           Security Deposit                                                                           4
      Section 2.5           Late Charge                                                                                5

ARTICLE III - PREPARATION OF LEASED PREMISES
      Section 3.1           Landlord's Work                                                                            5
      Section 3.2           Delivery and Possession                                                                    5
      Section 3.3           Tenant's Work                                                                              5
      Section 3.4           Alterations by Tenant                                                                      6
      Section 3.5           Removal by Tenant                                                                          7

ARTICLE IV - CONDUCT OF BUSINESS
      Section 4.1           Use and Trade Name                                                                         7
      Section 4.2           Operation of Business                                                                      7
      Section 4.3           Sign                                                                                       7
      Section 4.4           Tenant's Warranties                                                                        8
      Section 4.5           Storage and Office Space                                                                   8
      Section 4.6           Care of Premises                                                                           8
      Section 4.7           Notice by Tenant                                                                           8
      Section 4.8           Radius                                                                                     8

ARTICLE V - COMMON AREA
     Section 5.1            Use of Common Area                                                                         9
     Section 5.2            Common Area Maintenance Expenses                                                           9

ARTICLE VI - FEPAIRS AND MAINTENANCE
     Section 6.1            Repairs and Maintenance by Landlord                                                       10
     Section 6.2            Repairs and Maintenance by Tenant                                                         10

ARTICLE VII - TAXES
     Section 7.1            Tax Liability                                                                             11
     Section 7.2            Method of Payment                                                                         12


ARTICLE VIII - INSURANCE, INDEMNITY AND LIABILITY
      Section 8.1           Landlord's Insurance Obligations                                                          12
      Section 8.2           Tenant's Insurance Obligations                                                            12
      Section 8.3           Mutual Covenant                                                                           13
      Section 8.4           Covenant to Hold Harmless                                                                 13
      Section 8.5           Loss and Damage                                                                           14

ARTICLE IX - DESTRUCTION OF LEASED PREMISES
     Section 9.1            Continuance of Lease                                                                      14
     Section 9.2            Reconstruction                                                                            14

ARTICLE X - CONDEMNATION
     Section 10.1           Eminent Domain                                                                            15
     Section 10.2           Rent Apportionment                                                                        15
     Section 10.3           Temporary Taking                                                                          15

ARTICLE Xl - ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE

                                      (ii)

       Section 11.1          No Assignment, Subletting or Encumbering of Lease                                        15
       Section 11.2          Assignment or Sublet                                                                     16
       Section 11.3          Transfer of Landlord's Interest                                                          17

ARTICLE XII - SUBORDINATION, ATTORNMENT, FINANCING AND ESTOPPEL CERTIFICATE
      Section  12.1         Subordination                                                                             17
Section        12.2         Attornment                                                                                17
      Section   1 2.3       Financing                                                                                 17
      Section  12.4         Estoppel Certificate                                                                      17
      Section  12.5         Remedies                                                                                  18

ARTICLE XIII - ADVERTISING AND PROMOTION
      Section  13.1         Promotion Fund                                                                            18
      Section  13.2         Promotion Fund Contribution                                                               18
      Section  13.3         Advertisements                                                                            18
      Section  13.4         Network                                                                                   18

ARTICLE XIV - DEFAULT AND REMEDIES

      Section 14.1          Elements of Default                                                                       19
      Section 14.2          Landlord's Remedies                                                                       19
      Section 14.3          Bankruptcy                                                                                21
      Section 14.4          Additional Remedies and Waivers                                                           21
      Section 14.5          Landlord's Cure of Default                                                                21



ARTICLE XV - RIGHT TO ACCESS                                                                                          21

ARTICLE XVI - DELAYS                                                                                                  22

ARTICLE XVII - END OF TERM                                                                                            22

         Section 17.1      Return of Leased Premises                                                                  22
         Section 17.2         Holding Over                                                                            22


ARTICLE XVIII - COVENANT OF QUIET ENJOYMENT                                                                           22

ARTICLE XIX - UTILITIES                                                                                               22
      Section 19.1          Utilities                                                                                 22
      Section19.2           Electricity, Telephone and Gas                                                            23
      Section19.3           Trash and Garbage Removal                                                                 23
      Section19.4           Water and Sewer                                                                           23
      Section19.5           Grease Interceptors                                                                       23

ARTICLE XX - MISCELLANEOUS

     Section 20.01          Entire Agreement                                                                          23
     Section 20.02          Notices                                                                                   23
     Section 20.03          Successors                                                                                24
     Section 20.04          Liability of Landlord                                                                     24
     Section 20.05          Brokers                                                                                   24
     Section 20.06          Transfer of Landlord                                                                      24
     Section 20.07          No Partnership                                                                            24
     Section 20.08          Waiver of Counterclaims                                                                   24
     Section 20.09          Waiver of Jury Trial                                                                      24
     Section 20.10          Severability                                                                              24
     Section 20.11          No Waiver                                                                                 24
     Section 20.12          Consumer Price Index                                                                      24
     Section 20.13          Interest                                                                                  24
     Section 20.14          Excavation                                                                                25
     Section 20.15          Rules and Regulations                                                                     25
     Section 20.16          Financial Statements                                                                      25
     Section 20.17          General Rules of Construction                                                             25
     Section 20.18          Recording                                                                                 25
     Section 20.19          Effective Date                                                                            25
     Section 20.20          Headings                                                                                  25


EXHIBITS
        Exhibit                 Outline of Retail Development
        Exhibit                 Outline of Leased Premises
        Exhibit "A"             Relocation Zone
        Exhibit '1B"            Calculation of Gross Leasable Area
        Exhibit "C"             Landlord's Work - White Box
        Exhibit "C-i',          Utilities
        Exhibit "CC"            Central Air Conditioning Supply System
        Exhibit "D11            Tenant's Work - White Box
        Exhibit                 Sign Criteria
        Exhibit 1'F"            Commencement Date and Expiration Date Declaration


GUARANTYS

     THIS LEASE dated as of this day of by and between TAUBMAN AUBURN HILLS ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, the address of which is 200 East Long Lake Road, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200 (hereinafter referred to as "Landlord"), and TOYS INTERNATIONAL, INC., a California corporation, the address of which is 550 Rancheros Drive, San Marcos, CA 92069 (hereinafter referred to as "Tenant"). All payments, documents, notices, and any other item to be transmitted to Landlord shall be transmitted to Landlord's principal place of business at the address set forth in this paragraph.


                                   DATA SHEET

        The following references furnish data to be incorporated in the specified Sections of this Lease and shall be construed to incorporate all of the terms of the entire Section as stated in this Lease:

        (1)     Section 1.1:  Description of Leased Premises:

     Store number: M55 1 , consisting of approximately ten thousand (10,000) square feet of floor as shown on Exhibit "A".


        (2)     Section 1.2:  Term:

        Commencement Date:
        The earlier of (i) the later of (a) the Grand Opening, or (b) expiration of a sixty (60) day Fixturing Period following Possession Date (as defined in Section 3.2), or (ii) the date the are initially open for business to the public.

        Original Term: Ten (10) years

        Option Period: N/A



(3)   Section 2.1: Minimum Rent:
the date of the Delivery of Leased Premises

         From the Commencement Date and continuing through the third (3rd) year of the term, the sum of One Hundred ninety-five Thousand and 00/1 O0ths Dollars ($195,000.00) annually, payable in equal consecutive monthly installments of Sixteen Thousand Two Hundred Fifty and 00/100ths Dollars ($1 6,250.0O)each;

         Beginning with the fourth (4th) year and  continuing  through the sixth
         (6th) year of the term, the sum of Two Hundred Twenty Thousand and 00/1 O0ths Dollars ($220,000.00) annually, payable in equal consecutive monthly installments of Eighteen Thousand Three Hundred thirty-three and 33/1 O0ths Dollars ($18,333.33)each; and

         Beginning with the seventh (7th) year and continuing through the expiration of the term, the sum of Two Hundred Sixty Thousand and 00/100ths Dollars ($260,000.00) annually, payable in equal consecutive monthly installments of twenty-one Thousand Six Hundred sixty-six and 67/lOOths Dollars ($21,666.67) each.

Address:
(4)     Section 2.2:  Percentage Rent:

        From the Commencement Date and continuing through the third (3rd) year of the term, six percent (6%) (the "percentage factor") of Gross Sales made during each Lease Year in excess of Three Million Four Hundred Thousand and 00/1 00ths Dollars ($3,400,000.0O)(which sum is herein called the "Sales Break Point");

        Beginning  with the fourth (4th) year and  continuing  through the sixth
        (6th) year of the term, six percent (6%) (the "percentage factor") of Gross Sales made during each Lease Year in excess of Three Million Six Hundred Thousand 00/1 00ths Dollars ($3,600,00O.O0)(which sum is herein called the "Sales Break Point").

        Beginning with the seventh (7th) year and continuing through the expiration of the term, six percent (6%) (the "percentage factor") of Gross Sales made during each Lease Year in excess of Four Million Four Hundred Thousand and 00/1 O0ths Dollars ($4,400,O00.00)(which sum is herein called the "Sales Break Point").


(5)     Section 2.4:  Security Deposit:  None


(6) Section 3.2: Tenant Inducement: One Hundred Fifty Thousand and 00/100ths Dollars ($150,000.00)


(7)     Section 4.1:  Permitted Use:

        Tenant shall use the Leased Premises for the use set forth below and for no other purpose: for a Toys International store featuring educational toys, novelty toys, computer related software, giftware, related toys, and displayed in an area not to exceed ten percent (10%) of the selling floor area, children's clothing.

        Trade Name:  Toys International


(8) Section 13.2: Fund Contribution: $1.00 per square foot of floor area in the Leased Premises

        Grand Opening Fee (Initial Contribution): $1.00 per square foot of floor area in the Leased Premises


(9)     Temporary Charges: N/A


(10)    Chargebacks: N/A

(11)  Guarantor:

Play Co. Toys & Entertainment Corp., a Delaware corporation
550 Rancheros Drive San Marcos, California 92069

                                    ARTICLE I


                                 GRANT AND TERM

     Section 1.1 Leased Premises. (a) Landlord, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby lease and demise to Tenant, and Tenant hereby rents and hires from Landlord for the term herein set forth, the Leased Premises which area is described as set forth in the Data Sheet attached hereto, in the retail development designated as - or by such other name as Landlord may from time to time hereafter designate (hereinafter "Retail Development"). The term "State" as used herein shall mean the State of For all purposes in this Lease, a "Major Tenant" is any occupant of more than twenty thousand (20.000) square feet of floor area in the Retail Development. It is agreed that, wherever the term "Shopping Center" is used herein, it shall mean the Retail Development excluding the areas occupied by Major Tenants, except as otherwise specifically stated herein. Exhibit "A", page 1, sets forth the general layout of the Retail Development. Landlord does not warrant or represent that the Retail Development or the Leased Premises will be constructed exactly as shown thereon or that it will be completed by a specific date. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the right, at any time and from time to time, without notice to or consent of Tenant, and without in any manner diminishing Tenant's obligations under this Lease, to make alterations or additions to, and build additional stories on the building in which the Leased Premises are located and to build adjoining the same, to construct other buildings and improvements of any type in the Retail Development or the common areas, or any part thereof, including the right to locate and/or erect thereon permanent or temporary kiosks and structures, to enlarge the Retail Development, and to make alterations therein or additions thereto, to build adjoining thereto. to construct decks or elevated parking facilities and free standing buildings within the parking lot areas of the Retail Development, and to change the size, location, elevation and nature of any of the stores in the Retail Development or the common areas, or any part thereof. In the event Landlord elects to enlarge the Retail Development, or any part thereof; any additional area may be included by Landlord in the definition of the Retail Development for purposes of this Lease. Landlord shall also have the general right from time to time to include within and/or to exclude from the defined Shopping Center any existing or future areas and the floor area of the Shopping Center shall be accordingly adjusted. The premises leased to Tenant are herein referred to as the "Leased Premises". The approximate location of the Leased Premises is cross-hatched on the lease plan of the Retail Development attachment hereto and made a part hereof as Exhibit "A", page 2. This Lease of the Leased Premises is subject to all applicable building restrictions, planning and zoning ordinances, governmental rules and regulations, existing underlying leases, and all other encumbrances, covenants, restrictions, easements and agreements affecting the Retail Development and the terms and provisions of certain master declarations, reciprocal easement and operating agreements now or hereafter entered into by Landlord. Subject to the provisions of Section 5.1, Tenant shall enjoy a non-exclusive easement, right and privilege for Tenant and its customers, employees and invitees and the customers, employees and invitees of any assignee. sublessee. concessionaire or licensee of Tenant, to use the common areas of the Shopping Center, with Landlord and the other tenants and occupants of floor area with the Shopping Center and their respective customers, employees and invitees. Furthermore, Landlord agrees that any additions, alterations or modifications to the Shopping Center by Landlord' shall not adversely affect access to, or visibility of the Leased Premises and, except as otherwise provided for herein, Tenant shall retain substantially the same relative position with respect to Major Tenants of the Shopping Center as of the Commencement Date.


     After the Delivery of Possession Date, Landlord reserves the right to relocate Tenant (ii) no more than once every five (5) year period of the term, or (ii) if required by the construction for a Major Tenant or redevelopment of the Shopping Center. Such change in location will be upon not less than ninety (901 days prior written notice from Landlord to Tenant (the "Relocation Period"). During such Relocation Period, Landlord shall offer to Tenant such alternative location (of approximately the same floor area) which will be limited to the area outlined and marked "Relocation Zone" on Exhibit "A", page 3, as may be available. In the event the parties agree on a specific location, then this Lease shall be amended by substituting the new location for the present location and the square footage and Minimum Rent shall be proportionately adjusted based upon the change in the size of the Leased Premises. Landlord shall, at Landlord's cost and expense, complete the leasehold improvements to the Leased Premises in accordance with the working drawings originally approved by Landlord with respect to Tenant's Work in the original Leased Premises and Tenant shall relocate to the new location and, within fifteen (15) days after delivery of the new premises, open for business in the new premises. In the event Landlord and Tenant are unable to agree on an alternative location, this Lease shall terminate at the end of said 90-day period. In the event of such termination, Landlord shall pay to Tenant within thirty (30) days following the date that Tenant shall have vacated the Leased Premises, a sum equal to the then unamortized costs of Tenant's leasehold improvements which have been paid for by Tenant, such amortization to be on a straight line basis over the original stated term of the Lease, provided Tenant shall furnish to Landlord such backup information as Landlord may reasonably require. Tenant shall deliver possession of the Leased Premises to Landlord on or before the termination and/or relocation date in "as is" condition, subject to the provisions of Sections 3.5 and 17.1 hereof, and subject to all charges which are due and owing or which shall accrue up to such date (which charges shall be paid to Landlord within thirty (30) days of such date) and Tenant shall be released from any and all further obligations pursuant to this Lease accruing after such date with respect to the vacated premises; however, in the event of relocation, Tenant shall remain liable for all obligations accruing under this Lease after the date of such relocation.

     (c) The square footage of the Leased Premises (sometimes herein referred to as the "gross leasable floor area" or "GLA") shall be measured as defined in Exhibit "B". The actual square footage in the Leased Premises shall be determined by Landlord's architect. The certificate of Landlord's architect as to actual square footage shall be binding upon both parties hereto1 and such determined square footage shall be used in all calculations based on square footage throughout this Lease. If the floor area determined in accordance with the preceding sentence varies by more than five percent (5%) from the square foot floor area originally set forth in the Data Sheet, the Minimum Rent set forth in Section 2.1 hereof shall be adjusted by multiplying the Minimum Rent by a fraction, the numerator of which is the square foot floor area determined by Landlord's architect and the denominator of which is the square foot floor area originally set forth in this Section 1.1, and Tenant shall be obligated to pay such Minimum Rent, as adjusted, from the Commencement Date, subject to further adjustments as provided in this Lease. Each monthly installment provided for in
Section 2.1 shall be recomputed and shall be that dollar amount which results from dividing the adjusted Minimum Rent by twelve (12). Any and all references to the Minimum Rent (or the monthly installments thereof) shall be deemed references to the Minimum Rent as computed by application of this Section, subject, however, to the adjustments set forth elsewhere in this Lease. For purposes of this Lease, in determining the gross leasable floor area or the gross leased and occupied floor area of the Shopping Center, there shall be excluded therefrom project areas and offices, common areas and/or areas under Landlord's control (e.g., electrical/utility room, etc.). The exterior walls, roof, storefront and the area beneath the Leased Premises are not demised hereunder, and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, tunnels, sewers and structural elements leading through the Leased Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the Retail Development, is hereby reserved to Landlord. Landlord reserves an easement above Tenant's finished ceiling or light line to the roof for general access purposes and in connection with the exercise of Landlord's other rights under this Lease.

     Section 1.2 Term. The term of this Lease (the "Term") shall be for a period commencing on the Commencement Date (as defined in the Data Sheet hereof), and expiring at 11:59 p.m. local time on the final day of the month in which the Term expires or other specified date as set forth in the Data Sheet (the "Expiration Date"), unless sooner terminated in accordance with the provisions thereof and shall include any option or extended period. The term "full year" and "year" as used in this Section shall mean consecutive periods of twelve (12) months each following the Commencement Date. For all purposes of this Lease, the term "Lease Year" shall have the following meaning: the first Lease Year shall be a period beginning with the Commencement Date and ending on the 31st of next following the Commencement Date, and after the first Lease Year, the term Lease Year shall mean a fiscal period of twelve (12) consecutive calendar months commencing on ~ of each calendar year, except that the last Lease Year shall terminate on Expiration Date or sooner termination of this Lease. If the Leased Premises are not delivered to Tenant on or before the expiration of thirty-six
(36) months after the date of Landlord's execution of this Lease, then either party may cancel and terminate this Lease upon sixty (60) days prior written notice to the other, in which event neither party shall have any further obligation or liability to the other; provided, however, that if Landlord has commenced construction of the Shopping Center, then Tenant shall not be permitted to terminate in the foregoing manner. Following the Commencement Date, Landlord may submit to Tenant a Commencement and Expiration Date Declaration in the form attached' hereto as Exhibit "F", specifying the information called for in said form, and Tenant shall execute such Declaration within thirty (30) days following submission for purposes of certifying such information: provided, however, that the Declaration shall not be rendered ineffective by Tenant's failure to execute same. If the Commencement Date is not the first day of a month, Minimum Rent for the month in which the Commencement Date occurs shall be prorated to the end of the month and paid as the second monthly installment of Minimum Rent on the first day of the next month and, after the expiration of the number of years on the Term, the Term shall expire on the last date of the same month in which the Commencement Date occurred, it being the intention of the parties that the Term expire on the last day of the month. Neither this Lease nor the obligations of Tenant hereunder shall be affected by a postponement and Landlord shall not be subject to any liability for failure to make possession of the Leased Premises available on the Commencement Date. When the Commencement Date has been determined, Landlord and Tenant shall execute, acknowledge and deliver a written statement in recordable form specifying the Commencement Date and expiration date of the Term and, if there shall have been any changes in the floor area of the Leased Premises, such statement shall reflect such changes or changes. Said statement upon execution and delivery shall be deemed to be part of this Lease. SEE ATTACHED RIDER FOR INSERTS

     Section  1.3  Opening.   Tenant   covenants  and  agrees  to  complete  its
construction within the Leased Premises in accordance with the provisions of this Lease, to satisfy the requirements for issuance of a certificate of acceptance pursuant to Exhibit "D", and to open its store for business to the public not later than the Commencement Date. Notwithstanding the foregoing, Landlord hereby notifies Tenant that the anticipated date of the grand opening of the Shopping Center (the "Grand Opening") is (deletion) and Tenant shall be obligated to open its store for business to the public on such date or such other date as Landlord may establish from time to time for the Grand Opening upon written notice to Tenant. SEE ATTACHED RIDER FOR INSERTS

     Section 1.4 Late Opening (deletion) event Tenant shall fail to open its store for business to the public upon the Commencement Date, then in order to compensate Landlord for its loss, Tenant shall pay to Landlord as additional rent (as defined in Section 2.3) over and above the Minimum Rent and all other charges to be paid by Tenant to Landlord pursuant to his Lease, a sum in an amount equal to $100 per day for the Commencement Date and each day after the Commencement Date that Tenant shall have failed to open its store for business. This remedy shall be in addition to any and all other remedies provided for in the Lease in the event of such failure to open. Such additional late opening rent shall be deemed to be in lieu of any Percentage Rent that might have been earned during the period of Tenant's failure to open. SEE ATTACHED RIDER FOR inserts

                                   ARTICLE II


                                RENT AND DEPOSIT

     Section 2.1. Minimum Rent. During the entire term of this Lease, Tenant shall pay annual minimum rental ("Minimum Rent") for the Leased Premises from the Commencement Date in the amount set forth in the Data Sheet attached hereto, which sum shall be payable by Tenant in equal consecutive monthly installments in the sum set forth in the Data Sheet attached hereto, on or before the first day of each month, in advance. The Minimum Rent and each of the monthly installments of Rent called for hereunder shall be payable to Landlord, without demand, deduction, set-off or counter-claim. The first installment of Minimum Rent shall be paid concurrently with the Commencement Date. If the Commencement Date occurs on other than the first day of a month, the second installment of Minimum Rent shall be prorated at a daily rate on the basis of a thirty (30) day month.

     Section 2.2. Percentage Rent. (a) During and for each Lease Year, Tenant shall pay annual percentage rent ("Percentage Rent") equal to the Percentage Factor (see Data Sheet) multiplied by all "Gross Sales" resulting from business conducted in, on or from the Leased Premises during such Lease Year in excess of the amount of Gross Sales set forth in the Data Sheet (which sum is herein called the "Sales Break Point"). For purposes of computing annual Percentage Rent the Sales Break Point for any Lease Year shall be calculated as follows: each Sales Break Point which was effective during any such Lease Year shall be multiplied by a fraction, the numerator of which is the number of days in the Lease Year that such Sales Break Point was effective and the denominator of which is the actual number of days in such Lease Year (herein the "Adjusted Sales Break Point") and the sum of the Adjusted Sales Break Points shall be the Sales Break Point for such Lease Year. "Gross Sales" is defined to mean the total amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or services arising out of or payable on account of (and all other receipts or amounts receivable whatsoever with respect to) all the business conducted in, on, or from the Leased Premises by or on account of Tenant or any sublessee, assignee or concessionaire of Tenant for cash or otherwise, including all orders for merchandise taken from or filled at or from the Leased Premises, including all deposits not refunded to customers. A "sale" shall be deemed to have been consummated, for purposes of this Lease, and the entire amount of the sale price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the books or records of Tenant, or any sublessee, assignee or concessionaire of Tenant, or (ii) Tenant or such other entity receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or credit or otherwise, in a cash register or cash registers having a cumulative total, which shall be sealed in a manner approved by Landlord and which shall possess such other features as shall be required by Landlord. There shall be no deduction allowed for direct or indirect discounts, rebates, or other reductions on sales, unless generally offered to the public on a uniform basis. Tenant may exclude from Gross Sales sales to employees at a discount not available to the general public, bad debts when written off the books of Tenant, and credit card charges provided, however, that in the aggregate, such exclusions do not exceed three percent (3%) of Gross Sales in any Lease Year. Tenant may also exclude from Gross Sales any transfer of goods between Tenant's other stores, and returns to shippers or manufacturers. The term "Gross Sales" shall also exclude proceeds from any sales tax, gross receipts tax or similar tax, by whatever name called which are separately stated and in addition to the purchase price, refunds given to customers for merchandise purchased at the Leased Premises and returned or exchanged, and sales of Tenant's fixtures and equipment not in the ordinary course of Tenant's business. The term "merchandise" as used in this Lease shall include food and beverages if Tenant is permitted to sell such items pursuant to Section 4.1 hereof.

     (b) Tenant shall keep at the Leased Premises or at Tenant's executive offices within the continental United States a full and accurate set of books and records adequately showing the amount of Gross Sales in each Lease Year. The books and records to be kept by Tenant shall include, without limitation, (i) cash register tapes, including tapes from temporary registers; (ii) serially pre-numbered sales slips; (iii) detailed original records of any exclusions or deductions from Gross Sales; (iv) sales tax records; and (v) such other records, if any, which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Tenant's sales. Such books and records shall be kept in accordance with generally accepted accounting principles and practices and shall be retained by Tenant for a period of not less than two (2) years following the end of the Lease Year to which they have reference. When and as Landlord may reasonably require, Tenant shall also furnish to Landlord any and all statements, information, and copies of sales and income tax reports and returns which separately show financial data for the Leased Premises, and inventory records and other data evidencing Gross Sales. Within five (5) days following the end of each calendar month of the term hereof Tenant shall submit to Landlord an unaudited statement of Gross Sales for such calendar month. All Gross Sales statements to be supplied by Tenant to Landlord shall be in such form and with such detail as Landlord shall deem necessary or desirable. Within twenty (20) days following the end of the month in which Tenant's Gross Sales for the Lease Year to date exceed the Sales Break Point, and each month thereafter, Tenant shall pay to Landlord Percentage Rent and shall submit to Landlord a statement certified by Tenant setting forth the Gross Sales for each such period. Within authorized representative or financial officer of Tenant setting forth the amount of Gross Sales during such Lease Year and showing the amount of Percentage Rent required to be paid by Tenant for such Lease Year. The full amount of Percentage Rent due shall be paid to Landlord no later than sixty (60) days after the end of each Lease Year and any excess Percentage Rent paid shall be credited against Tenant's next due Percentage Rent payment, except for the final Lease Year of the Term, when any excess shall be refunded to Tenant. Landlord and/or Landlord's auditor shall have the right, at anytime upon reasonable notice and after ten (10) business days, to inspect and/or to audit the records of Tenant relating to Gross Sales. If Gross Sales exceed those reported, Tenant shall immediately pay any deficiency in Percentage Rent owing to Landlord. If Gross Sales vary from those reported by three percent (3%) or more, Tenant shall pay Landlord's cost of inspection and audit.

     If Gross Sales vary from those reported by (I) five percent (5%) or more in any one (1) Lease Year, or (ii) three percent (3%) or more for any two (2) Lease Years out of any five (5) Lease Years, then Landlord shall have the right, it its sole option, to terminate this Lease, with Tenant remaining liable for sums due and owing under this Lease for the balance of the term as originally set forth in Section 1.2 hereof. Tenant agrees in the event Tenant shall fail to timely submit Gross Sales statement as required by this Section 2.2(b), Tenant shall pay on demand a late fee of Fifty and 00/lOOths Dollars ($50.00) per late statement, as additional rent.

     (c) In the event that any Lease Year during the Term is less than exactly twelve (12) full calendar months or if Tenant shall fail to operate its business in the Leased Premises in the manner and on each day as required pursuant to
Article IV hereof, then, for the purpose of computing the Percentage Rent for any such short Lease Year, or such Lease Year affected by Tenant's failure to operate, the Sales Break Point for such Lease Year shall be adjusted by multiplying the Sales Break Point otherwise applicable for such Lease Year by a fraction, the numerator of which shall be the actual number of days in such short Lease Year or the actual number of days in such Lease Year during which Tenant was open for business and operating in accordance with Article IV, and the denominator of which shall be "360". In the event that the first Lease Year is less than six (6) months in length, then the Percentage Rent covering such Lease Year shall be paid on Gross Sales in excess of the Sales Break Point computed on a prorata basis for the period beginning on the Commencement Date and ending on the succeeding December 31. For the purpose of the aforesaid calculation, Tenant's Gross Sales in excess of the Sales Break Point shall be determined for the first (1 St) full twelve (1 2) calendar months following the Commencement Date and Percentage Rent shall be paid on such excess prorated as to the number of days of a full calendar year which are included in the first
(1st) Lease Year.

     (d) (deleted)


     Section 2.3. Payments By Tenant. Throughout the Term, Tenant shall pay to Landlord, without demand, deductions, set-offs or counterclaims, the "Rent", which is hereby defined as the sum of the Minimum Rent, Percentage Rent and all additional rent (as herein defined), when and as the same shall be due and payable hereunder. Unless otherwise stated, all sums of money or charges of any kind or nature, in addition to Minimum Rent and Percentage Rent, payable by Tenant to Landlord pursuant to this Lease or the exhibits attached hereto are defined as "additional rent", and are due thirty (30) days after the rendering of an invoice therefor, without any deductions, set-offs or counterclaims, and failure to pay such sums of money or charges shall carry the same consequences as Tenant's failure to pay Minimum Rent or Percentage Rent. All payments and charges required to be made by Tenant to Landlord hereunder shall be payable in United States funds, at Landlord's principal place of business at the address set forth on page 1 of this Lease, unless otherwise specified by written notice from Landlord to Tenant. No payment by Tenant or receipt by Landlord of a lesser amount than the correct rent shall be deemed to be other than a payment on account and no endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to pursue any other remedy available in this Lease, or under law, against Tenant.

     Section 2.4. Security Deposit. (deleted)

     Section 2.5. Late Charge. In the event any Rent or sums required hereunder to be paid are not received on or before the--i-calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a service charge equal to the greater of (a) Fifty Dollars ($50.00), lb) Ten Dollars ($10.00) a day for each day such payment is late or
Ic) four percent (4%) per month of the total receivable balance of Tenant outstanding. In the event of Tenant's failure to pay the foregoing late charge, Landlord may deduct said charge from the security deposit described in Section
2.4 hereof. The provisions herein for late payment service charges shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated. Notwithstanding the imposition of such late charges pursuant to this Section 2.5, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made on or before the time due and as stipulated in Article XIV, and neither the demand for, nor collection by, Landlord of such late payment service charges shall be construed as a cure of such default on the part of Tenant. It is agreed that the said late charge is a fair and reasonable charge under the circumstances and shall not be construed as interest on a debt payment. In the event any charge imposed hereunder or under any other section of this Lease is neither stated to be or construed as interest, then no such interest charge shall be calculated at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this Lease.

     SEE ATTACHED RIDER FOR INSERTS


                                   ARTICLE III

                         PREPARATION OF LEASED PREMISES

     Section 3.1. Landlord's Work. Landlord shall construct the building wherein the Leased Premises are to be located and perform the work described in Exhibit "C" ("Landlord's Work") at Landlord's cost and expense, except as otherwise provided in Exhibit "C". All work done by Landlord at Tenant's expense shall be paid for within thirty (30) days after the presentation to Tenant of a bill for such work. Acceptance of possession by Tenant shall be conclusive evidence that Landlord's Work to the date of possession has been fully performed in the manner required. Any items of Landlord's Work which are not completed as of the Delivery of Possession Date (as herein defined) shall be identified by Tenant on a punch list to be submitted to Landlord within thirty (30) days after such delivery and Landlord shall thereafter complete the same. Any items of Landlord's Work which are not timely identified on such a punch list shall be deemed completed.

     Section 3.2. Delivery and Possession. (a) Landlord, or Landlord's, supervising architect, shall give Tenant at least ten (10) days' prior written notice of the date on which Landlord's Work will be substantially completed in accordance with Exhibit "C" to the extent that Tenant shall be able to perform its work in the Leased Premises without substantial interference from the conduct of Landlord's Work, and the Leased Premises will be available for the performance of Tenant's Work. The date which is ten (10) days after Landlord notified Tenant of delivery of possession of the Leased Premises shall be defined as the "Delivery of Possession Date'" provided, however, that in the event the Shopping Center shall have initially opened for business prior to the Commencement Date, then the foregoing notice requirement shall automatically be deemed to be reduced to a five (5) day notice requirement. Tenant covenants and agrees to take physical possession of the Leased Premises on the Delivery of Possession Date. The Delivery of Possession Date shall be subsequently confirmed by Landlord, or Landlord's supervising architect, by written notice to Tenant. Failure of Landlord to deliver possession of the Leased Premises within the time and in the condition provided for in this Lease will not give rise to any claim for damages by Tenant against Landlord or permit Tenant to rescind or terminate this Lease.

     (b) Provided Tenant shall not interfere with the conduct of Landlord's Work, and subject to Landlord's reasonable rules and regulations, Tenant may enter the Leased Premises during normal working hours during the course of Landlord's Work for the purpose of inspecting the Leased Premises and making measurements. At such time prior to the Delivery of Possession Date that Landlord's Work has progressed sufficiently to permit Tenant to perform its work without interfering with Landlord's Work, Landlord may, but shall not be required to, notify Tenant of the same, and Tenant may then enter the Leased Premises in order to begin to install its store fixtures and perform such other work as may be required under the provisions of this Lease, in order to ready the store for opening. Throughout the period of Tenant's Work, Tenant shall schedule its work so as not to interfere with any work being performed by Landlord or by any other tenant in the Shopping Center. SEE ATTACHED RIDER FOR INSERTS

     Section 3.3. Tenant's Work. (a) Tenant agrees, prior to the Commencement Date, at Tenant's sole cost and expense, to diligently perform all work of whatever nature in accordance with Tenant's obligations set forth in Exhibit "D" ("Tenant's Work") and all other related work necessary to prepare for the opening to the public of Tenant's store in the Leased Premises in accordance with the provision of this Lease. Tenant agrees to furnish to Landlord the Store Design Drawings and Working Drawings and Specifications with respect to the Leased Premises prepared in the manner and within the time periods required in Exhibit "D" attached hereto. If such Store Design Drawings or Working Drawings and Specifications are not furnished by Tenant to Landlord within the required time period(s) in form to permit approval by Landlord, then the Fixturing Period (as described in the Data Sheet) shall be reduced by one (1) day of each day of delay by Tenant in submitting said plans, drawings and specifications. Landlord shall exercise reasonable efforts to respond to drawings and specifications submitted by Tenant pursuant to this Lease within seven (7) business days following Landlord's receipt of such drawings and specifications from Tenant. In the event of Landlord's failure to respond within such seven (7) business day period, the Fixturing Period as described in the Data Sheet shall be extended by one (1) day for each day of additional delay by Landlord. No material deviations from the final plans and specifications, once approved by Landlord, shall be permitted unless necessary to comply with applicable governmental requirements. Landlord's approval of Tenant's Store Design Drawings and Working Drawing and Specifications shall not constitute the assumption of such items. Tenant's Work shall include the installation of fixtures and equipment and the stocking of the Leased Premises with suitable merchandise. Tenant covenants that all such fixtures and equipment visible to customers shall be new and otherwise acceptable to Landlord in appearance. In addition to conforming to the requirements specified in Exhibit "D", all work performed by Tenant shall comply with such rules and regulations as Landlord and its representatives may make, provided that such rules and regulations are uniformly applied to all similarly situated Shopping Center tenants under construction. Unless Landlord otherwise directs in writing, Tenant shall not open the Leased Premises for business until all construction has been completed pursuant to the provisions of Exhibit "D". It is further understood and agreed that: (i) Landlord shall have no responsibility or liability whatsoever for any loss of, or damage to, any fixtures, equipment, merchandise, or other property belonging to Tenant, installed or left in the Leased Premises except to the extent resulting from the negligence or intentional acts of Landlord, its agents or employees; and (ii) Tenant's entry upon and occupancy of the Leased Premises prior to the Commencement Date shall be governed by and subject to all the provisions, covenants and conditions of this Lease. Tenant shall obtain, at its sole cost, and immediately thereafter furnish to Landlord, all certificates and approvals with respect to work done and installations made by Tenant that may be required for the issuance of a certificate of occupancy of the Leased Premises, so that such certificate of occupancy shall be issued and the Leased Premises shall be ready for the opening of Tenant's business on the Commencement Date. Upon the issuance of the certificate of occupancy, a copy thereof shall be immediately delivered to Landlord. Promptly upon the completion of its work, Tenant shall repair. clean and restore all portions of the Shopping Center affected by Tenant's Work to their prior condition.

     (b) The interest of Landlord in the Leased Premises and the Retail Development shall not be subject to liens for improvements made by or on behalf of Tenant. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Leased Premises or the Retail Development to any lien or liability under applicable law. In the event that any mechanic's, materialman's or other lien or any notices of claim, including without limitation, stop notices (herein "lien") is filed against the Leased Premises or Retail Development as a result of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to or for Tenant or to or for anyone holding the Leased Premises through or under Tenant, Tenant, at is expense, shall cause the lien to be discharged or fully bonded to the satisfaction of Landlord within thirty (30) days after notice of the filing thereof. If Tenant fails to discharge or bond against said mechanic's, materialman's or other lien, Landlord may, in addition to any other remedies Landlord may have, but without obligation to do so, bond against or pay the lien without inquiring into the validity or merits of such lien and all sums so advanced, including reasonable attorney fees incurred by Landlord in defending against such lien, procuring the bond or in the discharge of such lien, shall be paid by Tenant on demand as additional rent. It shall be Tenant's continuing obligation to keep and maintain the Leased Premises and all other parts of the Retail Development free from any and all liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant in connection with the Leased Premises. In addition, Tenant shall replace any bonds posted by Landlord pursuant hereto with a suitable bond of equivalent amount within twenty (20) days after Landlord's demand therefor.

     (c) Upon the expiration of each five (5) year portion of the Term, Tenant shall, within thirty (30) days after direction from Landlord, submit drawings and specifications showing the work to be performed by Tenant to completely refurbish the interior portions of Leased Premises. Tenant shall not be required, pursuant to this Section 3.3(c), to reconstruct the Leased Premises. The work required of Tenant hereunder shall specifically include work with respect to the following items: wall covering, floor covering, ceiling, storefront sign, and surfaces visible to customers. Tenant will cause such work to be performed not later than ninety (90) days following the date of Landlord's direction in accordance with drawings and specifications approved by Landlord specifying the refurbishing work to be done by Tenant. All such work shall be carried out in accordance with the provisions of this Lease, including the provisions of this Section 3.3 governing construction of the Leased Premises.

     Section 3.4. Alterations by Tenant. Tenant shall not make or cause to be made any alterations, repairs, additions or improvements in or to the Leased Premises (for example, but without limiting the generality of the foregoing, Tenant shall not install or cause to be installed any exterior signs or interior signs visible from the exterior except as permitted by Section 4.3 hereof, floor covering, interior or exterior lighting, plumbing fixtures, shades, canopies or awnings or make any changes to the storefront, mechanical, electrical or sprinkler systems) without the prior written consent of Landlord. Tenant shall submit to Landlord plans and specifications for such work at the time consent is sought, in accordance with the criteria and procedures as provided in Exhibit "D". In the event Landlord grants such consent, such alterations, repairs, additions or improvements shall be performed in good and workmanlike manner and in accordance with all applicable legal and insurance requirements and all drawings or specifications approved by Landlord, and in accordance with the provisions of this Lease, including the provisions of Section 3.3 governing construction of the Leased Premises. Any work performed by Tenant shall be subject to Landlord's inspection and approval after completion to determine whether the same complies with the requirements of this Lease. Prior to the commencement of any such work by Tenant, Tenant shall obtain the insurance required in Section 8.2. Tenant agrees that Landlord shall have the right, at no expense to Landlord, to require Tenant to furnish Landlord with payment and performance bonds guaranteeing the completion of any repairs, alterations, additions or improvements (structural or otherwise) required or permitted to be performed by Tenant under any provisions of this Lease. Tenant may from time to time make non-structural alterations to the Leased Premises, without Landlord's prior written approval, the total cost of which shall not exceed Ten Thousand Dollars ($10,000.00) in any year; provided, however, that Tenant shall not be permitted to alter the sign or the storefront without the prior written consent of Landlord, and provided further that any such nonstructural alterations shall not change the overall appearance of the Leased Premises as originally approved by Landlord.

     Section 3.5. Removal by Tenant. All repairs, alterations, decorations, additions and improvements made by Tenant shall be deemed to be attached to the leasehold and to have become the property of Landlord upon such attachment, and, upon the expiration or sooner termination of this Lease, Tenant shall not remove any such alterations, decorations, additions and improvements; provided that trade fixtures installed by Tenant may be removed if all Rent due herein is paid in full and Tenant is not otherwise in default hereunder; provided further, however, that Landlord may designate by written notice to Tenant those alterations, decorations, additions and improvements which shall be removed by Tenant at the expiration or termination of this Lease and Tenant shall promptly remove the same and repair any damage to the Leased Premises caused by such removal.


                                   ARTICLE IV

                               CONDUCT OF BUSINESS

     Section 4.1. Use and Trade Name. Tenant shall continuously use and occupy the Leased Premises during the Term solely for the purpose of conducting the business specifically set forth in the Data Sheet and for no other purpose or purposes. Throughout the Term, Tenant shall (a) operate its business in the Leased Premises under the trade name specifically set forth in the Data Sheet and under no other so long as such name shall not be held to be in violation of any applicable law, (b) not change the advertised name or character of the business operated in the Leased Premises, (c) refer to the Shopping Center by name in designating the location of the Leased Premises in all newspaper and other advertising within the Shopping Center market area and in all other references to the location of the Leased Premises, and (d) during the period from the Delivery of Possession Date through sixty (60) days following the Commencement Date, to include in all Tenant's newspaper advertising within the Shopping Center market area the designation that Tenant is opening for business in the Retail Development. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Tenant's business or any other activity carried on in the Leased Premises, or if a failure to procure such a license or permit might, or would in any way, adversely affect Landlord or the Shopping Center, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license (5) or permit(s) and submit the same for inspection by Landlord. Tenant, at Tenant's expense, shall at all times, comply with the requirements of such license(s) or permit(s). Except as provided in
Section 1.3, Tenant shall open its store in the Leased Premises for business to the public on the Commencement Date, and shall thereafter diligently conduct its regular business operations in the Leased Premises as required by the terms of this Lease.

     Section 4.2. Operation of Business. Tenant shall open for business in the Leased Premises and remain open during the entire Term and continuously operate its business in the entire area of the Leased Premises during the entire Term. Tenant shall conduct its business at all times in a high class and reputable manner, maintaining, at all times, a full staff of employees and a complete stock of merchandise. Tenant shall install and maintain, at all times, a display of merchandise in the display windows (if any) of the Leased Premises and shall keep the same well lighted during all hours that the Shopping Center is open to the public and during such other hours as may be reasonably designated by Landlord, but in no event more than one (1) hour after the close of busines3. In no event shall Tenant conduct or advertise any auction, fire sale, going out of business sale, or bankruptcy sale in or about the Leased Premises without Landlord's prior written consent in each instance, which consent may be withheld by Landlord in its sole and absolute discretion. Tenant shall conduct its business in the Leased Premises in a lawful manner and in good faith during all days and hours specified by Landlord. Tenant shall not use or allow the Leased Premises to be used for any improper, immoral or objectionable purposes, as determined by Landlord, and Tenant shall not do any act tending to injure the reputation of the Shopping Center as determined by Landlord.

     Section 4.3. Sign. Tenant shall install and maintain one (1) sign affixed to the front of the Leased Premises, subject to the prior written approval of Landlord as to design and location and conforming to all applicable legal and insurance requirements. Tenant's sign shall conform to the specifications and requirements contained in Exhibit "E" attached hereto. Tenant shall keep its approved storefront sign lighted during all hours that the Shopping Center is open to the public and during such other hours as may be reasonably designated by Landlord, but in no event more than one (1) hour after the close of business. Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Leased Premises thereby. In the event Landlord deems it necessary to remove such sign, then Landlord shall have the right to do so, provided, however, that if the sign has received Landlord's prior written approval and is consistent with the specifications and requirements of Exhibit "E", Landlord shall replace said sign as soon as practicable. Except as mentioned above, Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall or window of the Leased Premises, or the glass of any window or door of the Leased Premises, or on any sidewalk or within any display window space in the Leased Premises, or within five (5) feet of the front of the storefront lease line or opening, or within any entrance to the Leased Premises, or otherwise visible from the enclosed mall, any sign (flashing, moving, hanging, handwritten or otherwise), decal, placard, flashing, moving or hanging lights, lettering or any other advertising matter of any kind or description. No symbol, design, name, mark or insignia adopted by Landlord for the Retail Development shall be used without the prior written approval of Landlord. Any interior signs must be in good taste and prepared professionally (not hand-lettered) so as not to detract from the appearance of the Leased Premises or the Shopping Center. Any sign or display visible from the exterior of the Leased Premises which does not meet the above criteria may be removed at any time by Landlord without Landlord incurring any liability therefor, and without such removal constituting a breach of this Lease or entitling Tenant to claim damages on account thereof.


     Section 4.4. Tenant's Warranties. Tenant warrants, represents, covenants and agrees that, in the operation of its business within the Leased Premises, Tenant shall: (a) pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon Tenant's business, or upon Tenant's fixtures, furnishings or equipment in the Leased Premises, or upon any leasehold interest or personal property of any kind, owned by or placed in or about the Leased Premises by Tenant or by anyone claiming by, through or under Tenant, including, without limitation, any transfer taxes, and pay when and as due all license fees, permit fees and charges of a similar nature on the conduct by Tenant or by anyone claiming by, through or under Tenant, including without limitation, any transfer taxes, and pay when and as due all license fees, permit fees and charges of a similar nature of the conduct by Tenant or any subtenant or concessionaire of any business or undertaking authorized hereunder to be conducted in or from the Leased Premises; (b) observe all reasonable requirements promulgated by Landlord at any time and from time to time relating to delivery vehicles, the delivery of merchandise, and the storage and removal of trash and garbage; (c) not use any space outside the Leased Premises for sale, storage or any other undertaking; (d) not use the plumbing facilities in the Leased Premises for any purpose other than that for which they were constructed, nor dispose of any foreign substances therein; (e) not use any advertising medium or sound devices inside or adjacent to the Leased Premises which produce or transmit sounds which are audible beyond the interior of the

Leased Premises; (f) not permit any odor to emanate from the Leased Premises which is objected to by Landlord or by any tenant or occupant of the Retail Development (and, upon written notice from Landlord, Tenant shall immediately cease and desist from causing such odor, and Landlord may deem the failure by Tenant to do so. a material breach of this lease); (g) keep the Leased Premises and any platform, loading dock or service area used by Tenant in a neat, clean, safe and sanitary condition; (h) promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, and observe and comply with all covenants and restrictions of record and all notices from Landlord's mortgagee, affecting or applicable to the Retail Development or affecting or applicable to the Leased Premises or the cleanliness, safety, occupancy and use of the same, whether or not any such law, ordinance, order, rule, regulation, covenant, restriction, or other requirement is substantial, or foreseen or unforeseen, or ordinary or extraordinary, or shall necessitate structural changes or improvements, shall interfere with the use or enjoyment of the Leased Premises, or shall be directed to or imposed upon Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all cost or expense on account thereof (as used in this Lease, the term o'legal requirements" shall include the requirements set forth in this subparagraph); (i) not use the parking areas or sidewalks, common areas or any space on or about the Retail Development (outside the Leased Premises) for display, sale, handbilling, advertising, solicitation. or any other similar undertaking; and (j) maintain and operate the heating, ventilating and air conditioning system and equipment servicing the Leased Premises so as to adequately heat and cool the same and to maintain at all times, whether or not Tenant is open for business, temperatures in the Leased Premises which will not drain heat or ventilation or air conditioning from the enclosed mall or other interior areas into the Leased Premises and shall not discharge heat, ventilation or air conditioning from the Leased Premises into the enclosed mall or other interior areas; and (k) be authorized to do business in the State.

     Section 4.5. Storage and Office Space. Tenant shall store or stock-in the Leased Premises only such goods, wares and merchandise as Tenant intends to offer for sale at, in, from, or upon the Leased Premises. This shall not preclude occasional emergency transfers of merchandise to the other stores of Tenant, if any, not located in the Shopping Center. Tenant shall use for office, clerical or other non-selling purposes only such space in the Leased Premises as is from time to time reasonably required for Tenant's business therein, and Tenant shall not perform any office or clerical function in the Leased Premises for any store located elsewhere.

     Section 4.6. Care of Premises. Tenant shall keep the Leased Premises (including the exterior and interior portions of all windows, doors and all other glass and signs) orderly, neat, safe and clean and free from rubbish or dirt at all times and shall store all trash and garbage only in the areas reasonably designated by Landlord for such storage and accumulation. Tenant shall not move any safe, heavy machinery, heavy equipment, or fixtures into or out of the Leased Premises without Landlord's prior written consent. Tenant agrees that it will not place a load on any floor exceeding the floor load per square foot which such floor was designed to carry, and will not install, operate or maintain in the Leased Premises any heavy equipment except in such manner as to achieve a proper distribution of weight.

     Section 4.7. Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises, or in the building of which the Leased Premises are part, or of defects therein or in any fixtures or equipment.

     Section 4.8. Radius. During the term of this Lease, in the event Tenant, or any person, firm or corporation who or which controls or is controlled by Tenant (an "Affiliate") shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate, or become financially interested in any business similar to or in competition with the business of Tenant described in Article IV ("competing business"), which business is conducted within the Area (as said term is herein defined), then the Gross Sales

(as said term is defined in this Lease) of any such competing business within said Area shall be included in Tenant's Gross Sales made from the Leased Premises and the Percentage Rent hereunder shall be computed upon the aggregate of Tenant's Gross Sales made from the Leased Premises and made from each such competing business then conducted within said Area. Tenant shall be obligated to provide Landlord with full and complete Gross Sales information and reports with respect to any competing business within the Area in accordance with the requirements of Article II of this Lease and Tenant shall be obligated to include the applicable portion of the Gross Sales of such competing business in with the Gross Sales of the Leased Premises and to pay Percentage Rent thereon in accordance with the terms of this Lease. The "Area" shall be defined as the area falling within the radius of twenty-five (25) miles measured from m the outside boundary of the Retail Development. This Section 4.8 shall not apply to any competing business which

     SEE ATTACHED RIDER FOR INSERTS

is open and is being operated by Tenant or an Affiliate within said Area on the Effective Date (as said term is defined in Section 20.19).


                                    ARTICLE V

                                   COMMON AREA

     Section 5.1. Use of Common Area. Landlord agrees to cause to be operated, managed and maintained during the term of this Lease all of the common areas of the Shopping Center. The term "common areas", as used in this Lease, shall mean the parking areas, pedestrian sidewalks and bridges, truckways, loading docks, delivery areas, park areas, pedestrian malls and courts, elevators and escalators, if any, and stairs not contained in leased areas, public restrooms and comfort stations, if any, service areas, fire, service and exit corridors, passageways, landscaped areas, berms and all other areas or improvements which may be provided for the convenience and use of the occupants and tenants of the Retail Development and their respective agents, employees, customers, invitees, and the licensees and invitees of Landlord. The use and occupancy by Tenant of the Leased Premises shall include the non-exclusive use, in common with all others to whom Landlord has or may hereafter grant rights to use the same (including, but not limited to, the owners, tenants and occupants of the Shopping Center), of the common areas and of such other facilities as may be designated by Landlord from time to time; subject, however, to rules and regulations for the use thereof which will be uniformly applicable to all Shopping Center tenants, as prescribed from time to time by Landlord. In particular, Tenant and its employees shall park their cars only in the areas specifically designated from time to time by Landlord for that purpose. Tenant covenants that it will enforce the parking by its employees in such designated areas. Automobile license numbers of employees' cars shall be furnished by Tenant to Landlord within five (5) days after Landlord's request. In the event any vehicle is parked by an employee of Tenant in a non-employee parking area, Landlord shall have the right to cause the vehicle to be towed to a location designated by Landlord and Tenant shall be obligated to reimburse Landlord for all towing charges. Tenant further agrees to hold harmless and defend Landlord and its agents and employees against any and all claims of the employee and/or owner of the vehicle towed. Landlord may, at any time, close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights to such areas and to discourage non-customer use, provided the same shall not materially adversely affect access to or visibility of the Leased Premises. In addition, Landlord may modify, from time to time, the traffic flow pattern and layout of parking spaces and the entrances-exits to adjoining public streets or walkways, utilize portions of the common areas for entertainment, displays and charitable activities and do such other acts in and to the common areas as, in its judgment, may be desirable to improve the convenience or attraction thereof. Landlord agrees to maintain all common areas of the Shopping Center in good order, condition and repair and in a safe, clean, sightly and sanitary condition, in accordance with good and accepted shopping center practices. The maintenance obligations of Landlord shall include, without limitation, the re-striping of parking areas, when required, repairing of common areas and adequate lighting of all exterior common areas during all hours of darkness during which Tenant shall be open for business and for one (1) hour thereafter.

     Section 5.2. Common Area Maintenance Expenses. (a) Tenant agrees to pay to Landlord each Lease Year, in the manner hereinafter provided, Tenant's proportionate share of all costs and expenses (the "Common Area Maintenance Expenses") of every kind and nature paid or incurred by Landlord, or for which Landlord is obligated, during each Lease Year, for operating, equipping, policing and protecting, heating, air conditioning, providing sanitation and sewer and other services, lighting, insuring, repairing, replacing and maintaining (i) the common areas, and (ii) all buildings and roofs within the Retail Development, and (iii) all other areas, facilities and buildings used in connection with the maintenance and/or operation of, and whether located within or outside of, the Retail Development, including without limitation, all roads and driveways serving the Retail Development which are maintained or repaired by Landlord or at Landlord's expense. The Common Area Maintenance Expenses shall include, but are not limited to, costs and expenses of: water, gas, sewage, electricity, refuse disposal, air conditioning, heating and other utilities (without limitation), including all usage, service, hook-up, connection availability and/or standby fees or charges pertaining to same, and the utility costs; illumination and maintenance of signs, whether located on or off the Retail Development property; salaries of all management personnel; maintenance, repair and replacement of directories, electronic or otherwise, cleaning, lighting, snow removal and landscaping; security control and fire protection; uniforms for maintenance, administrative and security personnel for the Retail Development; management fees; maintenance for wooded areas, retention ponds, wetlands, rivers and riverbank areas; premiums for insurance to the extent maintained by Landlord, for liability, casualty and property damage, including, without limitation, insurance against vandalism, plate glass breakage, fire and extended coverage insurance and such other coverage as determined by Landlord, and liability for defamation and claims of false arrest occurring in and about such areas; personal property taxes; maintaining and replacing the equipment, if any; supplying music to such areas; the reasonable depreciation of equipment used in the operation and maintenance of such areas; total compensation and benefits (including premiums for workers' compensation and other insurance) paid to or on behalf of persons involved in the performance or administration of the work specified in this Section 5.2; repair, maintenance and cleaning of such areas; costs and expenses for water and sewage usage in the Shopping Center; operation, repair, maintenance and reasonable depreciation of all temporary and permanent utility systems for the Retail Development, including, without limitation, heating, ventilating and air conditioning systems (HVAC systems), gas system(s), plumbing system(s); electrical equipment and irrigational pumping system(s); operation, repair, maintenance and reasonable depreciation of emergency water and sprinkler main system(s) and security alarm system(s); operation, maintenance, repair and replacement of mechanical equipment including any automatic door openers, elevators, escalators, lighting fixtures (including replacement of poles, tubes and bulbs) and all other items of equipment used in connection with such areas; paper supplies in restrooms located in or about such areas; cleaning, lighting, striping and landscaping, curbs, gutters, sidewalks, drainage and irrigation ditches, conduits, pipes and canals serving the Retail Development; and there shall also be added to the foregoing costs and expenses an amount equal to fifteen percent (15%) of the total of all of the ongoing costs and expenses as Landlord's administrative fee. As stated throughout this Lease, whenever Tenant is obligated to pay its "proportionate share", such share shall be based on gross leased and occupied floor area in the Shopping Center, and Tenant's proportionate share shall be that fraction, the numerator of which is the total square footage of floor area in the Leased Premises, and the denominator of which is the total square footage of gross leased and occupied floor area (including the Leased Premises) in the Shopping Center. As used throughout this Lease, the "gross leased and occupied floor area" in effect for the whole of any Lease Year shall be the average of the gross leased and occupied floor area in effect on the first day of each calendar month in such Lease Year.

     (1) Prior to the proration of such Common Area Maintenance Expenses to Tenant, there shall be deducted from the total of such Common Area Maintenance Expenses any amount specifically contributed by the Major Tenants toward such Common Area Maintenance Expenses. It is further agreed that in no event shall Tenant be obligated for the capital costs of initially constructing the Retail Development or the capital costs of subsequent expansion construction for the Retail Development (i.e., adding new Major Tenants to the Retail Development or expanding the Shopping Center or the common areas).

     (2) Not more often than once during each Lease Year, Landlord agrees to provide, upon thirty (30) days prior written notice, but in no event earlier than ninety (90) days following the expiration of any Lease Year, a statement of Common Area Maintenance Expenses, in reasonable detail. Landlord shall be permitted to describe areas of expenditure by category and shall not be obligated to enumerate each specific expenditure.

     (b) Tenant's proportionate share of such Common Area Maintenance Expenses for each Lease Year shall be paid in advance, in equal monthly installments, in the same manner and at the same time as the monthly installments of Minimum Rent are payable hereunder, without deduction or diminution of any kind, based on an amount estimated in advance, from time to time, by Landlord to be Tenant's obligation under this Section 5.2. Notwithstanding the above, in the event Landlord, at any time, determines that the amount of Common Area Maintenance Expenses actually being paid or incurred by Landlord exceeds the estimate upon which Tenant's proportionate share of Common Area Maintenance Expenses was computed, then Tenant, following a request from Landlord, shall commence to pay with the next monthly installment of Minimum Rent due in an amount sufficient to result in Tenant's paying its full proportionate share of Common Area Maintenance Expenses as computed on the basis of Landlord's revised estimate of Common Area Maintenance Expenses. Subsequent to the end of each Lease Year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of such Common Area Maintenance Expenses for such period. If the total amount paid by Tenant under this Section 5.2 for any Lease Year shall be less than the actual amount due from Tenant for such Lease Year as shown on such statement, Tenant shall pay Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty
(30) days after the furnishing of each such statement, and if the total amount paid by Tenant hereunder for any such Lease Year shall exceed the actual amount due from Tenant for such Lease Year, such excess shall be credited against the next installment due from Tenant to Landlord under this Section 5.2. SEE ATTACHED RIDER FOR INSERTS ARTICLE VI

                             REPAIRS AND MAINTENANCE

     Section 6.1. Repairs and Maintenance by Landlord. Landlord agrees to keep in good order, condition and repair the roof (including keeping the roof watertight), foundation, exterior (including exterior painting and finish), all structural portions of the Leased Premises (and of the building in which the Leased Premises are located) and all plumbing and utility lines not exclusively serving and not located within the Leased Premises. Should any repairs, modifications or alterations be required by reason of applicable law, the same shall be made by Landlord, at Landlord's cost and expense, unless the need for such repairs, modifications or alterations shall result from Tenant's failure to perform its obligations under this Lease or from Tenant's use of the Leased Premises for other than general merchandising purposes. Landlord further agrees to keep in a safe, secure condition all buildings in the Shopping Center In addition, for the first twelve (12) months only following the Delivery of Possession Date, Landlord shall, upon written notice from Tenant of the necessity therefor, correct any defects in Landlord's Work within the Leased
Premises. All costs and expenses incurred by Landlord under this Section 6.1 shall be included in Common Area Maintenance Expenses, other than costs and expenses for Landlord's correction of defects in Landlord's Work.

     Section 6.2. Repairs and Maintenance by Tenant. (a) Except for the repairs and maintenance that Landlord is specifically obligated to make or perform pursuant to Section 6.1 above, throughout the entire Term, Tenant, at its expense, shall promptly make all repairs and replacements and perform maintenance in and to the Leased Premises and all equipment and fixtures therein or appurtenant thereto, that are necessary or desirable in order to keep the Leased Premises in good order, condition and repair and in a safe, dry and tenantable condition. Without limiting the generality of the foregoing, Tenant, at its expense, shall maintain and promptly make any and all necessary repairs to or replacements of: (i) that portion of any pipes, lines, ducts, wires or conduits (whether contained within or outside the Leased Premises) which are installed by Tenant or that exclusively serve the Leased Premises; (ii) the glass windows, plate glass doors, and all fixtures or appurtenances composed of glass that are located in or about the Leased Premises; (iii) Tenant's signs;
(iv) the floors and floor coverings, doors and door frames, windows and window frames, walls, storefront, including security gates, grilles or enclosures, locks and closing devices, partitions and ceilings in the Leased Premises; (v) heating, ventilating, air conditioning, electrical and plumbing system(s) equipment and fixtures (whether contained within or outside the Leased Premises) which are installed by Tenant or which exclusively serve the Leased Premises; and (vi) the Leased Premises or any part of the Shopping Center when repairs thereto are necessitated by any act or omission (negligent or otherwise) of Tenant or any of Tenant's agents, employees or invitees, or by the failure of Tenant to perform any of its obligations under this Lease. Notwithstanding the foregoing, Landlord shall be responsible for repairs and maintenance necessitated by the negligence or intentional acts of Landlord, its agents or employees. Notwithstanding any contrary provision of this Article VI, Tenant, at its expense, shall make any and all repairs to the Leased Premises as may be necessitated by any break-in, forcible entry or other trespass into or upon the Leased Premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours. Tenant, at its expense, shall change all air conditioning filters at least five (5) times per year and shall have the air conditioning system professionally inspected and generally serviced at least twice per year.

     (b) Tenant shall keep and maintain the Leased Premises in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, building inspector, the National Fire Protection association and any other officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance, rules, regulations and orders of any lawful authority having jurisdiction affecting said Leased Premises, or Tenant's use thereof. Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required by reason of the conduct of Tenant's business, from time to time by any agency having jurisdiction or the underwriters insuring the building in which the Leased Premises are located. If any bureau, department or official of the Federal or State government requires or recommends the installation of any changes, modifications or alterations in the sprinkler system or additional sprinkler heads or other equipment (hereinafter collectively "changes") by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Leased Premises, or for any other reason, or if any such changes become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rates set by any fire insurance company, Tenant, at Tenant's expense, shall promptly make such changes as required.

     (c) Tenant agrees that Tenant's use of electrical current will at no time exceed the capacity of the electric distribution system and that Tenant will not make any alteration or addition to Tenant's electrical system without Landlord's prior written consent. If Tenant installs any electrical equipment that overloads the electrical lines in the Leased Premises or the Retail Development, Tenant shall, at Tenant's sole cost and expense, be required to make whatever changes to such electrical equipment and in electric wiring in the Leased Premises (but only after obtaining Landlord's written approval) as may be necessary in order to remedy such overloading and in compliance with all insurance and legal requirements. All changes required to be made hereby shall result in the continued conformance with the provisions of Exhibit "D" and this Lease.

     (d) If Tenant refuses or neglects to properly maintain the Leased Premises, or to commence or to complete repairs promptly and adequately, or if Landlord finds it necessary to make any repairs or replacements otherwise required to be made by Tenant, then Landlord may, after notice to Tenant, in addition to all other remedies, but without obligation to do so, enter the Leased Premises and proceed forthwith to have such maintenance, repairs or replacements made and Tenant shall pay to Landlord, on demand, the costs and expenses therefor plus a charge of fifteen percent (15%) of such costs and expenses.


                                   ARTICLE VII

                                      TAXES

     Section 7.1. Tax Liability. Tenant agrees to pay to Landlord Tenant's proportionate share of all taxes and assessments and service payments in lieu of taxes of every nature and kind which may be levied or assessed by, or payable to, any lawful authority during or with respect to each fiscal tax year falling in whole or in part during the Term against all or any part of the land, buildings and improvements comprising the Retail Development and any other taxes which Landlord becomes obligated to pay with respect to the Retail Development, whether or not the same are assessed against real or personal property or are payable in advance or in arrears (the "Taxes"). If, due to a future change in the method of taxation, any tax, excise or assessment shall be levied or assessed against Landlord, directly or indirectly, in lieu of, in substitution for or as a supplement to any present Taxes or future (real estate or personal property) tax, in whole or in part, such tax, excise or assessment shall constitute a Tax, respecting which Tenant is obligated to pay its proportionate share to Landlord as provided herein. If any Taxes or assessed valuation(s) are contested by Landlord, then Tenant's proportionate share of Taxes shall also include Tenant's proportionate share of the cost and expense of consultation services incurred in evaluating and contesting such Taxes or assessed valuation(s). The term "Taxes" shall also include any form of assessment, special assessment, license fee, license tax, business license fee, business license tax, commercial rental tax, levy, charge, tax or similar imposition, imposed by any authority having the direct power to tax, including without limitation, any city, county, state or Federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district or any other agency or other public body, whether or not consented to or joined in by Landlord and whether or not retroactive, payable by Landlord thereof as against the land and improvements comprising, or any legal or equitable interest of Landlord in, the Retail Development. SEE ATTACHED RIDER FOR INSERTS Section 7.2. Method of Payment. Tenant's proportionate share of Taxes shall be paid, in advance, in monthly installments on or before the first day of each calendar month, in an amount estimated by Landlord. Following receipt of all bills for Taxes attributable to any calendar or fiscal year during the term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of Taxes for such year. If any bill for any such Taxes is not available, Landlord will estimate the amount of such Tax. If the total amount paid by Tenant hereunder for any calendar or fiscal year during the Term shall be less than the actual amount due from Tenant for such year, as shown on such statement, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due, such deficiency to be paid within thirty (30) days after demand therefor by Landlord; and if the total amount paid by Tenant hereunder for any such calendar or fiscal year shall exceed such actual amount due from Tenant for such year, such excess shall be credited against the next installment of Taxes due from Tenant to Landlord hereunder. For the calendar or fiscal years in which this Lease commences and terminates, Tenant's liability for its proportionate share of any Taxes for such years shall be subject to a pro rata adjustment based on the number of days of said calendar or fiscal years during which the Term is in effect. A copy of any such bill for Taxes shall at times be sufficient evidence of the amount of Taxes assessed or levied against the property to which such bill relates. Prior to or at the Commencement Date and from time to time hereafter throughout the Term, Landlord shall notify Tenant in writing of Landlord's estimate of Tenant's monthly installments due hereunder. Tenant's obligations under this Article VII shall survive the expiration or sooner termination of this Lease. SEE ATTACHED RIDER FOR INSERTS

     Section 7.3. Sales and Rent Tax. (deleted)



                                  ARTICLE VIII

                       INSURANCE, INDEMNITY AND LIABILITY

     Section 8.1. Landlord's Insurance Obligations. Landlord agrees to obtain and maintain during the Term, to the extent the same is available, fire and extended coverage insurance, in amounts and coverages and with such special endorsements as Landlord shall determine from time to time, insuring the building in which the Leased Premises are located, and the improvements to the Leased Premises provided by Tenant pursuant to this Lease (exclusive of Tenant's merchandise, trade fixtures, furnishings, equipment, plate glass, signs and personal property of Tenantl. Landlord shall also carry rental interruption insurance in amounts at least equal to Tenant's total rental obligation for at least twelve (12) full months under this Lease including the total of the estimated costs to Tenant of Taxes and Common Area Maintenance Expenses (including insurance) for such period. Tenant shall reimburse Landlord for its proportionate share of the insurance costs incurred by Landlord under this
Section 8.1 as part of Tenant's Common Area  Maintenance  Expenses  described in
Section 5.2 hereof.

     Section 8.2. Tenant's Insurance Obligations. (a) Provided Tenant is the Tenant named on the Cover Page hereof and a wholly-owned subsidiary of the Guarantor and Tenant's and Guarantor's net worth are at least equal to Ten Million. Dollars ($10,000,000.00) combined, Tenant shall have the right to self-insure for any loss or damage of the type covered by standard fire and extended coverage insurance with respect to personal property located on or within the Leased Premises including alterations and improvements made by Tenant to the extent the same are not covered by Landlord's fire and extended coverage insurance. Tenant and Guarantor shall, at their sole expenses, without regard to fault on the part of any person, make and perform any repairs or restorations which are required as a result of a casualty which would be covered by insurance of the type described in this Section 8.2(a). Tenant, at Tenant's sole cost and expense, shall obtain and maintain in effect commencing with the Delivery of Possession Date and continuing throughout the Term, insurance policies providing for the following coverage: (i) all risk property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as now are or hereafter may be included in a standard extended coverage endorsement from time to time in general use in the State, insuring Tenant's merchandise, trade fixtures, furnishings, equipment and all items of personal property of Tenant and of anyone claiming by, through or under Tenant located on or in the Leased Premises, and the amount of such insurance will be set forth in an "agreed value endorsement" to the policy of such insurance, not less than one hundred percent (100%) of the full replacement value thereof without deduction for depreciation, and with a deductible amount of not more than Fifty Thousand Dollars ($50,000.00). Any and all proceeds of such insurance, so long as the Lease shall remain in effect, shall be used only to repair or replace or pay for the items so insured; (ii) a commercial general liability policy, including insurance naming Landlord and any mortgagee of the Shopping Center as additional insured, protecting against any and all claims for injury to persons or property occurring in or about the Leased Premises and protecting against assumed or contractual liability under this Lease with respect to the Leased Premises and the operations of Tenant and any subtenant of Tenant in, on or about the Leased Premises, with such policy to be in the minimum amount of Three Million Dollars ($3,000,000) single limit coverage; (iii) products liability insurance for merchandise offered for sale or lease from the Leased Premises, including (if this Lease covers leased premises in which food and/or beverages are sold and/or consumed) liquor liability coverage (if applicable to Tenant's business) and coverage for liability arising out of the consumption of food and/or alcoholic beverages on or obtained at the Leased Premises, of not less than Two Million Dollars ($2,000,000) per occurrence for personal injury and death and property damage; (iv) workers' compensation coverage as required by law; (v) with respect to alterations, improvements and the like required or permitted to be made by Tenant hereunder, contingent liability and builders risk insurance in amounts satisfactory to Landlord; and (vi) the insurance required under Exhibit D".

     (b) All insurance policies herein to be procured by Tenant shall: (i) be issued by insurance companies reasonably satisfactory to Landlord and authorized to do business in the State; (ii) be written as primary policy coverage and non-contributing with respect any coverage which Landlord may carry with any coverage carried by Landlord being excess insurance; (iii) insure and name each of Landlord, any mortgagee of the Shopping Center or the Retail Development and any parties in interest designated by Landlord as additional insured, as their respective interests may appear (except with respect to workers' compensation insurance); and (iv) shall contain an express waiver of any right of subrogation by the insurance company against Landlord, and its agents, employees and representatives which arises or might arise by reason of any payment under such policy or by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease. With respect to each and every one of the insurance policies herein required to be procured by Tenant, on or before the Commencement Date and before any such insurance policy shall expire, Tenant shall deliver to Landlord, upon Landlord's written request, a duplicate original or certified copy of each such policy or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section and containing provisions specified herein, together with evidence of payment of all applicable premiums. Any insurance required to be carried hereunder may be carried under a blanket policy covering the Leased Premises and other locations of Tenant. Each and every insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that, unless Landlord shall first have been given thirty (30) days' prior written notice thereof, the insurer will not cancel, materially change or fail to renew the coverage provided by such insurance policy. The term "insurance policy" as used herein shall be deemed to include any extensions or renewals of such insurance policy. In the event that Tenant shall fail to promptly furnish any insurance coverage hereunder required to be procured by Tenant, Landlord, at its sole option, shall have the right after ten (10) days prior written notice to Tenant to obtain the same and pay the premium therefor for a period not exceeding one (1) year in each instance, and the premium so paid by Landlord shall be immediately due and payable by Tenant to Landlord as additional rent.

     (c) Tenant shall not do or permit to be done any act or thing upon the Leased Premises that will invalidate or be in conflict with fire insurance policies covering the building containing the Leased Premises or any part thereof. including all common areas, or fixtures and property therein, or any other insurance policies or coverage referred to above in this Article VIII and

Tenant shall promptly comply with all rules, orders, regulations, and requirements relating to such insurance policies, and shall not do. or permit anything to be done, in or upon the Leased Premises, or bring or keep anything therein, which shall increase the rate of fire insurance on the building in which the Leased Premises are located or on any property, including all common areas, located therein, or increase the rate or rates of any other insurance referred to hereinabove. If 'any act or omission of Tenant, its agents, employees or contractors shall result in any increase in the premium rates applicable to any such insurance policies carried by Landlord, or other increased costs to Landlord in connection therewith, then Tenant shall reimburse Landlord on demand as additional rent for the amount of any increased rates or costs. !n particular, if Tenant uses the Leased Premises for preparation of food, Tenant shall reimburse Landlord, on demand, for any part of the premium for insurance coverage under Section 8.1 hereof required to be paid on account of such use of the Leased Premises.

     Section 8.3. Mutual Covenant. Notwithstanding any provision of this Lease to the contrary, each of Landlord and tenant hereby releases the other, its officers, directors, employees, and' agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty for which insurance containing a waiver of subrogation is carried by the injured party at the time of such loss, damage or injury regardless of the extent of any recovery by the injured party under such insurance., Both parties agree to carry casualty insurance containing such waiver of subrogation. Additionally, at any time Tenant self-insures its insurance obligations hereunder, Tenant hereby releases the Landlord, its officers, directors, employees and agents from any and all liability or responsibility for any loss, damage or injury caused by fire or other casualty, even if such loss, damage or casualty is caused in whole or in part by Landlord or by any party for whom Landlord may be responsible.

     Section 8.4. Covenant to Hold Harmless. Tenant hereby indemnifies and agrees to hold harmless Landlord, its officers, directors, partners, ~ agents, and any mortgagee or master lessor of the Shopping Center and/or the Retail Development (herein, collectively, "Landlord's Indemnitees"), from and against any and all claims, actions, damages, liability, cost and expense, including attorneys' fees, that (i) arise from or are in connection with the possession. use, occupancy, management, repair, maintenance or control of the Leased Premises, or any portion thereof, or (ii) arise from or are in connection with any act or omission of Tenant or Tenant's agents, employees, contractors, licensees or invitees, or (iii) result from any default, breach, violation or nonperformance of this Lease or any provision hereof by Tenant, or (iv) result from injury to person or property or loss of life sustained in or about the Leased Premises. Tenant shall, at its own cost and expense, defend any and all actions, suits and proceedings which may be brought against Landlord or any of Landlord's Indemnitees with respect to the foregoing. Tenant shall pay, satisfy and discharge any and all judgments, orders and decrees which may be received against Landlord or any of Landlord's Indemnitees in connection with the foregoing. In the event Landlord or any of Landlord's Indemnitees, shall, without fault, be made a party to any litigation commenced by or against Tenant, or if Landlord or any such party shall, in its sole discretion, intervene in such litigation to protect its interest hereunder, then Tenant shall protect and hold them harmless and shall pay all costs, expenses and attorneys' fees incurred or paid by such party(ies) in connection with such litigation. SEE ATTACHED RIDER FOR INSERTS

     Section 8.5. Loss and Damage. All Tenant's property of every kind and description which may at any time be in the Leased Premises shall be kept at Tenant's sole risk, and Landlord shall not be liable to Tenant, its agents, employees or customers, except to the extent resulting from the negligence or intentional acts of Landlord, its agents or employees for any damage, loss, compensation, accident, or claims whatsoever resulting to Tenant or its property from the necessity of repairing any portion of the Shopping Center; any interruption in the use of the Leased Premises; the use or operation (by Landlord, Tenant, or any other person or persons whatsoever) of any elevators, heating, cooling, electrical or plumbing equipment or apparatus; the termination of this Lease by reason of the destruction of the Leased Premises; any fire, robbery, theft, or any other casualty; any leakage in any part or portion of the Leased Premises or the Shopping Center; any water, wind, rain or snow that may leak into, or flow from part of the Leased Premises or the Shopping Center; any acts or omissions of any occupant of any space adjacent to or adjoining all or any part of the Leased Premises or any part of the building of which the Leased Premises are a part; any explosion, casualty, utility failure or malfunction, or falling plaster; the bursting, stoppage or leakage or any pipes, sewer pipes, drains, conduits, appliance or plumbing works; or any other cause whatsoever.


                                   ARTICLE IX

                         DESTRUCTION OF LEASED PREMISES

     Section 9.1. Continuance of Lease. In the event of any damage to the Leased Premises by fire or other casualty, this Lease shall not be terminated or otherwise affected; except that, if more than twenty-five percent (25%) of the square footage of the Leased Premises shall be damaged by any such fire or other casualty during the last three (3) years of the term of this Lease (not including any option or renewal periods) or during any renewal or extension of the term hereof and the cost of repair or restoration exceeds Ten Thousand Dollars ($10,000.00) as estimated by Landlord, or if Landlord is unable to rebuild any portion of the building in which the Leased Premises are located or of the Shopping Center due to any inability to obtain any required governmental approval in connection therewith, or if more than thirty-five percent (35%) of the floor area of the building in which the Leased Premises are located or of the Shopping Center shall be damaged or destroyed by fire or other casualty, or if all or any part of the building in which the Leased Premises are located or if the Shopping Center or the Leased Premises shall be damaged or destroyed at any time by the occurrence of any risk not insured under the insurance required to be carried under Article VIII hereof, then Landlord shall have the option to terminate this Lease within ninety (90) days following the occurrence of such fire or other casualty by giving written notice to Tenant during such period. In the event Landlord exercises any of the foregoing options to terminate, this Lease shall immediately terminate upon Landlord's written notice to Tenant and
(a) the entire proceeds of the insurance provided for in Section 8.1 hereof shall be paid by the insurance company or companies directly to Landlord and shall belong to, and be the sole property of Landlord, (b) the portion of the proceeds of the insurance provided for in Section 8.2 which is allocable to equipment, fixtures and other items, which, by the terms of the Lease, rightfully belongs to Landlord upon the termination of the Lease by whatever cause, shall be paid by the insurance company or companies directly to Landlord, and shall belong to, and be the sole property of Landlord, and (c) Landlord and Tenant shall be relieved from any and all further liability or obligation occurring under this Lease from and after the date of such termination. Tenant hereby waives any and all rights which it may have to terminate this Lease by reason of damage to the Leased Premises by fire or other casualty pursuant to any presently existing or hereafter enacted statute or pursuant to any other law.

     Section 9.2. Reconstruction. If the Leased Premises are damaged by fire or other casualty and this Lease is not terminated in accordance with Section 9.1 hereof, then all fire and extended coverage insurance proceeds from policies carried pursuant to Section 8.1 hereof, however recovered, shall be held in escrow and made available for payment of the costs of repairing, replacing and rebuilding the Leased Premises, the damage to the Leased Premises shall be promptly repaired, and the Minimum Rent and other charges payable by Tenant to Landlord shall be abated in proportion to the floor area of the Leased Premises rendered untenantable, and the Sales Break Point shall likewise be proportionately reduced. Payment of full rental and all other charges so abated shall commence and Tenant shall be obligated to reopen for business sixty (60) days following the date that Landlord advises Tenant that the Leased Premises are tenantable and Landlord has substantially completed Landlord's Work, unless

Tenant opens at an earlier time in the damaged area or remains open in such area following destruction or damage, in which event there shall be no abatement or any such abatement shall terminate as of the date of Tenant's earlier reopening. Landlord shall be obligated to commence Landlord's Work and shall diligently pursue the completion of Landlord's Work and shall cause the same to be completed as soon thereafter as possible under the attendant circumstances, but in any event all such Landlord's Work shall be completed and the Leased Premises reopened for business within one hundred eighty (180) days following such fire or casualty. After Landlord has completed Landlord's Work, Tenant shall commence such Tenant's Work, at Tenant's expense. Tenant shall comply with all laws, ordinances and governmental rules or regulations, and shall perform all work or cause such work to be performed with due diligence and in a first-class manner. All permits required in connection with said repairs, restoration and reconstruction shall be obtained by Tenant, at Tenant's sole cost and expense. Any amount expended by Tenant in excess of any insurance proceeds received by Tenant shall be the sole obligation of Tenant. (deleted) in accordance with the working drawings originally approved by Landlord or with (at Landlord's sole election) new drawings prepared by Tenant and acceptable to Landlord and tenant. In no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, furnishings or equipment. If Landlord repairs or rebuilds, Tenant, at Tenant's sole cost, shall repair or replace Tenant's merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that existing prior to the damage or destruction thereof. Except as may be specifically set forth in this Article IX, Landlord shall not be liable or obligated to Tenant to any extent whatsoever by reason of any fire or other casualty damage to the Leased Premises, or any damages suffered by Tenant by reason thereof, or the deprivation of Tenant's possession of all or any part of the Leased Premises. In the event Landlord has not commenced restoration or rebuilding the Leased Premises within ninety (90) days of the date of such fire or casualty loss, or has not diligently proceeded to complete such restoration or rebuilding so that the Leased Premises are restored/rebuilt to its former condition prior to such fire or casualty loss within one SEE ATTACHED RIDER FOR INSERTS hundred eighty (180) days of the date of such fire or casualty loss, then Tenant will have the right, in either case, to terminate this Lease by providing Landlord notice of such election and Tenant will vacate and surrender the Leased Premises pursuant to Section 17.1 hereof.


                                    ARTICLE X

                                  CONDEMNATION

     Section 10.1. Eminent Domain. If fifty percent (50%) or more of the floor area of the Leased Premises shall be taken or condemned by any governmental authority (including, for purposes of this Article, any purchase by such governmental authority in lieu of a taking), then either party may elect to terminate this Lease by giving notice to the other party not more than ninety
(90) days after the date on which such title shall vest in the authority. If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities, Landlord may elect to terminate this Lease by giving Tenant notice within one hundred eighty (1 80) days after such taking. In addition, if any Major Tenant shall terminate its lease with Landlord, pursuant to a taking of its store, Landlord may terminate this Lease by written notice to Tenant within ninety (90) days after notice to Landlord that such Major Tenant is terminating its lease. In the case of any taking or condemnation, whether or not the Term shall cease and terminate, the entire award shall be the property of Landlord; provided, however, Tenant shall be entitled to any award as may be made for trade fixtures and other equipment (not including any Tenant's Work required or permitted under this Lease) which under the terms of this Lease would not have become the property of Landlord; further provided, that any such award to Tenant shall not be in diminution of any award otherwise to be made to Landlord in the absence of such award to Tenant.

     Section 10.2. Rent Apportionment. In the event of any taking or condemnation, the then current Minimum Rent, Sales Break Point and the square foot floor area in the Leased Premises as determined pursuant to Section 1.1 shall be apportioned as of the date when possession of the Leased Premises is required to be delivered to the condemning authority or termination of this Lease, as the case may be, and, if the Term shall not have ceased and been terminated as of said date, Tenant shall be entitled to a pro rata reduction in the Minimum Rent payable and Sales Break Point hereunder, or if Tenant has prepaid Minimum Rent, Tenant shall be entitled to a pro rata credit for the Minimum Rent paid hereunder, based on the proportion which the floor area taken from the Leased Premises bears to the entire floor area of the Leased Premises immediately prior to such taking.

     Section 10.3. Temporary Taking. Notwithstanding anything to the contrary in this Article X, requisitioning of the Leased Premises or any part thereof by military or other public authority for purposes arising out of a temporary emergency or other temporary situation or circumstances shall constitute a taking of the Leased Premises by eminent domain when the use or occupancy by the requisitioning authority is expressly provided to continue, or shall in fact have continued, for a period of one hundred eighty (1 80) days or more. If the Lease is not thereafter terminated under the foregoing provisions of this
Article X, then for the duration of any period of use and occupancy of the Leased Premises by the requisitioning authority, all the terms and provisions of this Lease and obligations of Tenant hereunder shall remain in full force and effect, except that the Minimum Rent and Sales Break Point shall be reduced in the same proportion that the floor area of the Leased Premises so requisitioned bears to the total floor area of the Leased Premises, and Landlord shall be entitled to whatever compensation may be payable from the requisitioning authority for the use and occupation of the Leased Premises for the period-involved.


                                   ARTICLE Xl

                  ASSIGNMENT, SUBLETTING AND ENCUMBERING LEASE

     Section 11.1. No Assignment, Subletting or Encumbering of Lease. (a) Notwithstanding any references to assignees, subtenants, concessionaires or other similar entities in this Lease, Tenant shall not (i) assign or otherwise transfer, or mortgage or otherwise encumber, this Lease, in whole or in part, or any of its rights hereunder, or (ii) sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises or any part thereof by any persons other than Tenant or its agents. Any such attempted or purported transfer, assignment, mortgaging or encumbering of this Lease or any of Tenant's interest hereunder and any attempted or purported subletting or grant of a right to use or occupy all or a portion of the Leased Premises in violation of the foregoing sentence, whether voluntary or involuntary or by operation of law or otherwise, shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, or occupant, and shall, at Landlord's option, terminate this Lease without relieving Tenant of any of its obligations hereunder for the balance of the stated term. Nothing contained elsewhere in this Lease shall authorize Tenant to enter into any franchise, concession, license, permit, subtenancy, departmental operation arrangements or the like, except pursuant to the provisions of this Article Xl. Notwithstanding the provisions of this Article Xl to the contrary, Landlord's consent shall not be unreasonably withheld or delayed to an assignment of this Lease or a sublease of all or any portion of the Leased Premises (by merger, consolidation or otherwise) to another entity (the "Transferee") to which Tenant shall simultaneously be transferring all or substantially all of its stock or all or substantially all of its assets, provided that: (i) the number of stores being transferred must consist of at least three (3) stores, (ii) Tenant shall not at the time of such transfer be in default under any of the terms, covenants and conditions of this Lease beyond any applicable grace period, (iii) such Transferee shall agree in writing to perform all of the unperformed terms, covenants and conditions of this Lease, and (iv) Tenant shall at all times remain primarily obligated for the performance of the terms, covenants and conditions of this Lease. Tenant shall also have the right, without Landlord's consent, to assign this Lease or sublet the Leased Premises to its parent corporation or any of its wholly-owned subsidiaries, or any affiliate or subsidiary


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of Tenant's parent corporation.  In addition,  Tenant may, without violating the provisions of this Article XI, sell or offer for sale its voting stock to the public in accordance with the qualifications or registration requirements of the state where Tenant is incorporated and the Security Act of 1933, as amended.

     (b) If Tenant is a corporation, the sale, issuance or transfer of any voting capital stock of Tenant or of any corporate entity which directly or indirectly controls Tenant (unless Tenant is a corporation whose stock is traded (deleted)

     which shall result in a change in the voting control of Tenant or the corporate entity which controls Tenant shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. If Tenant is a partnership or unincorporated association, then the sale, issuance or transfer of a majority interest therein, or the transfer of a majority interest in or a change in the voting control of any partnership or unincorporated association or corporation which directly or indirectly controls Tenant, or the transfer of any portion or all of any general partnership or managing partnership interest, shall be deemed to be a prohibited assignment of this Lease within the meaning of this Article XI. The consent by Landlord to any assignment, transfer, or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Lease or as a waiver or release of the non-assignability covenants in their future application, nor shall the collection or acceptance of rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease. SEE ATTACHED RIDER FOR INSERTS (1) Notwithstanding anything herein contained to the contrary, a sale or transfer of any voting capital stock of Tenant when caused by death (e.g. testamentary transfer) or for estate planning purposes (e.g. inter vivos trust) will not be deemed a prohibited assignment of the Lease.

     (2) The provisions of this Section 11.1(b) shall not be deemed to prohibit the transfer of limited partnership interests among existing limited or general partners; however, if either general partner ceases to remain a general partner of Tenant, such occurrence shall be deemed a prohibited assignment of this Lease under the meaning of Article XI.

     (c) Without conferring any rights upon Tenant not otherwise provided in this Article XI, should Tenant desire to enter into an assignment, sublease or transfer of this Lease or Tenant's rights hereunder, Tenant shall request in writing Landlord's consent to the assignment at least thirty (30) days before the proposed effective date of the assignment, providing the following: (1) the full particulars of the proposed assignment, sublease or transfer of this Lease or Tenant's rights hereunder, including its nature, effective date, terms and conditions, and copies of any offers, draft agreements, subleases, letters of commitment or intent and other documents pertaining to the proposed assignment;
(2) a description of the identity, net worth and previous business experience of the proposed transferee, including, without limitation, copies of the proposed' transferee's latest income, balance sheet and changes in financial position statements (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by the proposed transferee: and (3) any further information relevant to the proposed assignment which Landlord shall request after receipt of Tenant's request for consent. Tenant shall, concurrently with any request for Landlord's consent, pay to Landlord a fee in the sum of One Thousand and 00/lOOths Dollars ($1,000.00) for Landlord's review and processing of such request and Landlord shall not be obligated to review such request prior to Landlord's receipt of such fee. All requests for consent to assignment, sublease or transfer shall be forwarded to Landlord at the address provided above and to the on-site mall management office, if applicable.

     (d) Except for a permitted assignment or subletting as specified in Section 11.1(a) and (b), and without conferring any rights upon Tenant not otherwise provided in this Article Xl, in the event of an assignment or transfer of Tenant's interest in this Lease, or a sublease of all or a portion of the Leased Premises, to a third party, any monthly rent or other payment accruing to Tenant as a result of any such assignment, transfer, or sublease, including any lump sum or periodic payment in any manner relating to such assignment, transfer or sublease, which is in excess of the rent then payable by Tenant under the Lease shall be paid one-half of such excess by Tenant to Landlord monthly as additional rent. Landlord may require a certificate from Tenant specifying the

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full  amount of any such  payment  of  whatsoever  nature.  Notwithstanding  any assignment, subletting or transfer of this Lease or Tenant's rights hereunder, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

     (e) All reasonable costs and expenses, including attorneys' fees (which shall include the cost of any time expended by Landlord's attorneys, including in-house counsel) incurred by Landlord in connection with any proposed or purported assignment, transfer or sublease shall be borne by Tenant and shall be payable to Landlord as additional rent. It is understood and agreed that the restrictions set forth in this Article are of primary importance in enabling Landlord to control the mix of tenants in the Shopping Center.

     Section 11.2. Assignment or Sublet. If this Lease is transferred or assigned, in whole or in part, as aforesaid, or if the Leased Premises or any part thereof be sublet or occupied by any person or entity other than Tenant, whether as a result of any act or omission by Tenant, or operation of law, or otherwise, then Landlord, whether before or after default by Tenant, may, in addition to, and not in diminution of or substitution for, any other rights and remedies under this Lease or pursuant to law to which Landlord may be entitled as a result thereof, collect rent from the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved, but no such transfer, assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained herein or the acceptance of the transferee, assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant set forth in this Lease.

     Section 11.3. Transfer of Landlord's Interest. In the event of any transfer of Landlord's interest in the Leased Premises, including a sale or lease. the transferor shall be automatically relieved of any and all obligations on the part of Landlord accruing from and after the date of such transfer, provided that (a) the interest of the transferor, as Landlord, in any funds then in the hands of Landlord in which Tenant has an interest shall be turned over, subject to such interest. to the then transferee; and (b) notice of such sale, transfer or lease shall be delivered to Tenant as required by law.


                                   ARTICLE XII

          SUBORDINATION, ATTORNMENT. FINANCING AND ESTOPPEL CERTIFICATE

     Section 12.1. Subordination. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any mortgages or deeds of trust that are now, or may hereafter be, placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. provided that the mortgagees or beneficiaries named in said mortgages or trust deeds shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to its mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of said mortgage or deed of trust. Tenant agrees that, upon the request of Landlord, or any mortgagee or beneficiary, Tenant shall execute whatever reasonable instruments may be required to carry out the intent of this Section 1 2.1 and Section 12.2.

     Section 12.2. Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage and/or deed of trust made by Landlord covering the Leased Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Shopping Center or any portion thereof containing the Leased Premises, Tenant hereby attorns to, and covenants and agrees to execute and deliver an instrument or instruments in writing whereby Tenant attorns to such successor-in-interest and recognizes such successor as Landlord under this Lease. In such case, the successor to Landlord's interest under such mortgage or deed of trust shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance (except prepayments in the nature of a security deposit), so that rent shall be payable under this Lease in accordance with its terms, from the date of the foreclosure of such mortgage or deed of trust, as if such prepayment had not been made. Such successor to Landlord's interest under such mortgage or deed of trust shall not be bound by any amendment or modification of this Lease unless, prior to the foreclosure of such mortgage or deed of trust, such successor to Landlord's interest shall have first consented in writing to any such amendment or modification. Payment by or performance of this Lease, by any person, firm or corporation claiming an interest in this Lease or the Leased Premises by, through or under Tenant without Landlord's consent in writing shall not constitute an attornment or create any interest in this Lease or the Leased Premises.

     Section 12.3. Financing. In any event any construction lender, land lessor, or the permanent lender for the Shopping Center requires, as a condition to financing, modifications to this Lease, then, provided such modifications do not materially alter the approved working plans and do not increase the Rent to be paid hereunder, Landlord shall submit to Tenant a written amendment with such required modifications and. if Tenant fails to execute and return the same within thirty (30) days after the amendment has been submitted. Landlord shall be entitled to its remedies as specified in Section 1 2.5. Nothing herein shall require Tenant to execute an amendment or amendments to accomplish changes which would (i( change the Minimum Rent, additional rent or Percentage Rent payable by Tenant; (ii) change the Permitted Use; (iii) change the size, dimensions or location of the Leased Premises; (iv) change the length of the Term; (v) change Landlord's construction obligations; (vi) change the conditions precedent as to Tenant's initial opening requirements, or (vii) place a lien on Tenant's assets.

     Section 12.4. Estoppel Certificate. Tenant shall, without charge therefor, at any time and from time to time, within thirty (30) days after request therefor by Landlord, execute, acknowledge and deliver to Landlord a written estoppel certificate, in reasonable form, certifying to Landlord, any mortgagee, or any purchaser of the Shopping Center or any other person designated by Landlord, as of the date of such estoppel certificate: (i) that Tenant is in possession of the Leased Premises and has unconditionally accepted the same;
(ii) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and setting forth such modifications); (iii) whether or not there are then existing any set-offs or defenses against the enforcement of any right or remedy of Landlord, or any duty or obligation of Tenant, hereunder (and, if so, specifying the same in detail); (iv) that rent is paid currently without any offset or defense thereto, (v) the dates, if any, to which any rent has been paid in advance; (vi) whether or not there is then existing any claim of Landlord's default under this Lease and if so, specifying the same in detail; and (vii) that Tenant has no knowledge of any event having occurred that authorized the termination of this Lease by Tenant or if Tenant has such knowledge, specifying the same in detail); and (viii) any other matters relating to the status of this Lease that Landlord or its mortgagee may request to be confirmed, provided that such facts are accurate and ascertainable. Landlord shall, within thirty (30) days after written request from Tenant, no more often than once in any year, and provided Tenant is not then in default hereunder, deliver to Tenant, or such persons as Tenant may designate, a statement in writing certifying to the extent true that: (i) Tenant is in possession of the Leased Premises; (ii) this Lease is in full force and effect (as later modified, if such be the case); (iii) the rentals due hereunder are current; and (iv) that, to the best of Landlord's knowledge, information and belief, Tenant is not in default hereunder.

     Section 12.5. Remedies. Any failure by Tenant to execute any certificate, statement or instrument in accordance with the foregoing provisions of this Article or any financing statement in accordance with the provisions of Section 14.2(a), within the time period provided or if no time period is specified, then within thirty (30) days after written request, shall constitute an irrevocable power of attorney appointing and designating Landlord or its successors or assigns ac attorney-in-fact for Tenant, to execute and deliver such certificate, statement, instrument or financing statement.

                                  ARTICLE XIII

                            ADVERTISING AND PROMOTION

     Section 13.1. Promotion Fund. Landlord shall establish an advertising and promotion fund (the "Fund"). The object of the Fund shall be to advertise the Retail Development and to provide a program of events, all of which shall, in Landlord's judgment, serve to enhance and promote the Retail Development and its occupants. Such program of events may include the promotion of coach traffic to the Retail Development and the development of a mall video network within the Retail Development offering a program of information, entertainment and advertisements. The Fund shall be administered by Landlord and the costs and expenses of such administration shall be charged to the Fund. Landlord shall expend all amounts paid to the Fund by the tenants in the Retail Development for the purposes herein set forth.

     Section 13.2. Promotion Fund Contribution. Tenant's annual contribution to the Fund shall be the Fund Contribution (reduced proportionately for a partial Lease Year) as defined on the Data Sheet. (deleted)

     the  Grand  Opening,  Tenant  shall  also  pay  Tenant's  one-time  initial contribution or Grand Opening Fee which is equal to the annual Fund Contribution. The Fund Contribution payable by Tenant for each Lease Year shall be increased commencing with the second Lease Year of the Term, and each Lease Year thereafter, by a percentage equal to the percentage increase from the "base period" of the Consumer Price Index (as defined in Section 20.1 2 hereof) to the "current period" of the Index of the Lease Year for which the adjustment is being made. Except as herein expressly provided, the term "base period" shall initially refer to the Index published for the month of October immediately preceding the Lease Year for which the Fund Contribution was last adjusted hereunder. The "current period" of the Index shall refer to the Index published for the month of October immediately preceding the Lease Year for which an adjustment is being made. In the event the Index shall not be published for any of the above-described months, then the Index published for the month closest, but prior, to the described month shall be used in its place. The annual Fund Contribution shall be payable by Tenant to Landlord, or as Landlord may direct, in twelve (12) equal monthly installments, commencing on the Commencement Date, at the same time and in the same manner as the monthly installments of Minimum Rent are payable. SEE ATTACHED RIDER FOR INSERTS

     Section 13.3. Advertisements.

     Section 13.4. Network. Landlord may cause to be developed a mall video network within the Retail Development (the "Network"). The object of the Network shall be to provide a program of information, entertainment and advertisements, which shall, in Landlord's judgment, serve to enhance or promote the Retail Development and its occupants. The Network shall have the right to sell available time and access on the Network for advertisements or other uses. The Network shall be under the sole and exclusive direction of Landlord and shall be administered by Landlord. The costs and expenses paid or incurred by Landlord for administering, operating, equipping, staffing, protecting, insuring, repairing, replacing and maintaining the Network shall be charged to the Fund. During the initial year of the Term and provided Tenant is not in default of payment of its Fund contribution, Landlord agrees to produce, or cause to be produced a video taped advertising message of the business conducted, or to be conducted, in the Leased Premises (herein "Tenant Video") in accordance with the terms of this Section. The Tenant Video shall (i) identify Tenant's type of business in the Leased Premises, Tenant's trade name and the address/location of the Leased Premises within the Retail Development; (ii) be approximately fifteen
(15) seconds in duration; (iii) be produced on one occasion only following the initial opening of the Leased Premises for business; (iv) be produced in the Leased Premises, Landlord's studio or both; (v) utilize one from a select group of advertising message formats as mutually selected by Landlord and Tenant; and
(vi) not contain any lewd, obscene or offensive content or material. The Tenant Video will be shown on the Network a reasonable number of times, not to exceed one hundred (100), during a two (2) week period in the first year of the Term.

Landlord shall use reasonable efforts to air Tenant Videos at varying times and days during such two (2) week period. Any further production by Landlord of advertising messages for Tenant and any further air time on or access to the Network is subject to availability, as determined solely by Landlord, and shall be at the then applicable rates and fees set by Landlord. Landlord shall have the right to reject, remove or discontinue showing any Tenant Video or advertising message on the Network the content of which is, in the opinion of Landlord, unethical, misleading, in bad taste, or shall tend to injure the reputation of the Retail Development or its occupants, or shall be deemed to be detrimental to the Retail Development, or is in violation of any applicable rule, law or existing agreement with occupant(s) of the Retail Development. Tenant acknowledges that Tenant shall be solely responsible for the content of its Tenant Video and, except with respect to the gross negligence of Landlord and the Network, Tenant agrees to save harmless Landlord, its officers, directors, partners, employees and agents from and against any and all claims, actions, damages, liability, cost or expense, including attorneys' fees that arise from or with respect to the content of such advertising message, including without limitation any claims for infringement of the intellectual property rights of others or actions for unfair competition. Landlord reserves the right at any time to dissolve the Network and cease providing its promotional services as well as Tenant Videos and in lieu thereof, to provide, or cause to be provided, a program of advertising and promotional events which, in Landlord's sole judgment, will serve to promote the Retail Development and its occupants.


                                   ARTICLE XIV

                              DEFAULT AND REMEDIES

     Section 14.1. Elements of Default. If any one of more of the following events occur, said events shall hereby be classified as a "default": (a) (i) the failure of Tenant to take possession of the Leased Premises at the Delivery of Possession Date, (ii) the failure of Tenant to open its doors for business on the date specified in Section 1.2 hereof, (iii) if Tenant vacates or abandons the Leased Premises and permits the same to remain unoccupied and unattended,
(iv) if Tenant fails to maintain normal inventory levels and employee staff for the conduct of its normal business activities in the Leased Premises, (v) if Tenant fails to continuously operate its business in compliance with Section 4.2 hereof, (vi) if Tenant fails to operate for the purposes specified in Section
4.1 hereof, (vii) in the event of the sale or removal of a substantial portion of Tenant's property located in the Leased Premises in a manner which is outside the ordinary course of Tenant's business; (b) the failure of Tenant to pay any Rent or other charges required to be paid by Tenant when same shall become due and payable hereunder and such failure continues for ten (10) days after written notice; (c) the failure of Tenant to perform or observe any term or condition of this Lease (including the obligation specified in Section 14.3) and such failure shall continue for thirty (30) days after written notice; (d)
     if any writ of execution, levy, attachment or other legal process of law shall occur upon Tenant's assets, merchandise, fixtures, or Tenant's estate or interest in the Leased Premises; (f) if Tenant shall be liquidated or dissolved or shall begin proceedings toward such liquidation or dissolution, or shall in any manner permit the divestiture of all, or any substantial part of Tenant's assets; (g) Landlord and Tenant acknowledge that Tenant or the parent, subsidiary or affiliate of Tenant (by virtue of common ownership or control, direct or indirect) has presently, or may in the future, enter into lease agreements with Landlord (or with any person or entity which is affiliated with Landlord, or which directly or indirectly controls or is controlled by, or is under common control with Landlord, or which is managed by the managing agent utilized by Landlord for the Shopping Center) (such leases to be referred to as "other leases"), and, in the event of "~ which shall not be remedied within the applicable grace period, if any, by Tenant under this Lease or by the tenant in any of the "other leases", then Landlord may, upon notice in writing to Tenant, declare such default to be a default of this Lease and, at Landlord's option, a default of any of the "other leases", as the case may be. Nothing contained herein shall be deemed a limitation of the rights of Landlord as set forth in this Lease or any of the "other leases". SEE ATTACHED RIDER FOR INSERTS

     Section 14.2. Landlord's Remedies. In the event of any such default or breach by Tenant. Landlord may, at any time thereafter, with or without further notice by demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

     (a) (deleted)



     (b) Perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given at least three (3) days' notice (except in the case of emergency, in which event no such notice shall be required), the cost of which performance by Landlord, t9gether with interest therein at the Default Interest Rate from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand.

     (c) Re-enter and repossess the Leased Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost of for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or conversion or becoming liable for any loss or damage occasioned thereby. In connection herewith, Landlord shall have, in addition to any other remedies, any and all self-help remedies, including, but not limited to, a forcible entry into the Leased Premises or a "lock-out" accomplished by changing the locks on the Leased Premises,

     (d) Declare the entire balance of the Rent, and all other amounts to be paid by Tenant hereunder for the remainder of the Term to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law. The amount of additional rent and Percentage Rent payable with respect to each Lease Year remaining in the Term after such default (including the Lease Year during which such default occurred) shall be conclusively presumed to be equal to the average additional rent and Percentage Rent payable with respect to each completed Lease Year preceding such default; provided, however, that if such default occurs before the expiration of two (2) Lease Years, then the amount of additional rent and Percentage Rent payable with respect to each Lease Year remaining in the Term after such default (including the Lease Year or partial Lease Year during which such default occurred) shall be conclusively presumed to be equal to twelve (12) times the average monthly additional rent and Percentage Rent payable prior to such default.

     le) Terminate this Lease by giving notice of such termination to Tenant, which termination shall be effective as of the date of such notice or any later date thereof specified by Landlord in such notice (provided, that, without limiting the generality of the foregoing provisions, Landlord shall not be deemed to have accepted any abandonment or surrender by Tenant of any or all of the Leased Premises or Tenant's leasehold estate under this Lease unless Landlord has so advised Tenant expressly and in writing, regardless of whether Landlord has re-entered or relet any or all of the Leased Premises or exercised any or all of Landlord's other rights under this Lease or applicable law).

     (f) In Landlord's own name, or otherwise, relet any and all of the Leased Premises with or without any additional premises, for any or all of the remainder of the Term (or, if this Lease has then been terminated, for any or all of the period which would, but for such termination, have constituted the remainder of the Term) or for a period exceeding such remainder, on such terms and subject to such conditions as are acceptable to Landlord (including, by way of example rather than of limitation, the alteration of any or all of the Leased Premises in any manner which, in Landlord's judgment, is necessary or desirable in connection with such reletting, and the allowance of one or more concessions or "free-rent" or reduced-rent periods), and collect and receive the rents thereof. Tenant shall pay to Landlord, at the times and in the manner specified by the provision of this Lease (unless Landlord has elected to accelerate Rent as provided above in subparagraph (d), in which event Tenant shall be obligated to pay such accelerated amount as provided in such subparagraph), (i) the installments of the Minimum Rent, additional rent and Percentage Rent accruing during such remainder of the Term (or, if this Lease has then been terminated, damages equaling the respective amounts of such installments (determined as provided in subparagraph 14.2(d) which would have accrued during such remainder, had this Lease not been terminated), plus (ii) the cost to Landlord of any such reletting (including, by way of example rather of limitation, any attorneys' fees, leasing or brokerage commissions, repair or improvement expenses and the expense of any other actions taken in connection with such reletting) less any monies received by Landlord with respect to such remainder from such reletting of any and all of the Leased Premises.

     (g) Recover from Tenant, an amount equal to (i) all items of accrued and unpaid Rent, (ii) all reasonable expenses (including, by way of example rather than 6f limitation, all repossession costs, management expenses, operating expenses, legal expenses and attorneys' fees) incurred by Landlord in curing or seeking to cure any default or in exercising or seeking to exercise any of Lessor's rights any remedies under the provisions of this Lease or at law or in equity on account of any default, plus (iii) interest on all such expenses, at the rate provided in Section 20.13, all of which expenses and interest shall be payable by Tenant immediately on demand therefor by Landlord.

     (h) Without terminating this Lease, maintain Tenant's rights to possession, in which case this Lease shall continue to be in effect whether or not Tenant shall have vacated the Leased Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it become due hereunder.

     (i) Any damage or loss of Rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting or termination, in a single action or in separate actions, from time to time, as said loss of Rent or damages shall accrue, or in a single proceeding deferred by Landlord or with jurisdiction reserved by the court, until expiration of the Term of this Lease (in which event Tenant hereby agrees that, at Landlord's option, the cause of action shall not be deemed to have accrued until the date of expiration of said
Term).

     (j) Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease. In the event of any anticipatory breach by Tenant of any of the covenants or provisions hereof or in the event of Tenant's default, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy under this Lease or, at law or in equity. Tenant hereby expressly waives for itself and all persons claiming by or through Tenant, any and all rights to redeem, reinstate or restore, or obtain relief from forfeiture of this Lease granted by or under any present or future law in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

     (k) In case suit shall be brought for recovery of the Leased Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept and performed, and a breach shall be established, Tenant shall pay to Landlord all costs and expenses incurred therefor, including Landlord's attorney's reasonable fees and expenses.

     (II Nothing herein contained shall limit or prejudice Landlord's right to prove and obtain as damages, by reason of any default by Tenant, an amount equal to the maximum allowed by statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved. No expiration or termination of this Lease, abandonment, re-entry by Landlord or vacancy, shall relieve Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the Leased Premises are relet), and Tenant shall remain liable to Landlord for all damages resulting from any default by Tenant. including any damage resulting from the breach by Tenant of any of its obligations to pay Minimum Rent, Percentage Rent, additional rent and any other sums which Tenant is obligated to pay hereunder.

     (m) The rights and remedies of Landlord under this Lease shall be deemed to be cumulative, and no one of such rights or remedies shall be exclusive at law or in equity of the other rights and remedies of Landlord on account of a default by Tenant, and the exercise of any one such right or remedy by Landlord shall not impair Landlord's standing, right or power to exercise any other right or remedy.

     Section 14.3. Bankruptcy. (a) Neither Tenant's interest in this Lease, nor any estate hereby created in Tenant nor any interest herein or therein, shall pass to any trustee or receiver of assignee for the benefit of creditors or otherwise by operation of law, except as may specifically be provided pursuant to the Bankruptcy Code (11 USC ss. 101 et ~.), as the same may be amended from time to time.

     (b) Rights and Obligations Under Bankruptcy Code. (1) It is understood and agreed that this Lease is a lease of real property in a Shopping Center as such lease is described in Section 365 of the Bankruptcy Code, as the same may be amended from time to time. (2) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Leased Premises, an amount equal to all Minimum Rent, additional rent and other charges otherwise due pursuant to this Lease, and to pay Percentage Rent monthly, at the Percentage Factor set forth in this Lease for the Lease Year in which such month falls, on all of the Gross Sales during such month in excess of one-twelfth (1/12th) of the Sales Break Point for such Lease Year; payment of all such Percentage Rent to be made by the tenth (10th) day of the succeeding month. (3) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional sum equal to not less than three (3) months' Minimum Rent and additional rent to be held pursuant to the terms of Section 2.4 of this lease, which sum shall be determined by Landlord, in its sole discretion, to be a necessary deposit to secure the future performance under the Lease of Tenant or its assignee; (iii) the use of the Leased Premises as set forth in Section 4.1 of this Lease and the quality, quantity and/or lines of merchandise, goods or services required to be offered for sale are unchanged; and (iv) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security.

     Section 14.4. Additional Remedies and Waivers. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now or hereafter provided by law, including but not limited to the statutes, rules, regulations and judicial decisions of the State, and all such rights and remedies shall be cumulative. No action or inaction by Landlord shall constitute a waiver of a default or termination and no waiver of default or termination shall be effective unless it is in writing, signed by Landlord.

     Section 14.5. Landlord's Cure of Default. If Tenant shall be in default hereunder, Landlord shall have the option, but not the obligation, upon three
(3) days written notice to Tenant (except in the event of any emergency, in which even no notice shall be required), to cure the act or failure constituting said default for the account of and at the expense of Tenant. Landlord's cure or attempt to cure any act or failure constituting the default by Tenant shall not result in a waiver or release of Tenant. Tenant agrees to pay Landlord interest, in accordance with Section 20.1 3 hereof, on all sums expended by Landlord pursuant to this Section 14.5 from the date of such expenditure, and Tenant agrees to pay the costs incurred by Landlord pursuant to this Section 14.5, plus a charge of fifteen percent (15%) of such costs, to Landlord upon demand, as additional rent.


                                   ARTICLE XV

                                 RIGHT OF ACCESS

     Landlord may, at any reasonable time or times, upon prior notice to Tenant (except in the event of an emergency, or if Tenant is in default under this Lease, in which event no notice shall be required), before and after the Commencement Date, enter upon the Leased Premises, any portion thereof and any appurtenance thereto (with men and materials, if required) for the purpose of:
(a) inspecting the same; (b) making such repairs, replacements or alterations which Landlord may be required to perform as herein provided or which it may deem desirable for the Leased Premises; and (c) showing the Leased Premises to prospective purchasers, lenders or lessees. Landlord hereby expressly reserves the right, exercisable at any time and from time to time, to erect, use, maintain and repair pipes, conduits, plumbing, vents, ducts and wires in, to, under and through the Leased Premises as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the Shopping Center. Any redecorating or repair necessitated by reason of location of same within the Leased Premises shall be the responsibility of Landlord. Landlord agrees to hold Tenant harmless from any damage or injury to person or property to the extent resulting from Landlord exercising its rights under this Article XV. In the exercise of its rights under this Article XV, Landlord shall use reasonable efforts to avoid material interference with the operation of Tenant's business within the Leased Premises. Landlord agrees that, except in the event of an emergency, and provided Tenant shall make an employee of Tenant available to accompany Landlord following Landlord's notice to Tenant of the necessity therefor, Landlord shall not enter the Leased Premises during the Term without an employee of Tenant accompanying Landlord's representative.

                                     DELAYS

     If Landlord or Tenant is delayed or prevented from performing any of their respective obligations during the term of this Lease because of strikes, lockouts, labor troubles, inability to procure materials, failure of power, governmental restrictions or reasons of a like nature not the fault of the party delayed in performing such obligation, then the period of such delays shall be deemed added to the time herein provided for the performance of any such obligation and the defaulting party shall not be liable for losses or damages caused by such delays; provided, however, that, subsequent to the Commencement Date, this Article shall not apply to the payment of any sums of money required to be paid by Tenant hereunder or any obligation of Landlord or Tenant that can be satisfied by the payment of money, and shall not excuse Tenant from its obligation to continuously operate its business within the Leased Premises in accordance with the provisions of Section 4.1 and 4.2 hereof.

     SEE ATTACHED RIDER FOR INSERTS

                                  ARTICLE XVII

                                   END OF TERM

     Section 17.1. Return of Leased Premises. Upon the expiration or sooner termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Leased Premises, broom-clean, in good order and condition, ordinary wear and tear excepted, and shall surrender to Landlord all keys to or for the Leased Premises and inform Landlord of all combinations of locks, safes and vaults, if any, in the Leased Premises. Subject to the provisions of Section 3.5 hereof, Tenant, at its expense, shall promptly remove all personal property of Tenant, repair all damage to the Leased Premises caused by such removal and restore the Leased Premises to the condition which existed prior to the installation of the property so removed. Any personal property of Tenant not removed within ten (10) days following the expiration or earlier termination of the Lease shall be deemed to have been abandoned by Tenant and to have become the property of Landlord, and may be retained or disposed of by Landlord, as Landlord shall desire. Tenant's obligation to observe or perform the covenants set forth in this Section shall survive the expiration or termination of this Lease.

     Section 17.2. Holding Over. If Tenant shall hold possession of the Leased Premises after the expiration or termination of this Lease, at Landlord's option
(a) Tenant shall be deemed to be occupying the Leased Premises as a tenant from month-to-month, at one hundred fifty percent (150%) of the Minimum Rent and other charges in effect during the last Lease Year immediately preceding such holdover and otherwise subject to all of the terms and conditions of this Lease, or (b) Landlord may exercise any other remedies it has under this Lease or at law or in equity including an action for wrongfully holding over.
Notwithstanding the foregoing, if Tenant is negotiating in good faith with Landlord to renew or extend the Term for the Leased Premises (or a relocation within the Shopping Center), then Tenant may occupy the Leased Premises on a month-to-month tenancy at 1/12th of the annual Minimum Rent for the last year of the Term.


                                  ARTICLE XVIII

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that if, and so long as, Tenant pays the Rent and all other charges provided for herein, and performs all of its obligations provided for herein, Tenant shall, at all times during the Term peaceably have, hold and enjoy the Leased Premises, without any interruption or disturbance from Landlord, or anyone lawfully or equitably claiming through or under Landlord, subject to the terms hereof and any mortgage or deed of trust to which this Lease shall be subordinate.

                                   ARTICLE XIX

                                    UTILITIES

     Section 19.1. Utilities. Tenant agrees to connect to and use the utilities (including electricity, water, gas, heat, condenser water, telephone and any other utility) supplied to the Leased Premises in accordance with the criteria set forth in the Exhibits attached to this Lease, Landlord's schedule of mechanical and electrical design criteria, Landlord's rules and regulations, and the rules and regulations of the utility companies supplying the service. Tenant shall be solely responsible for and promptly pay all costs and charges, including installation thereof where applicable, for all water, gas, heat, electricity, sewer and other utilities provided or used in or at the Leased Premises, commencing with the Delivery of Possession Date and continuing throughout the Term. If Landlord shall elect to supply any of the utilities used upon or furnished to the Leased Premises, Tenant agrees to pay Tenant's share of Landlord's hard and soft costs associated with the installation, operation, maintenance and repair of such utility systems, based on Tenant's estimated usage and its pro rata share of such hard and soft costs as reflected on a monthly invoice to be provided by Landlord; provided, however, in no event shall Tenant's total charges for utilities provided by Landlord exceed what Tenant would be charged by the local utility company it if were billed directly by such utility as a direct retail customer. Landlord shall not be liable to Tenant for any loss, damage or expense which Tenant may sustain if the utilities, or the quality or character of utilities used upon or furnished to the Leased Premises are no longer available or suitable for Tenant's requirements, or if the supply of any such utility ceases or is interrupted as a result of any cause and no such change, interruption or cessation of service shall constitute an eviction of Tenant. Any furnishing by Landlord of light, condenser water, heat, air conditioning or power shall be conditioned upon the availability of adequate energy sources. Landlord shall have the right to reduce heat, condenser water, lighting and air conditioning within the Shopping Center, including, without limitation, the Leased Premises and the common areas, as required by any mandatory or voluntary fuel or energy saving allocation, or any similar statute, regulation, order or program. SEE ATTACHED RIDER FOR INSERTS

     Section 19.2. Electricity, Telephone and Gas. All telephone, electric and gas (with gas being available only to food service tenants) utility required by Tenant for the Leased Premises shall (if available) be obtained by Tenant in accordance with Exhibit "D" and shall be installed by the appropriate company or utility. All charges for such utility service (including the installation thereof) shall be paid by Tenant directly to the company or utility providing any such service, as and when they become due and payable.

     Section 19.3. Trash and Garbage Removal. Tenant shall be solely responsible for trash and garbage removal from the Leased Premises including the placing of all trash and garbage in containers provided by Landlord for such purpose. In the event Landlord elects to furnish such service to the tenants in the Shopping Center, Tenant agrees to use only the service provided by Landlord and to pay for such service (including both the cost of leasing containers and the cost of removal) monthly, as additional rent, in accordance with the uniform schedule of charges to be established by Landlord. In no event shall Tenant be obligated to pay Landlord more for such trash and garbage removal service than the prevailing competitive rates of reputable independent trash removal contractors for service similar to that provided by Landlord.

     Section 19.4. Water and Sewer. The cost of water and sanitary sewer for usage in the Shopping Center shall be included in Common Area Maintenance Expenses, except for food service tenants which shall be billed directly by Landlord or by the supplier of water and sanitary service and any other tenants which are billed directly by Landlord or such supplier. Landlord reserves the right to install a water meter in the Leased Premises at any time or from time to time to measure Tenant's consumption of water therein and bill Tenant directly for the cost of such consumption. Tenant shall pay, as additional rent, the amount of each bill within fifteen (15) days after such bill is rendered.

     Section 19.5. Grease Interceptors. Landlord will arrange for regular periodic service and cleaning of all grease interceptors at Tenant's expense. Cost of service and cleaning of grease interceptors will be allocated among grease interceptors serving food court(s) and grease interceptors serving individual tenants in proportion to grease trap size. Tenants served by individual grease traps will pay the pro rata share of the cost for their grease trap. The share of grease trap service and cleaning cost app6rtioned to food court grease traps will be paid by food court tenants as part of the food court common facilities expenses.


                                   ARTICLE XX

                                  MISCELLANEOUS

     Section 20.1. Entire Agreement. This Lease together with the Exhibits, attached hereto and incorporated herein contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings, or warranties, or representations, oral or written, express or implied, between them other than as herein set forth. No change or modification of this Lease or of any of the provisions hereof shall be valid or effective unless the same is in writing and signed by the parties hereto. No alleged or contended waiver of any of the provisions of this Lease shall be valid or effective unless in writing signed by the party against whom it is sought to be enforced.

     Section 20.2. Notices. No notice or other communication given under this Lease shall be effective unless the same is in writing and is delivered in person or mailed by registered or certified mail, return receipt requested, first class, postage prepaid, or delivered by Federal Express or a comparably reliable national air courier service (i.e., one which delivers service in at least forty-eight (48) states) provided that any such courier service provides written evidence of delivery. Any such notice or communication shall be addressed:

     (a) If to Landlord, 200 East Long Lake Road, P.O. Box 200, Bloomfield Hills, Michigan 48303-0200 or to such other address as Landlord shall designate by giving notice thereof to Tenant;

     (b) If to Tenant, at the address set forth for Tenant on the Data Sheet of this Lease, or such other address as Tenant shall designate by giving notice thereof to Landlord.

     The date of service of any notice or other communication given by mail shall be the date on which such notice is deposited in the U.S. mails. The date of service of any notice given by courier service (as described above) shall be one (1) day after deposit with such courier service.

     Section 20.3. Successors. All rights and liability herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, or more than one person or entity acting collectively as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. Any restriction on or requirement imposed upon Tenant hereunder shall be deemed to extend to Tenant's Guarantor, Tenant's sublessees, Tenant's assignees and Tenant's invitees, and it shall be Tenant's obligation to cause the foregoing persons to comply with such restrictions or requirements. No rights, however, shall inure to the benefit of any assignee or other transferee of Tenant, and no rights or benefits shall be conferred upon any such assignee or transferee by reason of this Section 20.3, unless such rights or benefits shall be expressly otherwise set forth in this Lease.

     Section 20.4. Liability of Landlord. Neither Landlord, Landlord's beneficiaries, any persons or entities comprising Landlord, or any successor in interest to Landlord (or to such persons or entities) shall have any personal liability for any failure by Landlord to perform any term, covenant or condition of this Lease. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center and out of rents or other income from such property receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Shopping Center, subject, nevertheless, to the rights of Landlord's mortgagee, and neither Landlord nor any of the parties or entities comprising Landlord herein shall be liable for any deficiency. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

     Section 20.5. Brokers. Tenant warrants and represents that there was no broker or agent instrumental in consummating this Lease. Tenant agrees to indemnify and hold Landlord harmless against any claims for brokerage or other commissions arising by reason of a breach by Tenant of this representation and warranty.

     Section 20.6. Transfer by Landlord. Landlord hereunder shall have the right to freely assign this Lease without notice to or consent of Tenant.

     Section 20.7. No Partnership. Notwithstanding the fact that a portion of the rent reserved hereunder may be a percentage of Tenant's Gross Sales, and notwithstanding anything else to the contrary, Landlord shall not be deemed to be partner of Tenant or a joint venturer with Tenant.

     Section 20.8. Waiver of Counterclaims. Tenant shall not impose any counterclaim or counterclaims in a summary proceeding or other action based on termination or holdover, it being the intent of the parties hereto that Tenant be strictly limited in such instance to bringing a separate action in the court of appropriate jurisdiction. The foregoing waiver is a material inducement to Landlord making, executing and delivering this Lease and Tenant's waiver of its right to counterclaim in any summary proceeding or other action based on termination or holdover is done so knowingly, intelligently and voluntarily.

     Section 20.9. Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on, or in respect of, any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Leased Premises and/or any claim of injury or damage.

     Section 20.10. Severability. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 20.11. No Waiver. No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Tenant, and no failure by Landlord to exercise any right or remedy available upon a breach of any such term, covenant, agreement, provision, condition or limitation of this Lease shall constitute a waiver of any such breach or of any such term, covenant, agreement, provision, condition or limitation.

     Section 20.12. Consumer Price Index. As used herein, "Consumer Price Index" or "Index" shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100), U.S. City Average, All Items, published by the United States Department of Labor, Bureau of Labor Statistics (or such comparable index as may be utilized in substitution for or as the successor to the stated Index). If such Index is not published by the Bureau of Labor Statistics or by another similar governmental agency at any time during the Term, then the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord shall be utilized in lieu of such Index.

     Section 20.13. Interest. Any amount due from Tenant to Landlord herein which is not paid when due shall bear interest at a rate per annum equal to the Federal Reserve Bank discount rate as published in the Wall Street Journal on the 25th day of the month preceding the date upon which the obligation is incurred (or the next business day thereafter if the 25th is not a weekday) plus five percent (5%) unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In no event shall any interest calculated hereunder be at a rate which is higher than the maximum rate which is allowed under the usury laws of the State, which maximum rate of interest shall be substituted for the rate in excess thereof, if any, computed pursuant to this provision.

     Section 20.14. Excavation. If an excavation shall be made upon land adjacent to the Leased Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Leased Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which the Leased Premises form a part from injury or damage and to support the same by proper foundation, without any claim for damages or indemnity from Landlord, or diminution or abatement of rent.

     Section 20.15. Rules and Regulations. Tenant agrees to comply with and observe all reasonable rules and regulations established by Landlord for the Shopping Center from time to time. Tenant's failure to keep and observe such rules and regulations shall constitute a default pursuant to the terms of this Lease in the manner as if the same were contained herein as covenants, which shall carry with it the same consequences under Article XIV hereof as Tenant's failure to pay rent.

     Section 20.16. Financial Statements. Upon Landlord's written request from time to time, Tenant shall, within ten (10) days after Landlord's request therefor, furnish Landlord financial statements outlining Tenant's then current financial condition and shall furnish financial statements outlining the current financial condition of any Guarantor of this Lease. The provisions of this
Section 20.16 shall apply to financial statements of Tenant and/or Guarantor. Landlord may request financial statement(s) not more than once per Lease Year and shall use reasonable efforts to maintain all financial information provided in a confidential manner; provided, however, that Landlord may disclose such financial statements to Landlord's mortgagees or prospective mortgagees or purchasers.

     Section 20.17. General Rules of Construction. (a) This Lease may be executed in several counterparts and the counterparts shall constitute one and the same instrument. (b) Landlord may act under this Lease by its attorney or agent. (c) Wherever a requirement is imposed on Tenant hereunder, Tenant shall be required to perform such requirement at is sole cost and expense unless it is specifically otherwise provided herein. (d)(i) Wherever appropriate herein, the singular includes the plural and the plural includes the singular; (ii) whenever the word "including" is used herein, it shall be deemed to mean "including, but not limited to"; (iii) the words "re-enter" and "re-entry" as used herein shall not be restricted to their technical legal meaning. (e) Anything in this Lease to the contrary notwithstanding: (i) any provision hereof which permits or requires a party to take any particular action shall be deemed to permit or require, as the case may be, such party to cause such action to be taken; and
(ii) any provision hereof which requires any party not to take any particular action shall be deemed to require such party to prevent such action to be taken by any person or by operation of law.

     Section 20.18. Recording. Neither this Lease nor any memorandum hereof may be recorded without the express written consent of Landlord.

     Section 20.19. Effective Date. For all purposes hereof, the "Effective Date" of this Lease shall be the date upon which this Lease shall have been executed by both parties and physically delivered by Landlord to Tenant or its attorney. Prior to the Effective Date, neither this Lease nor anything hereunder contained shall be legally binding on either Landlord or Tenant, and the submission of this Lease by Landlord to Tenant prior to such Effective Date for examination or consideration by Tenant or discussion between Landlord and Tenant shall not constitute a reservation of or option for the Leased Premises or create any legal obligation or liability whatsoever on Landlord.

     Section 20.20. Headings. The captions, section numbers, article numbers and index appearing in this Lease are inserted 6nly as a matter of convenience and in no way define, limit, construe, or describe the scope of intent of such sections or articles of this Lease nor in any way affect this Lease.

     In confirmation of their agreement to enter into this Lease(including the Data Sheet, Articles I to XX. All exhibits and the Rider (if Any) attached hereto), and intending to be bound hereby, Landlord and Tenant have caused this Lease to be signed as of the day and year first above written.

In the presence of TAUBMAN AUBURN HILLS ASSOCIATES
LIMITED PARTNERSHIP, a Delaware
Partnership




TOYS INTERNATIONAL, INC.
A California corporation


ACKNOWLEDGEMENT OF LANDLORD

STATE OF

COUNTY OF

     On this 25th day of June 1998, before me personally appeared Dennis Hecht to me known to be the person who executed the foregoing Lease and acknowledged before me that he was duly authorized and did execute same on behalf of TAUBMAN AUBURN HILLS ASSOCIATES.

Notary Public: Dorothy Klusek


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                                       C-1
Exhibit "C"
Preface

     Landlord's Work - White Box Work to be performed by Landlord in constructing the Leased Premises shall be limited to those items expressly set forth below in this Section II of this Exhibit C as "Landlord's Work". (deleted) All other items of work, including the purchase and installation of all materials and equipment necessary for Tenant's use of the Leased Premises, shall be provided by Tenant at Tenant's sole expense, and shall include, but shall not be limited to, those items set forth in Section III of this Exhibit as "Tenant's Work". The building in which the Leased Premises are a part shall be designed by the architect and engineer retained by the Landlord to design and oversee construction of the Shopping Center (herein sometimes referred to as the "Project"). Construction shall meet the requirements for a fully sprinklered building in accordance with the fire protection and building code program of the local jurisdictional authority as well as any development agreement and master declaration governing the Project, if applicable. Landlord shall provide Tenant with Tenant Handbooks (Tenant Design Criteria) hereinafter referred to as the "Tenant Handbooks".

Except as otherwise provided below, Landlord shall initially construct the following:

A.    BUILDING SHELL WORK WITHIN AND AROUND THE LEASED PREMISES

        1. Shell. Landlord shall construct the building shell (building structure, insulated roof and exterior walls) in which the Leased Premises are to be located. It is expressly agreed and understood that the Leased Premises shall constitute a portion of a covered mall building.

        2. Exterior appurtenances. Public entrance features, canopies and screen walls at the exterior of the building structure shall be provided by Landlord in locations and of a design and in materials deemed appropriate by Landlord.

        3. Outside Walls. If the Leased Premises abut an exterior wall and such wall is (a) masonry or pre-cast panels, then the wall shall be unfinished on the interior or furred and finished with gypsum board, if located in sales area; (b) metal studs, then the wall shall be metal studs with insulation, and interior 5/8" gypsum board taped, sanded to 1 2'O" above the concrete floor as shown on the tenant shell drawing.

        4. Demising Partitions. Landlord shall install heavy gauge metal demis -ing studs,
             16" or 24" on center, with 5/8" gypsum board on walls dividing the Leased Premises from other premises, to a minimum of 1 2'O" above slab and ready to paint. Such walls shall be configured in a way to allow installation of Landlord's smoke venting system or HVAC return air clearances, if required. Corridor walls shall, on Tenant's side, receive drywall, rated where required, taped, spackled and ready to paint. Sound barrier batt insulation shall be installed in all demising partitions for tenants whose operations include services with noise levels higher than typical, as determined by Landlord (including, but not limited to, food service tenants and arcades).

        5. Neutral Pier. Where Landlord desires, a vertical demising strip may be located at the storefront line between stores. The center line and/or back side of said strip may or may not precisely coincide with the lease line defining the Leased Premises.

        6. Stockroom Walls. Landlord shall furnish and install metal studs 1 6" or 24" on center, with gypsum board on both sides to a height aligned with the underside of adjacent steel joists or as required to maintain HVAC return air clearances, taped, spackled and ready to paint. Landlord shall locate the stockroom wall in the Leased Premises so that the Leased Premises are configured approximately 85% sales area to approximately 15% stock area.

        7. Exterior Service/Exit Door. Where the Leased Premises abut an exterior wall or interior exit corridor, Landlord shall install one
             (1) 3'O" X 7'O" 1-3/4" hollow metal door and frame (with 1 1/2 pair butts and temporary lockset), if required by Code or Landlord's insurance carrier. The outside face of door will be finished by Landlord to match adjacent construction and shall not be modified by Tenant. The location of such door will be indicated on the Space Layout Drawing (as defined herein). Tenant's store name and space number will be applied adjacent to the door by Landlord, per Landlord's architect's specifications and shall not be modified by the Tenant.

        8. Interior Service/Exit Door. Where the Leased Premises abut an exit/service corridor, Landlord shall install one (1) 3'0" X 7'0" x 1-3/4" hollow metal door and frame (with 1 1/2 pair butts and temporary lockset), if required by Code or Landlord's insurance carrier. The hollow metal door and frame are to be finish painted on the corridor side with a color selected by Landlord. Tenant's store name and store number will be applied adjacent to the door by Landlord, per Landlord's architect's specifications and shall not be modified by the Tenant.

        9. Floor Slab. Landlord shall furnish a 4" thick slab on-grade, with smooth trowelled concrete surface. The floor elevation from the storefront lease line to 4'0" within the space will be approximately 3/4" below the finished floor elevation in the mall areas adjacent to the Leased Premises. The floor slab shall be designed for a maximum bearing capacity of 1 25 lbs. per square foot.

        10. Storefronts and Sign Bands. Landlord shall design and construct Tenant's storefront and sign band. The storefront lease line, as established by Landlord, shall be the line beyond which no element of the storefront may extend but may not necessarily follow the line of construction. The storefront furnished by Landlord shall include one entry, complete with gypsum board soffit and security closure. The width of the security closure will be as follows:

Storefront width up to 25'              8' wide
Storefront width 26'- 35'               10' wide
Storefront width 36' and up             12' wide

                                     SEE ATTACHED RIDER FOR INSERTS

             The  above  storefront  width  may  vary  with  specific   location
             restrictions. Refer to Space Layout Drawing for exact opening size.

        11. Ceiling Grid. Landlord shall provide a 2' X 4' T-bar open grid defining the ceiling plane, which shall meet the requirements of the Landlord's smoke venting system, if required. Tenant shall not alter the degree of openness of the ceiling grid.

        12. Exposed Construction. All exposed construction shall be painted in a color approved by Landlord, including, but not limited to, all steel construction, metal deck, ductwork, conduit, junction boxes, etc.

B.    FINISH WORK OUTSIDE THE LEASED PREMISES

        1. Exterior Areas. Landlord shall provide parking areas, access roads, delivery areas, drainage systems, walks, ramps, lighting, landscaping and planting, striping, signage, and other facilities and improvements, all as determined by Landlord, in the exterior common area.

        2. Interior Areas. Landlord shall provide enclosed air-conditioned and lighted malls, courts and entry-ways, lighted delivery areas, service and exit corridors, ramps, public restrooms, meter and valve rooms and all other areas, facilities and buildings used in the maintenance and operation of the Project, all as determined by Landlord.

C.    BUILDING UTILITY SYSTEMS SERVING THE LEASED PREMISES

     1. Mechanical. An air conditioning system (the "HVAC System") shall be designed and installed by Landlord in the Leased Premises in accordance with the requirements of Jurisdictional Codes. The HVAC System may be a central variable air volume, fixed temperature system serving multiple tenants or, as determined by Landlord or may be individual packaged roof-top units delivering constant volume, variable temperature air directly to the Leased Premises, at Tenant's sole cost and expense in accordance with the schedule set forth on Exhibit CC, attached hereto. The HVAC System shall include ducts, outlets, grilles and controls.

1                                    C-4

     2. Electrical. Landlord shall install an electrical system for the Leased Premises of the size and capacity described in the Tenant Handbooks. The electrical system shall include 480 volt 3 phase 3 wire service, provisions for metering, conduit, conductors, 480 volt panel, or disconnect switch, as determined by Landlord, power transformer, 1 20/208 volt panel and distribution wiring to Landlord supplied lights, outlets, and other accessories described below. Landlord shall install 2' X 4' fluorescent lay-in light fixtures based on an average of one fixture per 80 square feet of sales area and two tube strip fluorescent lighting based on an average of one fixture per 1 50 square feet of stock area. All fluorescent lighting shall be 3 lamp, glare-free type fixtures recessed and shielded with 1 8 cell metal parabolic cube reflectors. Exit signs and emergency lights shall be provided to meet Code. Landlord shall provide duplex outlets in demising walls up to one outlet every 40 feet on center. Landlord shall provide one 20 amp dedicated sign circuit with junction box to be located at the front entry of the Leased Premises, and one 20 amp dedicated cash register circuit and storefront soffit lighting wired to Tenant's electric panel. Additional duplex outlets may be provided by Landlord, at Tenant's expense.

     3. Toilet Room. If required by Landlord or Codes, Landlord shall install complete restroom facilities, including water, sanitary sewer, vent, plumbing fixture, toilet exhaust and specialty items, conforming to applicable Code and ADA requirements.

     4. Sprinkler System. Landlord shall install a hydraulically calculated fire protection sprinkler system in the Leased Premises which shall include risers, bulk mains, cross mains, branch lines and upturned sprinkler heads at the bar joists. The quantity of heads provided by Landlord will be no less than that required by Code.

     5. Telephone System. Landlord shall provide telephone service closets at various locations throughout the Project. Tenant, at Tenant's sole cost and expense, shall extend service from the service closets to the Leased Premises. Routing of the service by Tenant shall be through Tenant's rear service corridor, in Landlord-supplied bridle rings. If Tenant does not have an adjacent service corridor and/or the adjacent corridor does not abut a telephone room, a conduit shall be provided by Landlord from the Leased Premises or adjacent corridor to a corridor adjacent to a telephone room.

     6. (deleted)

D.     GENERAL PROVISIONS

     1. Minor changes in plans or specifications covering Landlord's Work which may be necessary during design and construction of the Project or affecting the Leased Premises shall not in any way invalidate the terms of the Lease or
Section II of this Exhibit C, nor shall any such change require Landlord to provide any work not described herein.

     2. Landlord shall have the right to specify or change the location, either before or after construction, of all utility lines, ducts, drains, sprinkler mains and valves, and such other facilities within the Leased Premises, as is made necessary by engineering design and/or Code requirements. The items described above shall be located so as not to materially interfere with Tenant's use of the Leased Premises (as permitted hereunder). Landlord shall have the right to relocate and specify the location of mechanical and other equipment on the roof over the Leased Premises.

     3. (deleted)

     4. Landlord shall have the right to perform, at Tenant's expense, any of Tenant's Work which, Landlord determines, in its sole discretion, must be performed (a) immediately and/or on an emergency basis for the best interest of The Project, (b) to the extent required for Landlord's compliance with Code, or,
(c) to the extent necessary to obtain any certificate of occupancy required by the Landlord or any other tenant in the Project.

                              GREAT LAKES CROSSING
                                  EXHIBIT "C-i"
                                    UTILITIES


     (Attached to and forming a Dart of Exhibit C and Exhibit D; Section references correspond to the Section numbers set forth in Exhibit C and/or Exhibit D, as noted.)

EXHIBIT C, SECTION C: LANDLORD'S WORK

A.   Building Utilities and Services

      1. Points of connection, for Tenant's use, to the following utilities in locations and sizes determined by Landlord.

         a.Tenants designated to receive Central Air Conditioning  Supply System
           (areas defined on leasing plans and Exhibit "A" of this Lease).

1.  Sanitary sewer stub.

2.  Plumbing vent stub.

3.  Domestic cold water stub.

4. Fire  protection  sprinkler  system  main and basic  sprinkler  grid.

5. Air conditioning supply duct stub.

6. Main temperature control communications loop.

7. Toilet exhaust header duct stub.

8.  Central electric utility company distribution centers (480/3PH, 3W, 60HZ).

9. Central telephone company distribution boards.

        b. Tenants designated to install individual heating, ventilating and air conditioning systems (areas defined on leasing plans and Exhibit "A" of this Lease).

           1. Sanitary sewer stub.
           2. Kitchen waste system sewer stub (if applicable).
           3. Plumbing vent stub.
           4. Domestic cold water stub.
           5. Fire protection sprinkler system main and basic sprinkler grid.
           6. Central gas utility company metering  manifolds.
           7. Central electric utility company distribution centers (480/3PH,3W, 60HZ).
           8. Central telephone company distribution boards.


EXHIBIT D. SECTION II: CRITERIA - TENANT'S WORK.

The requirements, criteria, and/or outline specifications as set forth herein represent minimum standards for the design, construction, and finish of the mechanical and' electrical systems, whether designed and/or built by Landlord or Tenant, unless otherwise indicated in specific Lease Agreements.

A.  Mechanical

      1.Plumbing:

     a. Plumbing fixtures and accessories shall be of commercial quality and shall be of a water-conserving type.

     b. Water heaters shall be electric, except Food and Beverage Service tenants where gas units may be permitted.

     c. Floor drains shall be provided in toilet rooms and kitchens and /or food service areas.

     d Food and Beverage Service tenants will be required to pipe certain fixtures into the "Kitchen Waste System" in accordance with code. Subject tenants will be required to pay their proportionate share of all costs involved in service, maintenance, repairs and/or replacement of the "Kitchen Waste System."

     e. Food and Beverage Service tenants shall further provide gas service and branch line extension from the gas meter center to and within the Leased Premises.

     f. Food and Beverage Service tenants (and certain other high water volume users) shall provide a water meter (calibrated in gallons) in an easily accessible location (or, at Landlord's direction, Tenant will install a remote reader device).

2.  Heating, Ventilating, and Air Conditioning:

    a. Tenants designated to receive Central Air Conditioning Supply System (areas defined on leasing plans and Exhibit "A" of this Lease).

               (i) The Leased Premises are served from a centrally conditioned air supply system installed by Landlord, which will deliver, during regular Shopping Center business hours, filtered, cooled air at a fixed temperature and variable volume. The system is designed to maintain the Leased Premises at 760F. + 20F. DB and 50% RH + 5% RH, when outdoor temperature is 900F. DB and 730F. WB, and Tenant's total internal sensible and latent heat gain does not exceed 1 9 BTU/hour per square foot of Leased Premises.

               (ii)Landlord has provided cooling at a rate no less than 325 sq. ft. per ton which includes ventilation and building construction loads.

               (iii)Tenant  shall  provide  its  own  supplementary   electrical
          heating equipment, should additional heating be required for the Leased Premises.

               (iv)Landlord will furnish, for installation by Tenant within its Leased Premises, Variable Air Volume Control Device(s), with electric heat, electronic operator and thermostat for same (collectively, VAV Device Sets). Tenant shall design and install the air distribution system for its Leased Premises, using the VAV Device Set(s), in accordance with Standard Project Details.

               (v) Tenant shall provide opening(s) in the partitions defining Tenant's Leased Premises (party walls) for the transfer of the return air/smoke exhaust to its respective Central System Air Handling Unit/smoke exhaust fan. Location(s) in ceiling space, details, height and sizing of the return air/smoke exhaust opening(s) will be determined by Landlord.

               (vi)Tenant shall provide exhaust fans to satisfy exhaust requirements for toilet rooms and for removal of heat or odors generated within the premises. Exhaust fans shall be located within the Leased Premises. Exhaust air discharge shall be restricted to exhaust duct locations designated by Landlord.

               (vii)Standards of design and construction shall be in accordance with latest ASHRAE and SMACNA Guides for all ductwork.

  b. Tenants designated to install individual heating, ventilating and air conditioning systems (areas defined on leasing plans and Exhibit "A" of this Lease:

               (i) Each tenant shall  provide its own  individual  system (i.e., heating, ventilation and air-conditioning equipment and controls, ducts, insulation, water supply, venting and drainage, fresh air supply and return, exhaust and make-up air, smoke control, dehumidification and humidification equipment, water saving equipment and all structural, plumbing and electrical work related thereto). All equipment shall bear UL label.

               (ii)All equipment shall be contained within Tenant's premises except rooftop air-conditioning or condensing units, make-up air units, and hood exhausters. Such equipment located on the roof shall only be located in areas designated by the Landlord to specified heights, and in accordance with Landlord's standard details for roof-mounted equipment. All power wiring, control wiring and refrigerant piping shall be installed in ceiling space and extended through roof adjacent to the equipment.

               (iii)Tenant's air handling units shall be floor-supported in Tenant's space independent of Landlord's structural system (where applicable).

               (iv)All process exhausts, hood exhausts, equipment vents, and other contaminated exhausts permitted by Landlord shall discharge vertically to the atmosphere, and be located a minimum of 20 feet horizontally from any fresh air intakes, properly dispersing odors or fumes away from same.

               (v) All supply and fresh-air ductwork shall be insulated. Space between ceiling and structure shall not be used as a return air plenum.

               (vi) All air supplied to Tenant's area by its equipment shall not migrate to the public mall or adjacent spaces.

               (vii) Standards of design and construction shall be in accordance with latest ASHRAE and SMACNA Guides.


               (viii) Tenant shall provide all process requirements, hood exhausts, make-up air supplies, equipment vents and other contaminated exhausts. When permitted by Landlord, they shall extend in ductwork through the roof. Ductwork which passes through exit corridor walls shall be completely segregated from the exit corridor, with one-hour fire rated construction enclosures.

               (ix)Tenant roof equipment shall be located in areas designated by Landlord to specified heights and in accordance with Landlord's standard details for equipment on the roof.

                    (a) Should weight or location of equipment by Tenant require supports, screens, cat walks or roof hatch and ladder, they shall be provided by Tenant in accordance with standard details. Landlord shall determine when and where the above shall be required.

                    (b)  All  above   equipment   shall  be  finish  painted  in
               accordance with Landlord's paint schedule and specifications.

                    (c) Tenant's roof equipment shall be clearly identified with
               Tenant's name.

                         (x) If a  smoke  control  system  for  the  Project  is
                    required and is to be an interrelated, centrally controlled installation, Tenant shall design and install a smoke control system within Tenant's premises which meets all applicable codes and is fully compatible with Landlord's central smoke control system, as determined by Landlord. Landlord and Tenant shall provide to each other a set of dry contacts (normally open and normally closed) signaling detection of fire, smoke and/or waterflow in each respective space.

B.  Electrical

    1. Power available for the Leased Premises is 480 volt, 3;phase, 3-wire.

    2. Installation or modification of the existing system shall conform to the following:

     a.Dry-type transformer (if required) shall be used for all 1 20/208.volt requirements.

     b.Panelboards shall be designed for 20% minimum spare ampacity (based on connected load) and 20% spare breaker space.

     c.All electrical wiring systems shall be in conduit. The' use of "BX" or "Romex" is not permitted.

               Exhibit "CC" Central Air Conditioning SUDDIV System

Some tenants, determined by Landlord, have been designated to receive a Central Air Conditioning Supply System delivering cooled, filtered, high velocity air to a supply air duct stub, at fixed temperature and variable volume during regular Shopping Center hours as determined by Landlord. The Central Air Conditioning Supply System will be installed by Landlord on behalf of Tenant. Landlord shall initially design and construct all heating, ventilating, and air conditioning systems within or directly related to the Leased Premises, proceeding from the supply air duct stub.

Operating Costs and expenses

     From and after the date the space is delivered to Tenant, Tenant agrees to pay Landlord an amount, determined by Landlord's Engineer in the manner hereinafter provided. Said amount shall include Tenant's share of all costs and expenses incurred by Landlord on Tenant's behalf in connection with said system, including but not limited to the costs and charges for operation, administration, electricity, insurance, repairs, replacement, maintenance and property taxes.

     Charges will be computed by multiplying the floor area of the Leased Premises by the applicable amounts shown in this schedule.

                                                         Annual
                     Floor Area of                   VAC Charge Rate
                    Leased Premises                       Schedule
                                                          $2.95
                                                            2.92
                                                            2.88
                                             2.84
                                             2.81
                                             2.77
                                             2.74
                                             2.70
                                             2.66
                                             2.62
                                             2.59
                                             2.55
                                             2.51
                                             2.48
                                             2.44
                                             2.40
                                             2.36
                                             2.33
                                             2.29
                                             2.2~

                                             2.18
                                             2.14
                                             2.10
                                             2.07

     SEE ATTACHED RIDER FOR INSERTS

The annual amount, hereinafter termed "Annual Ventilating and Air Conditioning Charge" or "Annual VAC Charge," will not include costs incurred by Tenant for maintenance or operation of equipment installed by Tenant. The base Annual VAC Charge is determined by a unit rate per square foot floor area of the Leased Premises from the "Annual VAC Charge Rate Schedule," and, when established in accordance with Landlord's requirements and approval, shall be paid by Tenant to Landlord in accordance with the following Section 1. Section 2 provides the basis for adjustment to the Annual VAC Charge rate, if Tenant's design load exceeds the Landlord's base standards. Section 3 provides the basis for adjustment to the Annual VAC Charge rate for increases to the operating variables.

    Up to 250 square feet 251 to 500 square feet 501 to 750 square feet 751 to 1,000 square feet 1,001 to 1,250 square feet 1,251 to 1,500 square feet 1,501 to 1,750 square feet
                  1.751to 2,000 square feet 2,001 to 2,500 square feet 2,501 to 3,000 square feet 3,001 to 3,500 square feet 3,501 to 4,000 square feet 4,001 to 4,750 square feet 4,751 to 5,500 square feet 5,501 to 6,250 square feet 6,251 to 7,000 square feet 7,001 to 7,750 square feet 7,751 to 8,500 square feet 8,501 to 9,250 square feet 9,251 to 10,000 square feet 10,001 to 12,500 square feet 12,501 to 15,000 square feet 15,001 to 17,500 square feet 17,501 to 20,000 square feet Over 20,000 square feet

     a. For the purpose hereof, the term "Base Unit Rate" shall be the rate determined from the Annual VAC Charge Rate Schedule, by using the total square foot floor area of the premises.

     b. The term "Actual Unit Rate" shall be the rate after the Base Unit Rate has been adjusted as provided by Section 2 hereof.

     c. The Actual Unit Rate is then multiplied by the total square foot floor area of the premises. The product is the Annual VAC Charge which shall be. divided into twelve (1 2) equal monthly installments hereinafter designated as the Monthly VAC Charge.

2.     Design Load Adjustment

     a. The Base Unit Rate for VAC service has been developed in part from the Design Criteria which also includes a maximum electrical heat producing load of 21 BTU per hour per square foot or 6 watts per square foot.

     The Base Unit Rate shall be increased by thereof for each watt per square foot or maximum six (6) watts per square foot, Engineer.

     ten percent (10%) or the fraction thereof in excess of the all as determined by Landlord's

     b.The Actual Unit Rate shall initially be determined by inspection of Tenant's Store Working Drawings. Landlord shall have the right to inspect the Leased Premises, and, in the event "As-Built" lighting and heat producing equipment exceeds loads indicated on initial working drawings, Landlord will adjust Actual Unit Rate on the basis of the above formula.

3.     Operating expense Adjustment

     a. The Base Unit Rate for VAC has been developed as follows:

     i. Electrical Energy: An average unit cost of electricity per kilowatt hour, including energy charge, demand charge, fuel adjustments and taxes, from applicable Detroit Edison Company rates and tariffs, with base rates effective January 22, 1 994 and surcharges effective January 1, 1 997.

     ii.All   Other   Expenses:   All  costs   and   expenses   for   operation,
administration, insurance. repairs, replacement, maintenance and property taxes accrued to said system, in effect as of January 1, 1 997.

     b. The VAC Charge shall be adjusted from time to time in accordance with the following provisions:

     i. Eighty percent (80%) of the Actual Unit Rate shall be increased by a percentage equal to the percentage increase in the previously defined average cost of electrical power per kilowatt hour.

     ii.Twenty percent (20%) of the Actual Unit Rate shall be increased during each annual period by a percentage equal to the percentage increase from the base period of the "Consumer Price Index For All Urban Consumers (1982-84 =
100), U.S. City Average, All Items," published by the United States Department of Labor, Bureau of Labor Statistics.

     iii. Landlord shall have the right to adjust retroactively and increase VAC charges for preceding periods. The adjusted Actual Unit Rate shall become the applicable rate until further adjusted by Landlord.

                                       D-1
Exhibit "D~ Preface
                             Tenant's Work - White Box

This Exhibit D is intended to describe the obligations of the Tenant in the design and construction of the Leased Premises. Landlord's work will be limited to the work described in Exhibit C. Landlord's work for Tenant in this Exhibit D will be accomplished by Landlord at Tenant's expense. The work of Tenant described in Exhibit D is intended to provide for the Leased Premises to be finished in accordance with Tenant's drawings as approved in writing by Landlord and to complete the Leased Premises to a finished condition ready for the conduct of business therein. All finished installation will be deemed incomplete until approved by Landlord.

Landlord and Tenant have a common interest in opening the Leased Premises on the Grand Opening Date. To this end, Landlord will coordinate its work with Tenant's work insofar as the schedule for such Grand Opening Date and prudent construction practice will allow and will assign one or more tenant coordinators to function as liaison between tenants and Landlord. Further to this end, Tenant and Tenant's contractors agree to abide by Landlord's Construction Rules and Regulations which may be issued from time to time. In order to insure that the Tenant's store interior, and signage design are orderly and aesthetically coordinated with Landlord's building, and to insure that Landlord's storefront and signage requirements are understood by tenants, their designers, engineers, contractors, and other representatives, Landlord has drafted and Tenant shall follow the architectural and signage criteria established in the Tenant Handbook (Tenant Design Criteria) hereinafter referred to as "Tenant Handbook". In order to insure that the Tenant's HVAC, plumbing and electrical systems are compatible and coordinated with the Landlord's building, and to insure that the Landlord's HVAC, plumbing and electrical requirements are understood by tenants, their designers, engineers, contractors, and other representatives, Landlord has drafted and Tenant shall follow the mechanical and electrical criteria established in the Tenant Handbook.

All Tenant construction shall be in accordance with the requirements of all applicable codes, ordinances, rules and regulations of all authorities having jurisdiction over the work including all requirements of the Landlord's insurance carrier. Construction shall conform to the requirements for a fully sprinklered building in accordance with the fire protection and building code program of the local jurisdictional authority as well as the Development Agreement and Master Declaration governing "The Project", if applicable. Tenant shall secure all necessary permits including, but not limited to occupancy and health department permits from the jurisdictional authorities in sufficient time to allow Tenant to open the Leased Premises on the Grand Opening Date. Tenant shall furnish to Landlord upon receipt, copies of all building permit applications, statements, amendments and the like, and all permits, inspection reports, certificates, and other documents as required by authorities having jurisdiction over The Project.

Tenant, at its sole cost and expense shall perform all work, other than work to be performed by Landlord as set forth in Exhibit C, required to complete the Leased Premises to a finished condition ready for the conduct of business therein.

Exhibit D shall govern over any inconsistencies with Exhibit C.

All of  Tenant's  work  within the Leased  Premises  performed  pursuant to this
Section I shall, for the purpose of this Lease to which this Exhibit is attached, be deemed to be improvements made to the Leased Premises by Tenant at Tenant's expense.

A.     GENERAL CRITERIA

       The criteria and outline specifications set forth herein represent minimum standards for the design, construction, and finish of the Leased Premises by Tenant.

        1. Jurisdictions and Codes. The project is being developed in and under the jurisdictions of the State, County, and the City in which The Project is located. All design and construction work shall comply with all applicable statutes, ordinances, regulations, laws and codes and the requirements pertaining to service and utilities furnished by utility companies, all applicable state, county, and local statutes and ordinances, and OSHA regulations.

        2. Permits and Approval. Prior to the commencement of construction,all building and other permits shall be obtained and posted in a prominent place within the

     Leased Premises. Landlord's written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates from Tenant's approved Store Working Drawings and Specifications, or which modifies whatsoever Landlord's building shell or utilities, or any work not explicitly shown on said Store Working Drawings and Specifications. Landlord's approval of the foregoing shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency thereof, and Tenant shall be solely responsible.

        3. Floor Loads. The slab on-grade has been designed to support a uniformly distributed superimposed load (dead plus live) of 1 25 pounds per square foot:. The allowable concentrated load which can be placed on a contact area with a 4" radius is 2,000 pounds. Any loading imposed by any of Tenant's work, either on a temporary or permanent basis, shall not exceed 1 25 lbs./s.f. ("Allowable Load").

        4. Standard Project Details. Standard Project Details, as issued by Landlord's Architect from time to time and as they pertain to Tenant Work, shall govern with respect to Tenant's Work. Such details shall be incorporated into the Tenant's Store Working Drawings and specifications for the Leased Premises.

        5. Materials. Only new, first-class materials shall be used in the construction of the Leased Premises. Used, first-class materials for interior architectural facades and fixture may be used provided such materials are noted on the Tenant's plans and approved by Landlord through field inspection.

        6. Field Conditions. From time to time Tenant is obligated to verify conditions pertaining to the Leased Premises prior to and after commencement of construction of its Leased Premises. Tenant shall coordinate its work with the work of Landlord, other tenants, and with existing conditions above, below and adjacent to the Leased Premises. Tenant shall make changes as required to accommodate such work or conditions.

        7. Tenant Handbook. Landlord shall provide Tenant with the Tenant Handbook and Tenant shall comply with all design criteria procedures for drawings, specifications, and construction, and other rules, regulations and provisions therein. To the extent, if at all, that the Tenant Handbook may conflict with the provisions of this Exhibit D, the provisions of the Tenant Handbook shall govern.

B.     ARCHITECTURAL FINISHES

     1. Floors. Tenant finish floor covering materials must be selected and adapted in thickness to correspond in elevation exactly with the level of the finished mall floor, which will be approximately 5/8" above the concrete floor of the Leased Premises at the lease line. Quality floor materials, such as carpeting, glazed or unglazed tile, wood parquet or marble, shall be used in the sales area of the Leased Premises. All flooring finish materials are subject to Landlord's approval.

     2. Storefront. Tenant's storefront will be designed and constructed by Landlord as provided in Exhibit C and as described in the Tenant Handbook.

     3.  Interior  Partitions.  All interior  partitions by Tenant within Tenant
Premises shall be metal stud with gypsum board construction, and shall be finished on all sides with taped and spackled joints. No partitions may extend above 1 2'-0" from the concrete floor without Landlord's prior written approval. Any combustible materials applied to partitions shall meet all flame spread and smoke generation requirements retardant coating if required by code. Any Tenant penetrations of rated partitions shall be specifically approved in writing by Landlord and governing authorities as a portion of the permitting process. Subject to Landlord's approval, Tenant may install drywall to a higher level if openings of sufficient size are provided to assure that the smoke venting system provided by Landlord functions as designed - see Tenant Handbook for specific requirements. ---

     4. Demising Partitions. Demising partitions are not load bearing and Tenant may not hang fixtures from them. Should Tenant require structure and/or backing to accommodate the loading of Tenant's wall hung fixture, said request shall be in writing to Landlord for approval. Additional structure and backing shall be furnished and installed by Landlord at Tenant's expense.

     No drywall shall be placed on demising partitions above 1 2'-0" without Landlord's specific approval. Above 1 2'-0", Tenant may, subject to Landlord's prior written approval, continue with wire mesh for security purposes if so indicated on Tenant's construction drawings. Tenant may, with Landlord's approval, also install drywall to a higher level if openings of sufficient size are provided to assure that the smoke venting system provided by Landlord functions as designed.

     5. Service and Exit Corridor Partitions. Any Tenant penetrations of rated partitions, and relocations and/or additions to Landlord furnished exit doors, shall be specifically approved in writing by Landlord and governing authorities as a portion of the permitting process. Any framing, cutting, and patching of the corridor wall surfaces including the building of vestibules to provide for the nonimpingement of the door into the corridor traffic way, and other work related thereto shall be coordinated and consistent with Landlord's work, including but not limited to the provision of 4'-0" high 1/4" masonite board and metal corner guards.

     6. Additional Interior Service/Exit Corridor Doors; If Tenant desires additional service access to Leased Premises other than what is provided by Landlord in Exhibit C, then Tenant shall provide and install a 3'-0" x 7'-0" x 1-3/4" 18 gauge interior hollow metal door, labeled as required, with a hollow metal 1 6 gauge frames, and all hardware, in accordance with governing codes. Any framing, cutting, and patching of the corridor wall surfaces including the building of vestibules to provide for the non-impingement of the door into the corridor traffic way, the other work related thereto shall be the responsibility of the Tenant. Hollow metal door and frame are to be finish painted on the corridor side with a color selected by Landlord. Tenant's store name will be applied adjacent to the door by Landlord, at Tenant's expense, per Landlord's Architect's specifications.

     7 Door Relocation. The relocation of any exterior Tenant door shall be performed by Landlord at Tenant's sole expense and must be coordinated with the structure of Landlord's building.

     8. Door Hardware. Tenant shall furnish and install all door locks and exit devices on all interior service doors, exterior doors, exit corridor doors, and storefronts that are furnished and installed by Tenant, using hardware recommended by Landlord in the Tenant Handbook. Tenant shall be responsible to install any special emergency detex locks or locking systems Tenant may desire on all doors in addition to locking system provided by Landlord in Exhibit C.

     9. Ceiling. Any modifications related to ceilings provided by Landlord in Exhibit C, shall be the responsibility of Tenant. All ceilings and ceiling treatments shall be of noncombustible material approved by Landlord and shall maintain the degree of openness required to preserve the operation of the smoke venting and sprinkler systems in The Project as established by the jurisdictional authority and/or as described in the Tenant Handbook.

     Tenant's ceiling shall be limited to a ceiling height not less than the Code required minimum, nor higher than the maximum heights indicated in the Tenant Handbook. The structure of Landlord's Building has been designed to accept a superimposed uniform load of three (3) pounds per square foot for the installation of Tenant's ceiling treatment, including lights. Tenant ceiling treatment installations weighing more than three (3) pounds per square foot shall be considered a proposed "modification", under the terms of "Section C, Structural". All structure hung individual loads in excess of 1 00 pounds shall be specifically approved by Landlord's Structural Engineer for location and method of support. Access (such as access panels and other openings) shall be provided by Tenant where Landlord deems necessary.

     Tenants providing ceilings with less than the required degree of openness shall provide smoke venting at Tenant's sole expense both as required by jurisdictional authorities and as described in the Tenant Handbook.

     If Tenant's interior partitions and ceiling configuration cause the requirement of additional sprinkler heads, such additional heads shall be installed by Landlord's designated contractor at Tenant's expense both as required by jurisdictional authority and Landlord's insurance carrier.

     10. Interior Finishes. All finished interior surfaces must be materials approved by Landlord for appearance. All Tenant fixtures, furniture, carpeting (including underlayment), upholstery materials, drapery and other furnishing must comply with the flammability of materials and smoke generation requirements for furniture and furnishing requirements of local jurisdictional authorities. All wood shall be fire retardant in accordance with Landlord and Code requirements. All wood in contact with the floor shall be termite retardant.

     11. Finish Hardware. If Tenant adds additional door(s) other than what is provided in Exhibit C then commercial grade finish hardware, labeled where required, shall be used throughout. All doors shall have wall or floor stops, kick plates, lock sets and push-pull plates as required. All exit doors shall have hardware as required by Code.

     12. Mezzanines. Mezzanines are not permitted.

     13. Layout and Painting of exposed Mechanical and Electrical Systems. All Tenant installed duct work, conduits, pipes and any other mechanical or electrical equipment exposed to public view from outside the Leased Premises shall be laid out and installed in a neat and orderly configuration. Tenant shall paint the above tenant improvements with a color and finish to match Landlord's finish if such improvements can be seen from Mainstreet above Tenant's storefront elevation or below the top of the storefront but visible from Mainstreet.

C.     STRUCTURAL

        1. Modifications. Any alterations, additions, and/or reinforcements to the structure of Landlord's building required to accommodate Tenant's Work, must be designed by a registered structural engineer at Tenant's expense. Tenant shall leave the structure of Landlord's building as strong or stronger than original design and with finishes unimpaired. Tenant's architect shall calculate or have calculated the structural loads caused by Tenant's improvements and submit those calculations for written approval by Landlord and Landlord's Architect prior to Tenant's construction. Landlord reserves the right to perform such work at Tenant's expense.

        2. Loading. All loads individually hung from the structure in excess of 1 00 pounds shall be specifically approved by Landlord's structural engineer for location and method of support. All loads less than 100 pounds that are individually hung from the structure shall be hung in accordance with the guidelines in the Tenant Handbook.

        3. Insulation. Tenants operating food establishments, gamerooms, arcades, video stores, record and tape stores, pet stores, salons, and any other category of business designated by Landlord are required to install a minimum of 2" sound attenuation batt.

D.     HEATING, VENTILATING AND AIR CONDITIONING

        1. Alterations. All additions and alterations, if any, to the Landlord provided HVAC system shall be designed by Tenant's Engineer and submitted to Landlord prior to commencement of Tenant's work and shall be installed by Tenant at Tenant's sole expense. All HVAC work shall comply with ASHRAE standards, Tenant Handbook, and requirements of local codes and jurisdictional authorities.

        2. Exhaust/Negative Pressure. All exhaust and make up air systems shall be by Tenant in accordance with Exhibit D and the Tenant Handbook. As determined by Landlord, all tenants producing odors within their premises shall be required to provide supplemental exhaust to the exterior of the building to keep the premises at a negative pressure relative to Mainstreet and all adjacent areas.

        3. Smoke Venting. If the authority having jurisdiction requires smoke venting from the Leased Premises because of Tenant additions to Landlord's work in Exhibit

             C, Tenant, at Tenant's expense, shall provide the complete required smoke system. All smoke venting work shall be with Landlord approval and in accordance with Tenant Handbook.

E.     ELECTRICAL

        1. Alterations. All additions and alterations, if any, to the Landlord provided electrical system shall be designed and installed by Tenant at Tenant's sole expense. All electrical work shall comply with the National Electrical Code, all local codes, the local jurisdictional authority and the requirements of the Tenant Handbook. No appurtenances, including but not limited to light fixtures, antennas, signs, etc., will be affixed to the exterior walls or roof of Landlord's Building.

       2.
                             Electrical Construction

             a. Material - All electrical materials shall meet National Electrical Code Standard, unless a better grade is required by local Code. All materials shall be new and shall bear evidence of approval by Underwriter's Laboratory (UL). All conductors shall be copper. Aluminum conductors will not be allowed.

             b. Lighting Fixtures - Recessed fixtures installed in furred spaces shall be connected by means of flexible conduit and approved fixture wire, connected to a branch circuit outlet box which is independent of the fixtures.

             c. Fluorescent Fixtures - Additional fixtures to those provided by Landlord in Exhibit C shall be provided and installed by Tenant with switch legs and local switches rated 20 amps at 277 volts. All fluorescent fixtures shall have internal protection devices. Fluorescent ballasts shall be high power factor type with individual nonresetting overload protection. Ballast harmonics may not exceed that Total Harmonic Current Distortion allowable by the electric utility. All lamps subject to public view shall have warm white deluxe or better color rendition. Cool white may be used only in storage areas not exposed to public view.

             d.     Additional  exit  signs,   lights,   and  outlets  shall  be
                    furnished and installed by Tenant to meet code based on Tenant's layout and interior partitioning.

F.     PLUMBING

        1. Alterations. All additions and alterations, if any, to the Landlord provided plumbing system shall be designed by Tenant's Engineer and submitted to Landlord prior to commencement of Tenant's Work and installed by Tenant at Tenant's sole expense. All plumbing work shall comply with all local codes and the Tenant Handbook.

        2. Penetrations. All roof and/or wall penetrations required for additional Tenant plumbing, mechanical or electrical work that are above Landlord work as described in Exhibit C and any other Landlord approved Tenant work shall be made by Landlord's designated contractor at Tenant's expense in accordance with Exhibit D and the Tenant Handbook.

G.     FIRE PROTECTION SYSTEM

     All revisions to the fire protection system required by Tenant's layout that is above Landlord work as described in Exhibit C shall be performed by Landlord's sprinkler contractor at Tenant's sole expense. Landlord's sprinkler contractor shall design system revisions in accordance with Tenant's Store Working Drawings. Such designs may involve additional heads, relocated heads, heads in refrigeration boxes, toilet rooms, and kitchen exhaust ducts, and/or at Tenant's request, heads located to conform with Tenant's ceiling pattern and layout. All design and construction shall be governed by Code and the requirements of Landlord's insurance carrier.

     Tenants may be required by local code to provide fire extinguishers, at least one of which is to be installed with in 25 feet of the Tenant's entry off Mainstreet.

       Tenant shall arrange directly with the local Telephone Company for telephone service. The local Telephone Company will bring telephone service to a point inside the Project. Tenant shall extend service, furnish, install and maintain telephone wiring and equipment within the Leased Premises to suit Tenant's requirements at Tenant's expense.

I.     SIGNAGE

     1. Requirements. Storefront signs must be illuminated during mall hours of operation.

     2. Guidelines. All signs shall be designed, constructed and located in accordance with Landlord's Sign Criteria, Exhibit E, the Tenant Handbook, and as approved by Landlord.

     3. Suite Number and Tenant Trade Name. Landlord shall furnish and install a suite number and Tenant trade name of Landlord's design at all exterior Tenant doors and interior service/exit corridor doors. Landlord shall also install suite number on the Mall storefront.

J.     FIXTURES AND FURNISHINGS

Tenant shall furnish and install in the Leased Premises all fixtures, equipment, shelving, trade fixtures, leasehold improvements, interior graphics, signs, mirrors, cornices, covers and decorative light fixtures, extinguisher as required by code, and other special effects, all as Landlord.

furnishings, decorations, portable fire approved by


     All Tenant improvements, other than mechanical equipment, ceilings, and lighting fixtures, shall be floor mounted unless written approval is obtained from Landlord.

K.     MISCELLANEOUS REQUIREMENTS

        1.   Tenant's C6ntractor.  Work undertaken by Tenant at Tenant's expense
             (a)  shall  not  be  awarded  to  Landlord's   contractor   without
             Landlord's written consent; and (b) may only be awarded to a reputable and bondable contractor or contractors licensed to do business in the State where The Project is located. Tenant's general contractor shall give Landlord a $2,000 security deposit before commencement of construction. The security deposit will be held against any damage caused by Tenant's contractor and shall be refunded when Landlord's construction punch list is completed.

             Tenant's contractor shall adhere to Landlord's policy of a drug and alcohol free workplace.

        2. Equipment Screening. Tenants requiring mechanical or electrical equipment, antennas, and the like shall not have the same placed on the roof or the exterior of the building without the prior express written approval of Landlord. Said equipment must be screened from view of the public if visible from any point within the project site. All screening materials, construction details, and construction techniques shall be approved by Landlord in writing prior to any such work by Tenant.

        3. Clean-UD. Tenant shall cause its contractors to maintain the Leased Premises in a clean and orderly condition during construction. All unusable shipping containers, packaging, and other debris shall be broken down and contained within the Leased Premises until removed on a daily basis by Tenant's contractor to containers provided by Landlord outside Landlord's Building.

             Flammable waste must be confined to covered metal containers until removed by Tenant. All usable construction material, equipment, fixtures, merchandise, etc. must always be contained within the Leased Premises. Malls, courts, arcades, public corridors, service/exit corridors and the exterior of Landlord's Building shall be kept clean at all times. If Tenant fails to clean up, Tenant hereby authorizes Landlord to clean up for Tenant at Tenant's expense.


         WB

        4. Full Payment. Tenant shall satisfy Landlord that adequate arrangements have been made to insure that all Tenant's contractors shall be paid in full for work ordered by Tenant. Tenant is advised to familiarize itself with the local mechanics lien laws and shall hold the Landlord harmless for any liens filed against the property of the Landlord for the work of the Tenant.

        5. Character of Employees. Tenant will not employ any unfit person or anyone not skilled in the work he is performing, or any workman that is incompatible with the balance of the work force or who will cause, or whose presence will cause, labor disputes or work stoppages. In the event any employee(s) of Tenant or Tenant's contractor(s) causes a labor dispute or work stoppage, Tenant expressly agrees to have such employee(s) immediately removed from The Project upon Landlord's request, and that Tenant's failure to do so shall constitute an Event of Default under the Tenant's Lease of which this Exhibit is a part.

     SECTION 2: PROCEDURE AND SCHEDULES FOR THE COMPLETION OF TENANTS PLANS AND SPECIFICATIONS

       Unless otherwise notified by Landlord, all prints, specifications, and other material to be furnished by Tenant as herein required shall be sent to: Tenant Coordinator (Address to be furnished when available). Tenant shall engage an architect ("Tenant's Architect") registered and licensed to do business in the State where the Project is located to prepare the Working Drawings and Specifications to be submitted for Landlord's approval. The fees for Tenant's Architect shall be paid by the Tenant.

       On each occasion that Tenant shall fail to submit or resubmit drawings, specifications or any amendments thereto within the time periods provided for in this Exhibit D, and such failure continues for five (5) days following notice from Landlord that such drawings, specifications or amendments thereto are overdue, Tenant shall pay to Landlord a fee as outlined below for additional coordination and other services. The payment of this fee shall not excuse Tenant from default for failure to submit or resubmit drawings or specifications and shall not preclude the exercise of default or other remedies by Landlord.

             Floor Area of Leased Premises

             1 ,500 or less sq. ft.
             1,501 - 5000 sq. ft.
             5,001 or more sq. ft.

A.     LEASE OUTLINE DRAWINGS
Applicable Amount

$ 250.00
$ 500.00
$1,000.00

       Following execution of the Lease of which this Exhibit is a part, Landlord shall furnish Tenant with two (2) prints of the Lease Outline Drawings (LOD) and a Design Criteria Handbook giving technical and design information relative to the Leased Premises along with other drawings that may be helpful to Tenant in the design of its store.

B.     STORE DESIGN DRAWINGS

        1. Within thirty (30) days of whichever of the following shall be the later to occur:
             (a) receipt of Lease Outline Drawings from Landlord or (b) the execution of the Lease, the Tenant shall submit to Landlord one (1) set of reproducible sepia prints and three (3) sets of blueline prints of Store Design Drawings, showing the intended modifications of the Leased Premises regarding design, character, and finishes. The Store Design Drawings shall comply with the design criteria of the project as described in this Exhibit D and in the Tenant Handbook and shall set forth the requirements of Tenant within the Leased Premises. Said Drawings shall include, but not be limited to the following:

             a. Architectural design of the modified space, including an elevation of Landlord's storefront showing Tenant's signage, floor plans, elevations, sections and renderings indicating material and color selections and finishes, and layout including location of fixtures both permanent and movable. Provide the weights of all items to be suspended above from the structure in excess of 100 lbs. each.



         wB

             b. Mechanical System: Any modifications to Landlord furnished equipment and its location, duct distribution system, diffuser locations, and any louvers or vents. Louvers or vents to be provided for Tenant by Landlord at Tenant's expense. Provide revised mechanical loads on forms provided by Landlord in the Tenant Handbook.

             c. Electrical System: Modifications to Landlord furnished ceiling grid, lighting fixtures, outlets, and all other existing electrical equipment. Provide revised electrical loads on forms provided by Landlord in the Tenant Handbook.

             d. Plumbing System: Floor plans showing the modified location, layout, and type of fixtures being furnished, including riser diagrams.

             e. Fire Protection System: Location of any specialty heads Tenant's architect may require.

             f. Tenant shall identify in writing all intended exceptions to the design criteria contained in the Tenant Handbook and this Exhibit D.

        2. After receipt of Store Design Drawings, Landlord shall timely return to Tenant one (1) set of Store Design Drawings with modifications and/or approval. If, upon receipt of approved Store Design Drawings bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing within seven (7) days from date of receipt of said drawings, by certified or registered mail addressed to Landlord, at the above address, and the notice address in the Lease. Unless such action is taken, it will be deemed that all comments made by Landlord on Store Design Drawings are acceptable to and adopted by Tenant.

        3. If Store Design Drawings are returned to Tenant with comments, but not bearing approval of Landlord, said Store Design Drawings shall immediately be revised by Tenant and resubmitted to Landlord for approval within seven (7) days of their receipt by Tenant.

C.     STORE WORKING DRAWINGS AND SPECIFICATIONS

        1. Store Working Drawings and Specifications shall be prepared in strict compliance with the design criteria and requirements as set forth in this Exhibit D and the Tenant Handbook and shall adhere to the Store Design Drawings as approved by Landlord. Store Working Drawings to minimum scales as called for below, and Specifications shall include, but not be limited to, the following:

     a. Key plan showing location of the Leased Premises relative to the entire mall.

     b. Floor plan at a minimum scale of 1/4" = 1'- 0".

     c. Overall sections at 1/4" = 1 '0".

     d. Reflected ceiling plan at a minimum scale of 1/4" = 1 '0".

     e. Plan, elevation, and section of storefront (if to be constructed by Tenant) at 1/4" - 1 '-0", with finish materials board including manufacturers, model numbers, color numbers, and all other identifying information. Details of storefront at 1-1/2" = 1 '0".

     f. Interior elevations at 1/4" = 1 '0".

     g. Full sections of types of partitions used at 1/2" = 1'0".

     h. Details of special conditions encountered at 1-1/2" = 1'0". Door schedule with jamb details at 1-1/2" = 1 '0".

     j. Finish and color schedules with samples.

     k. Plumbing, heating, ventilating, and cooling plans, at 1/4" = 1 '-0".

     l. Mechanical details at 1-1/2" = 1'0".

     m. Electrical plans at 1/4" = 1'0".

     n. Electrical details, fixture schedules, and one line electrical riser diagram.

     0. Mechanical and electrical load tabulations on forms provided by Landlord in the Tenant Handbook.

     p. Structural load tabulations.

     q. Specifications covering all of Tenant's Work, including, but not limited to layout of fixture location, both permanent and movable.

     r. Any and all other plans and specifications as may be required by the local fire and building authorities or other governing bodies.

        2. All Store Working Drawings and Specifications prepared by Tenant's Architect shall be submitted by Tenant in the form of one (1) set of reproducible sepia prints, specifications and three (3) sets of blueline prints to Landlord for approval within 21 days from receipt by Tenant of Landlord's written approval of Store Design Drawings.

        3. As soon as practicable after receipt of Store Working Drawings and Specifications, Landlord shall return to Tenant one (1) set of prints of Store Working Drawings and Specifications bearing Landlord's comments. If Tenant wishes to take exception thereto, Tenant may do so in writing by certified or registered mail addressed to Landlord at the above address and at the notice address in the Lease, within seven (7) days from the date of receipt of Store Working Drawings and Specifications. Unless such action is taken, it will be deemed that all comments made by Landlord on Store Working Drawings and Specifications are acceptable to and adopted by Tenant.

        4. If Store Working Drawings and Specifications are returned to Tenant with comments, but not bearing approval of Landlord, said Store Working Drawings and Specifications shall immediately be revised by Tenant and resubmitted to Landlord for approval within seven (7) days of their receipt by Tenant.

        5. "For Construction" Store Working Drawings and Specifications prepared by Tenant's Architect shall be submitted by Tenant in the form of one (1) set of mylar reproducible prints and specifications and three (3) sets of blueline prints. "For Construction" shall be marked clearly on each copy in red. Such drawings and specifications shall reflect correction of all Landlord's comments to the Store Working Drawings and Specifications returned by Landlord.

        6. Store Working Drawings shall be submitted for building permit after such drawings have been approved by Landlord in the submittal process as outlined above.

        7. Landlord and Landlord's architect shall, from time to time, be entitled to monitor Tenant's Work and shall have the right to require all work which does not comply with Tenant's approved Store Working Drawings and Specifications to be corrected within thirty
             (30) days of notification to Tenant.

     SECTION 3: PROCEDURE AND SCHEDULES FOR THE CONSTRUCTION OF THE LEASED PREMISES BY TENANT

A.     COMMENCEMENT OF CONSTRUCTION

       Tenant shall start construction of its Leased Premises not later than ten (1 0) days from either of the following dates, whichever shall be the later to occur: (1) The date of receipt by Tenant of written notice from Landlord that Landlord has substantially completed the work to be performed by Landlord under Exhibit C, and payment therefor, as required by Exhibit C is due (other than such work which cannot be performed by Landlord until Tenant makes the Leased Premises ready for the performance thereof) and that the Leased Premises are ready for Tenant's work; or (2) the date on which Landlord approves the Tenant's Store Working Drawings and Specifications for the Leased Premises. Tenant shall carry such construction to completion with all due diligence.

B.     GENERAL REQUIREMENTS

     1. Tenant shall submit to Landlord, via certified or registered mail, at least five (5) days prior to the commencement of construction the following information:

             a. Copy of building and all other permits needed to perform Tenant's Work within the Leased Premises.

             b. The names and addresses of the general, mechanical, plumbing and electrical contractors Tenant intends to engage in the construction of the Leased Premises.

        c. The actual commencement of construction date and the estimated date of completion of construction work, Fixturing work, and date of projected opening.

        d. Performance and payment bonds from Tenant's general contractor and major subcontractors, including, but not limited to the mechanical, electrical and plumbing subcontractors, in amounts satisfactory to the Landlord, to cover 100% of the contract amounts plus all change orders.

        e.   Itemized  statement  of  estimated   construction  costs  including
             architectural, engineering, and contracting fees.

        f. Evidence of insurance with a company or companies authorized to transact business in the State where The Project is located, as required below.

        g.   Tenant's General Contractor's $2,000.00 Security Deposit.

     2. Tenant shall secure, pay for, maintain, and cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and Fixturing work within the Leased Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by City, County, State or Federal laws, Codes, regulations or authorities. Tenant's Work may not commence, nor may Tenant permit its contractors and sub-contractors to commence any work, until all required insurance has been obtained and certificates of such insurance have been delivered to Landlord. Insurance policies shall name the Landlord, Landlord's Architect and General Contractor for the project as additionally insured. Certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken, without thirty (30) days written notice to Landlord. Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Leased Premises immediately if any of the coverage required herein lapses during the course of the work, in which event Tenant's Work may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to the Landlord.

     a. Tenant's General Contractor's Required Minimum Coverages and Limits of Liability.

             (1) Worker's Compensation Insurance, as required by State law, and Employer's Liability Insurance with a limit of not less than $ 1 ,000,000 (or more if required by the law 'of the State) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

             (2)    Comprehensive   General   Liability   Insurance   (including
                    Contractor's Protective Liability) in an amount not less than $5,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $5,000,000. Such insurance shall include explosion, collapse and underground (X, C and U) coverage and contractual liability coverage for personal injury, death, and damage to the property of others arising from construction at the Leased Premises, whether performed by Tenant's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

             (3) Comprehensive Automotive Liability insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's non-ownership and hired car liability endorsements, in an amount not less than $ 5,000,OOOper occurrence and $ 5,000,O00aggregate, combined single limit bodily injury and property damage liability.


  WR

     Such insurance policies shall insure the Tenant's general contractor and all subcontractors against any and all claims for bodily injury including death resulting therefrom and damage to the property of others arising from its operations at the Leased Premises or in connection with construction of the Leased Premises, whether performed by the Tenant's general contractor, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

        b.   Tenant's Insurance Requirements

             (1) Tenant shall obtain Owner's Protective Liability Insurance as will insure Tenant against any and all liability for damage from bodily injury, including death resulting therefrom, or property damage or a combination thereof which may arise from work in connection with the Leased Premises, and any other liability for damages which Tenant's general contractor and/or subcontractor are required to insure against under any provisions herein. Landlord and Landlord's Architect and General Contractor shall be named as additional insureds. Said insurance shall be provided in minimum amounts of $5,000,000 per occurrence and $5,000,000 aggregate, combined single limit bodily injury and property damage liability.

             (2) Tenant's Work Insurance: Tenant shall insure 100% of the value of the work in the Leased Premises as it relates to the building within which the Leased Premises are located, with an "all risk" perils property insurance policy or a completed value "all risk" perils Builder's Risk policy, naming the interest of the Landlord and the Tenant's general contractor and all subcontractors, as their respective interests may appear, within a radius of one hundred feet (100') of the Leased Premises.

     3. All contractors engaged by Tenant shall be licensed contractors in the State in which The Project is located possessing good labor relations, capable of performing quality workmanship and working in harmony with Landlord's General Contractor and other contractors on the job. All work shall be coordinated with the general project work.

     4. Tenant's contractors and construction shall comply in all respects with applicable federal, state and local statutes, ordinances, regulations, laws and codes. All required building and other permits in connection with the construction and completion of the Leased Premises shall be obtained and paid for by the Tenant.

     5. Tenant shall complete all work within the Leased Premises as expeditiously as possible, but in no event later than in time to open for business on the Grand Opening Date. Should Tenant fail to complete its work within this schedule, Landlord may, at Landlord's option, install temporary storefront or barricade at the Leased Premises at Tenant's expense. Temporary storefront and other work performed by Landlord, which was made necessary due to the Tenant's failure to complete its work in time for the Grand Opening Date, shall be payable to Landlord.

     6. Landlord shall have the right to perform, on behalf of and for the account of Tenant, any of Tenant's Work which Landlord deems necessary to be done on an emergency basis or which pertains to structural components, the general utility systems for the Project, roof and exterior wall penetrations, or the erection of temporary barricades and temporary signs, during construction for the period following the opening of the Project for business. Landlord will provide such work at Tenant's expense.

     7. Tenant's Work shall be subject to the inspection and approval of Landlord and Landlord's Architect.

     8. Tenant shall pay or reimburse Landlord for all costs incurred by Landlord (including deposits) for all utility meters for the Leased Premises.

     9. Upon the completion of the Tenant's Work, all facilities shall be in full use without defects.

     10. All work performed by Tenant shall be performed so as to cause no interference with other tenants and the construction and operation of The Project. Tenant will take all precautionary steps to protect its facilities and the facilities of others affected by Tenant's Work and properly police same. Construction equipment and materials are to be located within the Leased Premises and truck traffic is to be routed in and from the site, all as directed by Landlord and so as not to burden the construction and operation of The Project.

     11. Upon and from the completion of Tenant's Work in the Leased Premises and acceptance by Landlord's Architect, a minimum one-year warranty on all work, materials, and equipment shall be provided to Landlord by Tenant.

     12. Landlord shall have the right to stop Tenant's Work whenever necessary to obtain compliance with applicable building and safety codes or the approved Store Working Drawings and Specifications.

     13. Tenant and its contractors shall comply with the guidelines for Tenant work procedures and temporary construction facilities set forth in the Tenant Handbook, and Landlord's Construction Rules and Regulations which may be issued from time to time.

     14. Landlord shall have the right to order any Tenant or Tenant's contractor who willfully violates any of the above requirements to cease work, and to remove himself and his equipment and employees from The Project.

C.     TEMPORARY SERVICES AND FACILITIES DURING CONSTRUCTION

        1. Utility costs or charges for any service to the Leased Premises shall be the responsibility of Tenant from the date Tenant commences work or is obligated to commence work, whichever is earlier.

     2. If necessary, construction. for temporary

Tenant will provide temporary heat for the Leased Premises during No open burners are permitted and only electricity may be used heat.

     3. temporary Electrical Services. If electrical service is not available in the Leased Premises during construction, Landlord shall provide electrical service in an area designated by the Landlord. Tenant shall request, in writing, permission to connect temporary lines to the power source for service to the Leased Premises. Tenant shall reimburse Landlord for the Temporary Electric Services.

     4. temporary Trash Removal. During initial construction, Fixturing and stocking, Landlord shall provide trash removal service from the service areas. It shall be Tenant's responsibility to break boxes down and place trash daily in the containers provided. Trash accumulation will not be permitted overnight in the Leased Premises, mall or service/exit corridors. Tenant shall not allow trash to accumulate within the Leased Premises nor shall Tenant place any trash in the service/exit corridor or mall areas adjacent to the Leased Premises. Tenant shall reimburse Landlord for the Temporary Trash Removal.

     The period shall start with the date Tenant starts construction in its premises and ends with the date Tenant opens for business.

     In addition, Tenant shall pay any costs incurred by Landlord in removing trash from areas in and around the Leased Premises. Landlord's decision as to which Tenant is responsible for trash left outside the Leased Premises will be reasonable and equitable, and Landlord's decision will be final.

     5. Plans Review/Tenant Coordination. Landlord or its architect and/or engineer shall review Tenant's plans and specifications for compliance with the provisions of this Exhibit D and the Tenant Handbook. In addition, Landlord shall assign a Tenant Coordinator(s) to work with Tenant and Tenant's architect, engineer and contractor for the design and construction of the Leased Premises. Tenant shall reimburse Landlord for such plan review and tenant coordination.

     6. temporary Storefront. If Tenant is not open for business in the Leased Premises and Landlord's Retail Development is open, or if, in Landlord's sole judgment, Landlord determines that a temporary storefront is necessary so as not to disrupt the construction, opening or operation of any portion of The Project, then Landlord shall install, at Tenant's expense, for Tenant's use during construction a full height temporary barricade on the storefront lease line. Tenant shall reimburse Landlord for the temporary storefront. Upon completion of Tenant's construction and Fixturing in the Leased Premises, Tenant shall remove, disassemble and dispose of such temporary storefront.

     7.  Coming  Soon Sign.  If during  Tenant's  initial  construction,  tenant
Fixturing and merchandise stocking, The Project is open (or shall open) for business, Landlord will provide and install, following the earlier to occur of
(a) erection of the initial construction barricade, or (b) completion of the storefront for the Leased Premises, a "coming soon" sign on the front (barricade or storefront, as the case may be) of the Leased Premises. Landlord shall also install suite number on mall storefront. Tenant shall reimburse Landlord for providing such sign.

     8. Suite Number and Tenant Trade Name. Landlord shall furnish and install suite number and tenant trade name sign adjacent to Tenant's exterior and/or interior rear exit door(s) as well as storefront in accordance with Landlord's standard. Tenant shall reimburse Landlord for this service.

     9. The charges for Temporary Services and Facilities as described in this subsection C shall be:

             Size of Leased Premises                Landlord's Charge
             10,000/sf                              $1.00 psf

     10. The charges for all work performed or to be performed by Landlord for or on behalf of Tenant shall be due and payable within 5 days after billing by Landlord. Landlord may decline at Landlord's sole judgement to proceed with work at Tenant's expense until Landlord's receipt of payment thereof.

     D. COST PLUS ADMINISTRATION FEE WORK BY LANDLORD IN PREMISES AT TENANT EXPENSE

     The following work in Tenant's premises shall only be accomplished by Landlord in Landlord's building. The Tenant shall contract with the Landlord to furnish the following work items if required by Tenant's store design at Landlord's actual cost plus fifteen percent (1 5%) cost of administration, and the cost of any such item of work shall be payable to Landlord in full within five (5) days after receipt of invoice therefore.

     1. Opening in rated demising partitions and exterior walls provided such openings/penetrations have been approved in advance by Landlord in writing.

     2. Roof Openings. With Landlord's prior written permission, roof openings for any purpose shall include supporting structures, curbs, roof patching and flashing. Tenant shall be responsible for temporary weather protection, and installation of ducts, pipes, equipment and counter flashing. Landlord reserves the right to refuse to permit the furnishing of any openings which exceed the capability of the structural system or which in Landlord's opinion would have an appearance detrimental to Landlord's Building.

     3.  Plumbing  Service.  With  Landlord's  written  permission,   additional
sanitary sewer or relocation of sanitary sewer.

     4.  Electric  Service.  With  Landlord's  written  permission,   additional
electric service or relocation of electrical service.

     5. Storefront. With Landlord's prior written permission, changes to Landlord furnished interior and exterior storefront including but not limited to additional doors and relocation of doors.

     6. Landlord's Labor (including overtime, demurrage and waiting time) and equipment used in any work Landlord performs for Tenant.

     7. Architectural and/or Engineering Fees incurred by Landlord as a result of Tenant requesting any services in excess of the standard review services described in Section C.5.

     8. Building Department Expeditor Fees incurred by Landlord in expediting Tenant Building Permit, Controlled Inspection and other requirements for temporary and permanent Certificates of Occupancy on the building and the Tenant Premises.

     9. Building Permits Microfilming and Documentation Fees paid by Landlord on behalf of the Tenant in expediting the approval of Building Permits and other approvals of Agencies having jurisdiction.

E.     CERTIFICATE OF ACCEPTANCE

       Upon the completion of Tenant's construction and Fixturing work within its Leased Premises Tenant shall so notify Landlord in writing. Landlord, upon receipt of such notice from Tenant, shall issue a Certificate of Acceptance of said premises provided, however, that the issuing of such a Certificate shall be contingent upon all of the following:

        1. The satisfactory completion by Tenant of the work to be performed by Tenant under this Exhibit D, in accordance with good workmanship and the approved Store Working Drawings and Specifications therefor.

        2. Receipt by Landlord from Landlord's Architect of a premises acceptance letter. This letter can be issued only upon Tenant's correction of the deficiencies noted by Landlord or Landlord's Architect upon any inspection of Leased Premises.

        3. Tenant shall have furnished Landlord with waivers of liens and sworn statements, or satisfactory substitutes for same, in such form as may be required by Landlord, from all contractors, subcontractors and other persons performing labor and/or supplying materials in connection with such work showing that all of said persons have been compensated in full.

        4. Submission by Tenant to Landlord of a detailed breakdown of Tenant's final and total construction costs together with receipted invoices showing payment thereof.

        5. Submission by Tenant to Landlord of the warranties for the benefit of Landlord on the workmanship, materials, and equipment incorporated into the Leased Premises as required in Section 3.B.1 1 of this Exhibit.

Exhibit "E"
                                                    Sign Criteria
1. Tenant is required to identify the Leased Premises by a sign on the storefront. The general criteria for the design of Tenant' signage ("sign criteria") is set forth below. More specific sign criteria for The Project as a whole and certain tenants in certain designated locations such as in food courts and mall courts is set forth in the Tenant Handbook, (Tenant Design Criteria) hereinafter referred to as "Tenant Handbook".

2. Costs incurred in design, construction and installation, as well as maintenance shall be the responsibility of Tenant. The Tenant must obtain permits to erect and connect the sign from local community officials before the sign is installed.

3. It is intended that the signage be developed in an imaginative and varied manner so as to enhance the architectural treatment of the facade in general and be harmonious with the overall architecture and thematic consideration of the mall in particular. Although current signage practices of the Tenant shall be considered, they will not govern the signs to be installed.

4. Approval of signs shall be solely the right of the Landlord, and Tenant must submit all candidates for signage to the Landlord for approval in the form of working drawings before manufacturing or further assembly begins. Submission shall be to Landlord, in the form of shop drawings with all pertinent details necessary for construction and installation included. Submission shall be a minimum of ninety (90) days before proposed installation date, and tenant is expected to have sign manufactured and ready for installation within forty-five (45) days of approval by Landlord or Landlord's agent before installation, at project site. Landlord reserves the right to reject signs not conforming to approved drawings regardless of stage of completion or installation.

5. The Tenant's storefront sign shall occupy an area of the storefront facade designated in the Tenant Handbook and/or the Lease Outline Drawing, and/or by the Project Architect. The design 9f the storefront is to be considered by Tenant in the development of signage. In general, signs will be installed in the designated sign area above the entry door. Variation of this criteria shall be subject to Landlord's prior written approval, which shall be solely at the discretion of Landlord. No sign shall be installed closer than three feet (3'-0") from the end of the Tenant storefront on both sides.

6. Signage shall be limited to the name of the store. Additional elements will be considered as long as they enlarge, expand, or otherwise clarify the name of the store.

7. Signs which are comprised of unaltered sans serif typefaces are, unacceptable, as will be signs or type faces which are difficult to read.

in general,

8. The use of corporate identifications or logos will be considered, but prior use or identification with a particular sign or logo will not govern Landlord's approval for Tenant use. Tenant agrees that Landlord's rejection of particular logo or sign shall not constitute a violation of Lease by Landlord. In the case of conflict between the sign criteria and other provisions of the Lease, Tenant agrees that the sign criteria and Landlord's discretion shall prevail. Tenant shall not hold Landlord liable for damage or injury as a result of the sign criteria or the implementation of the sign criteria by agreement of both parties.

9. A variety of fabrication materials shall be considered, however construction shall be guaranteed for a period of at least five (5) years against peeling, cracking, crazing, blistering, or any other degradation of surface or materials. Tenant shall obtain, from manufacturer of the sign, a five (5) year warranty covering the condition of finished surfaces, construction and operation of sign.

10. All electrical signs shall carry approval of Underwriters Laboratories (U.L.) on all component parts and on the complete display. Maximum brightness of lit signs shall be fifty foot (50') Lamberts measured one foot (1') from the source of light. No blinking, moving or flashing lights shall be allowed. Surface lighting may be reduced in order to accentuate lit signage. There will be no special advantage in terms of visibility of internally lit over externally lit signs.

11. No exposed raceways, ballast boxes or electrical transformers will be permitted except as required to be exposed by local building codes.

12. Landlord shall not be responsible for signs improperly installed or manufactured, and those signs not meeting code requirements shall, at Tenant's expense, be removed and built to code specifications before reinstallation. Signs meeting Landlord's sign criteria, but not meeting local code requirements, shall be the responsibility of Tenant, and Tenant agrees not to hold Landlord liable for costs due to conflict between these sign criteria and code, should such conflict exist under present code or due to future changes in code.

13. Notwithstanding anything herein contained to the contrary, Tenant shall have the right to replace any existing sign(s) of said Tenant as long as such replacement meets the sign criteria listed within this document, the Tenant Handbook, and is accompanied by Landlord's prior written approval prior to installation.

14. No other signs of any type or purpose, permanent or temporary, shall be permitted to be displayed upon the facade, windows or within the dimension prescribed in Section 4.3 of the Lease, behind an unobstructed window unless and until such sign has been submitted to Landlord and has received Landlord's prior written approval. Landlord shall be the sole judge of what constitutes an unobstructed window. Removal of signage of any type installed without Landlord approval shall be mandatory before said sign shall be considered by Landlord for installation.

15. Landlord shall not be required to approve signage for any reason other than conformance with the sign criteria in this Exhibit E and the Tenant Handbook Scheduled opening dates and other time constraints shall not be reason to approve signage which Landlord otherwise would consider unsuitable for manufacture or installation. Tenant agrees not to hold Landlord liable for any damage caused to Tenant due to signage or lack of signage as a result of Landlord's insistence upon conformance with the sign criteria or the Landlord's withholding of approval of submitted signage.

16. In the event that Tenant is unable to supply satisfactory signage design by the Fixturing period of Tenant's store, Landlord shall have the option of providing such design. In such a case, Tenant agrees to pay prior to store opening 'all expenses involved in the design, manufacture, and installation of said signage plus 15% cost of administration, and Tenant agrees to waive rights to reject said signage and agrees not to oppose installation of said signage.

17. Signage indicated on drawings and mechanicals submitted for reasons other than signage evaluation (as described in this Exhibit E and the Tenant Handbook) shall not constitute a signage submittal. No approval of such drawings and mechanicals shall constitute approval of signage.

18. Food Court Tenants shall be permitted to install one menu board within the Leased Premises subject to Landlord's prior design review and written approval. Refer to the Tenant Handbook for type, size and location allowed.

19.    Procedure for Submittal and Approval of Sign Drawings:

     a. Approval of store design drawings or working drawings and specifications for Tenant's Leased Premises does not constitute approval of any sign work. Approval of signs shall be solely the right of Landlord, and Tenant must submit all candidates for signage to the Landlord for approval in the form of sign designer's working drawings and/or manufacturer's shop drawings before manufacturing or assembly begins. Drawings by Tenant, its architect or anyone not qualified to produce signage drawings are not acceptable. At the same time as Tenant's initial submission of store working drawings and specifications to Landlord, Tenant shall submit one (1) set of reproducible prints and specifications and three (3) sets of blue prints, along with samples of all material and colors, for all its proposed sign work. The drawings shall clearly show location of sign on storefront elevation drawing, size and stroke dimensions, graphics, color, construction, and attachment details. Full information regarding electrical load requirements and brightness in footcandles shall also be included. Landlord reserves the right to reject signs not conforming to approved drawings regardless of state of completion or installation.

     b. As soon as practical after receipt of the sign drawings, Landlord shall return to Tenant one (1) set of such sign drawings with the suggested modifications and/or approval. If, upon receipt of approved sign drawings bearing Landlord's comments, Tenant wishes to take exception thereto, Tenant may do so in writing, by certified or registered mail addressed to Landlord within seven (7) days from the date of Tenant's receipt of such sign drawings. Unless such action is taken, it will be deemed that all comments made by Landlord on the sign drawings are acceptable to and approved by Tenant.

     c. If sign drawings and specifications are returned to Tenant with comments, but not bearing approval of Landlord; said drawings and specifications shall be revised immediately by Tenant and resubmitted to Landlord for approval within seven (7) days of their receipt by Tenant.

            Exhibit "G" COMMENCEMENT AND EXPIRATION DATE DECLARATION


LANDLORD:

TENANT:

LEASE DATE:

STORE NUMBER:

     Tenant acknowledges and agrees that the Commencement Date of the above referenced Lease is __________________________________________ and the term of the Lease expires on



                                     TENANT:



                                       By:

                                      Its:
1/2

     1 Toys nte,national/GfeatLakescrossingl5 15gB RIDER ATTACHED TO AND MADE A PART OF LEASE DATED JUNE 25, 1998, ENTERED INTO BY AND BETWEEN TAUBMAN AUBURN HILLS ASSOCIATES LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP, AS LANDLORD, AND TOYS INTERNATIONAL1 INC., A CALIFORNIA CORPORATION, AS TENANT.

     This Lease is hereby modified and supplemented as set forth herein. Any conflict between a term, condition or provision contained in this Rider with any term, condition or provision contained in the printed Lease Agreement shall be resolved in favor of this Rider.


     Section 1.1(a): On page 1, line 8, in place of the deletion, insert "Great Lakes Crossing" On page 1, line 1 0, in place of the deletion, insert "Michigan"

     Section 1.2:

     On page 2, line 31, in place of the deletion, insert "January"


     On page 2, line 32, in place of the deletion, insert "February"

At the end of the Section, insert "In the event Tenant does not achieve Gross Sales (as herein defined) of at least Two Hundred Fifty and 00/1 0Oths Dollars ($250.00) per square foot of floor area in the Premises, in the period between the twenty-fifth (25th) and thirty-sixth (36th) months of the term hereof, then Tenant shall, for a period of thirty (30) days after the close of such thirty-sixth (36th) month, have the option, upon ninety (90) days prior written notice to Landlord, of terminating this Lease; provided, however, that Tenant shall not be entitled to terminate this Lease if Tenant shall have been, or is, in default of this Lease. Any such notice to terminate shall be accompanied by a certified statement of Tenant's actual Gross Sales for such period. From and after the effective date of Tenant's notice to terminate, this Lease shall be of no further force or effect, subject, however, to the payment by Tenant to Landlord of all sums then due and owing or having accrued to Landlord. In the event that Tenant fails to exercise its option to terminate this Lease within the required time period, then such option shall, upon expiration of the applicable period, become null and void and be of no further force or effect. Tenant shall only be permitted to exercise its option to terminate this Lease for failure to achieve certain Gross Sales during a particular time period if Tenant shall have operated its business in accordance with the requirements of
Section 4.2 on each day during the entire time period in question. At Landlord's sole option, the above stated Gross Sales figure shall be reduced by 1/360th for each day during the above stated time period that Tenant shall not have operated its business in the leased premises."

     Section 1.3: On page 2, line 59, in place of the deletion, insert "November 12, 1 998"

     Section 1.4: On page 2, line 63, in place of the deletion, insert "Except for delays as described in Article XVI and provided that Tenant has been given the thirty (30) day Fixturing Period, in"

(deleted)

     Section  2.5: On page 5, line 6, in place of the  deletion,  insert  "tenth
(10th)"

     Section 3.2: At the end of the Section, insert" Provided that Tenant shall not be in default under this Lease, then, Landlord shall pay to Tenant, as a Tenant inducement, the sum of One Hundred Fifty Thousand and O0/lOOths Dollars ($150,000.00), within sixty (60) days following the Commencement Date of this Lease and Tenant's opening for business. In the event that this Lease is terminated prior to expiration of the stated lease term, Tenant shall immediately repay to Landlord an amount equal to the then unamortized portion of the Tenant inducement paid to Tenant, which amortization shall be on the straight-line basis over the full stated lease term. The cost of Tenant's leasehold improvements pursuant to Section 1.1(b) hereof shall be less the amount of such Tenant inducement."

     Section 4.8: On page 8, line 70, after the word "miles", insert ", with reference to outlet stores only,"

     Section 5.2(b): At the end of the subsection, insert "Tenant's proportionate share of Common Area Maintenance Expenses per square foot of floor area in the Leased Premises for the first full Lease Year of the Term shall not exceed Ten and 00/1 O0ths Dollars ($10.00) per square foot. It is further understood and agreed that the Tenant's proportionate share of Common Area Maintenance Expenses per square foot during each Lease Year shall in no event increase by more than five percent (5%) over such share for the previous Lease Year."

     Section 7.1: At the end of the Section, insert "Taxes shall include, without limitation, the so-called 'Michigan Single Business Tax' of Landlord as the same presently exists and as the same may be amended in whole or in part from time to time."

     Section 7.2: At the end of the Section, insert "Tenant's proportionate share of the Taxes per square foot of floor area in the Leased Premises for the first full Lease Year of the Term shall not exceed Four and 00/100ths Dollars ($4.00) per square foot. It is further understood and agreed that the Tenant's proportionate share of Taxes per square foot during each Lease Year shall in no event increase by more than five percent (5%) over such share for the previous Lease Year."

     Section 8.4: On page 13, line 52, after the word "Harmless.", insert "Except with respect to the negligence or willful misconduct of Landlord, its agents or employees (unless covered or required to be covered by Tenant's insurance),"

     At the end of the Section, insert "Landlord hereby indemnifies and agrees to save harmless Tenant, its officers, directors, partners, employees and agents from and against any and all claims, actions, damages, liabilities, costs and expenses, including attorneys' fees, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in the common areas of the Shopping Center unless caused by the negligence or willful misconduct of Tenant, its agents, contractors, employees, officers, directors, partners, subtenants or concessionaires."

     Section 9.2: "Reconstruction"

     On page 14, lines 49, 52,53, 54 and 55, after the word "Landlord's", insert

     On page 14, line 55, after the word "Tenant's", insert "Reconstruction"

     On page 14, line 61, in place of the first deletion, insert ""Landlord's Reconstruction Work" shall be all work required to"

     On page 14, line 61, in place of the second deletion, insert "the"

     On page 1 4, line 62, after the word "Landlord", insert "pursuant to Exhibit C and Exhibit D,"

     On page 14, line 66, after the word "thereof.", delete the period and insert "("Tenant's Reconstruction Work")"

     Section 11.1(b): On page 16, line 6, after the word "is", insert "publicly"

     Section  13.2:  On page 1 8,  line 1 5, in  place of the  deletion,  insert
"Upon"

     Section 14.1: On page 19, line 27, in place of the deletion, insert "(i) a default which results in a total monetary outstanding balance on excess of $20,000.00 or (ii) a default pursuant to Section 14.1 (a) (iii) of this Lease,"

     On page 19, line 29, after the word "upon", insert "ten (10) days prior"

     On page 19, line 30, after the word "Lease", insert "(unless the default is cured within the ten [10] day period after notice)"

     Article XVI: On page 22, line 7, after the word "restrictions", insert "or delays in issuing permits (provided that the delays do not result from Tenant's actions or failure to act)"

     Section 19.1: At the end of the Section, insert "Tenant shall be solely responsible for and shall promptly pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Leased Premises. So long as Landlord shall furnish all electricity required for the conduct of Tenant's business, Tenant agrees to purchase such electricity from Landlord and to pay for same on the following basis: (i) Landlord, at its sole expense, will provide and install appropriate meters at Tenant's Leased Premises for measuring Tenant's consumption of electricity. Accuracy of meters supplied by Landlord shall be maintained by Landlord within the limits prescribed by the applicable public utility commission regulations. (ii) Landlord will render monthly statements of charges to Tenant for Tenant's consumption of electricity for the previous month. Charges for electricity shall be at the same rates, terms and conditions as rates, terms and conditions for comparable service from the local public utility company servicing the Shopping Center as filed from time to time with the applicable public utility commission. Tenant agrees to pay such charges within ten (10) days of the date of such statement. In no event shall Landlord charge Tenant rates which are higher than the rates of such local public utility company for service comparable to that furnished to Tenant. Landlord shall also have the right to periodically estimate the monthly amount required to be paid by Tenant to Landlord with respect to such service provided by Landlord and such estimated monthly amount shall be paid by Tenant on the first day of each calendar month, in advance, at the place and in the manner specified for payments of Minimum Rent hereunder. Landlord shall have the right to change such estimated amount at any time and from time to time, by notice to Tenant. If the total of the estimated monthly payments made by Tenant for any lease year or calendar year shall be less than the actual amount due from Tenant pursuant to the provisions of this Section, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the actual amount due within ten (10) days after submission to Tenant of Landlord's statement and invoice therefor; and if the total of the estimated payments made by Tenant for any such year shall exceed the actual amount due from Tenant, the excess amount paid shall be credited against the next payment due from Tenant to Landlord under this Section. Landlord, at any time at its option and upon not less than one hundred eighty (180) days' prior written notice to Tenant, may discontinue the furnishing of electricity to the Leased Premises and in such case, Tenant shall contract for the supply of such electricity with the public utility company supplying electricity to the neighborhood and Landlord shall permit its equipment, to the extent available (other than high-voltage transformers and meters), suitable and safely capable therefor, to be used for the purpose of supplying such electricity. Notwithstanding any other provisions of this Lease, the value of, or (as applicable) the rate for, each utility furnished by Landlord, which utility shall be subject to regulation by a public agency, shall be computed for the purposes of this Lease in accordance with the maximum rate schedules which would be applicable if Tenant were at the time a direct customer of the applicable public utility company serving the Shopping Center (subject to any separate rate schedules for utility services as may be included in the exhibits to this Lease). The value of, or (as applicable) the rate for, any nonregulated utility service provided by Landlord shall be computed at the prevailing rates which would be paid by Tenant for direct comparable service from contractors in the local area, except to the extent that specific rates are otherwise set forth in this Lease. The public utility corporation referred to in this Section 1 9.1 shall be the utility company named in Exhibit CC attached hereto (if any), or the successor to such company or such other company designated by Landlord."

     Exhibit C: On page C-2, line 30, insert "Notwithstanding the foregoing, the Leased Premises shall have one (1) closure of fifteen foot (1 5') width."

                                   Exhibit CC:

     On page 1, line 47, in place of the deletion, insert "1.51"

     On page 1, line 48, in place of the deletion, insert "1.47"


In the Presence of: TAUBMAN AUBURN HILLS ASSOCIATES
LIMITED PARTNERSHIP,
a Delaware partnership


By:
Its: Authorized Agent

LANDLORD










TENANT
TOYS INTERNATIONAL, INC.,
a California corporation


By:

Name:

Title:

                                    GUARANTY

     Annexed to and forming a part of Lease dated June 25, 1998 by and between

              TAUBMAN AUBURN HILLS ASSOCIATES LIMITED PARTNER~SHIP,
                 Landlord, and TOYS INTERNATIONAL, INC., Tenant.

     The undersigned, PLAY CO. TOYS & ENTERTAINMENT CORP., a Delaware corporation (hereinafter sometimes referred to as the "Guarantor" or "Guarantor(s)"), whose address is 550 Rancheros Drive, San Marcos, California 92069, in consideration of the leasing of the leased premises described in the annexed Lease ("Lease") to the above named Tenant ("Tenant"), does hereby covenant and agree as follows:

     A. The undersigned does hereby absolutely, unconditionally and irrevocably guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, at its expense, shall on demand of said Landlord ("Landlord") fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's demand pay to Landlord any and all sums due to Landlord, including (without limitation) all interest on past due obligations of Tenant, costs advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation costs), that may arise in consequence of Tenant's default. The undersigned hereby waives all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach or nonperformance by Tenant.

     B. The obligations of the undersigned hereunder are independent of, and may exceed, the obligations of Tenant. A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The undersigned waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord's power whatsoever, any right to complain of delay in the enforcement of Landlord's rights under the Lease, and any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

     C. This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under, the Lease. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned hereunder shall be based upon the obligations of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned. For the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the leased premises, as fully as if any of the same were the named Tenant under the Lease.

     D. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given as security for Tenant's obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease or terminated the Lease.

     E. This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

     F. If this Guaranty is signed by more than one party, or if more than one Guaranty shall be given as security for the performance of Tenant's obligations under the Lease, then the obligations of such parties and any other guarantors shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors.

     G. This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the undersigned. Landlord may, without notice, assign this Guaranty in whole or in part.

     H. In the event that Landlord should institute any suit against the undersigned for violation of or to enforce any of the covenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect the intervening party's interest or rights hereunder, Landlord shall receive from the undersigned all costs and expenses paid or incurred by Landlord in connection therewith, including, without limitation, the fees of its attorney(s), to be determined by the court and taxed as a part of the costs therein.

     I. The undersigned hereby waives trial by jury in any action, proceeding or counterclaim brought by any person or entity with respect to any matter whatsoever arising out of or in any way connected with: this Guaranty; the Lease; any liability or obligation of Tenant in any manner related to the leased premises; any claim of injury or damage in any way related to the Lease or the leased premises; any act or omission of Tenant, its agents, employees, contractors, suppliers, servants, customers or licensees; or any aspect of the use or occupancy of, or the conduct of business in, on or from the leased premises. The undersigned shall not impose any counterclaim or counterclaims or claims for set-off, recoupment or deduction of rent in any action brought by Landlord against the undersigned under this Guaranty. The undersigned shall not be entitled to make, and hereby waives, any and all defenses against any claim asserted by Landlord or in any suit or action instituted by Landlord to enforce this Guaranty or the Lease. In addition, the undersigned hereby waives, both with respect to the Lease and with respect to this Guaranty, any and all rights which are waived by Tenant under the Lease, in the same manner as if all such waivers were fully restated herein. The liability of the undersigned under this Guaranty is primary and unconditional.

     J. The undersigned shall not be subrogated, and hereby waives any and all rights of subrogation (if any), to any of the rights of Landlord under the Lease or otherwise, or to or in the leased premises thereunder, which may arise by reason of any of the provisions of this Guaranty or by reason of the performance by the undersigned of any of its obligations hereunder. The undersigned shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by the undersigned pursuant to this Guaranty.

     K. Any default or failure by the undersigned to perform any of its obligations under this Guaranty shall be deemed to be an immediate default by Tenant under the Lease.

     L. The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.


     IN WITNESS WHEREOF, the undersigned has executed this Guaranty this day of _____ 19

WITNESSES:

PLAY CO. TOYS & ENTERTAINMENT CORP., a Delaware corporation